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                                 AMENDED AND RESTATED
                             LOAN AND SECURITY AGREEMENT

                              DATED as of March 1, 1995

                                       between

                                 THE NORTH FACE, INC.

                                     as Borrower,

                                         and

                               HELLER FINANCIAL, INC.,

                               as Agent and as a Lender


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

                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1 DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.1   Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . . .  1
    1.2   Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . 18
    1.3   Other Definitional Provisions. . . . . . . . . . . . . . . . . . . 19

SECTION 2 LOANS AND COLLATERAL . . . . . . . . . . . . . . . . . . . . . . . 20
    2.1   Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
          (A) Term Loan. . . . . . . . . . . . . . . . . . . . . . . . . . . 20
          (B) Revolving Loan . . . . . . . . . . . . . . . . . . . . . . . . 21
          (C) Seasonal Overadvance Facility. . . . . . . . . . . . . . . . . 22
          (D) Eligible Collateral. . . . . . . . . . . . . . . . . . . . . . 22
          (E) Borrowing Mechanics. . . . . . . . . . . . . . . . . . . . . . 24
          (F) Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26
          (G) Lender Letters of Credit and Risk Participation Agreements . . 26
              (1) Maximum Amount . . . . . . . . . . . . . . . . . . . . . . 26
              (2) Reimbursement. . . . . . . . . . . . . . . . . . . . . . . 26
              (3) Conditions of Issuance . . . . . . . . . . . . . . . . . . 27
              (4) Request for Letters of Credit. . . . . . . . . . . . . . . 27
          (H) Other Letter of Credit and Guaranty Provisions . . . . . . . . 27
              (1) Obligations Absolute . . . . . . . . . . . . . . . . . . . 27
              (2) Nature of Agent's and Lenders' Duties. . . . . . . . . . . 28
    2.2   Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
    2.3   Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
          (A) Agent's Fee. . . . . . . . . . . . . . . . . . . . . . . . . . 33
          (B) Unused Line Fee. . . . . . . . . . . . . . . . . . . . . . . . 33
          (C) Letter of Credit and Guaranty Fees . . . . . . . . . . . . . . 33
          (D) Prepayment Fees. . . . . . . . . . . . . . . . . . . . . . . . 33
    2.4  Payments and Prepayments. . . . . . . . . . . . . . . . . . . . . . 34
          (A) Manner and Time of Payment . . . . . . . . . . . . . . . . . . 34
          (B) Mandatory Prepayments. . . . . . . . . . . . . . . . . . . . . 34
              (1) Overadvance. . . . . . . . . . . . . . . . . . . . . . . . 34
              (2) Seasonal Overadvances. . . . . . . . . . . . . . . . . . . 34
              (3) Proceeds of Asset Dispositions and Securities Sales. . . . 35
          (C) Voluntary Prepayments and Repayments . . . . . . . . . . . . . 35
          (D) Payments on Business Days. . . . . . . . . . . . . . . . . . . 35
    2.5   Term of this Agreement . . . . . . . . . . . . . . . . . . . . . . 36
    2.6   Statements; Application of Payments. . . . . . . . . . . . . . . . 36
    2.7   Grant of Security Interest . . . . . . . . . . . . . . . . . . . . 36

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                                                                            ----
    2.8   Capital Adequacy and Other Adjustments . . . . . . . . . . . . . . 37
    2.9   Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
          (A) No Deductions. . . . . . . . . . . . . . . . . . . . . . . . . 37
          (B) Changes in Tax Laws. . . . . . . . . . . . . . . . . . . . . . 38

SECTION 3 CONDITIONS TO EFFECTIVENESS; CONDITIONS TO LOANS . . . . . . . . . 41
    3.1   Conditions to Effectiveness of this Agreement and to Loans on the Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . 41
          (A) Closing Deliveries . . . . . . . . . . . . . . . . . . . . . . 42
          (B) Security Interests . . . . . . . . . . . . . . . . . . . . . . 42
          (C) Repayment For Term Loan. . . . . . . . . . . . . . . . . . . . 42
          (E) Fees and Costs . . . . . . . . . . . . . . . . . . . . . . . . 42
          (F) Corporate Authorization and Opinions . . . . . . . . . . . . . 42
          (G) Subordinated Debt Documents. . . . . . . . . . . . . . . . . . 42
    3.2   Conditions to all Loans and Lender Letters of Credit . . . . . . . 43
          (A) Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . 43
          (B) Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . 43
          (C) Representations and Warranties . . . . . . . . . . . . . . . . 43
          (D) No Default . . . . . . . . . . . . . . . . . . . . . . . . . . 43
          (E) Performance of Agreements. . . . . . . . . . . . . . . . . . . 43
          (F) No Prohibition . . . . . . . . . . . . . . . . . . . . . . . . 43
          (G) Margin Regulations . . . . . . . . . . . . . . . . . . . . . . 43
          (H) No Litigation. . . . . . . . . . . . . . . . . . . . . . . . . 43
          (I) No Material Adverse Change . . . . . . . . . . . . . . . . . . 44

SECTION 4 BORROWER'S REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . 44
    4.1   Organization, Powers, Capitalization . . . . . . . . . . . . . . . 44
          (A) Organization and Powers. . . . . . . . . . . . . . . . . . . . 44
          (B) Capitalization . . . . . . . . . . . . . . . . . . . . . . . . 44
    4.2   Authorization of Borrowing and Acquisition, No Conflict. . . . . . 44
    4.3   Financial Condition. . . . . . . . . . . . . . . . . . . . . . . . 45
    4.4   Indebtedness and Liabilities . . . . . . . . . . . . . . . . . . . 45
    4.5   Account Warranties . . . . . . . . . . . . . . . . . . . . . . . . 45
    4.6   Names. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
    4.7   Locations; FEIN. . . . . . . . . . . . . . . . . . . . . . . . . . 46
    4.8   Title to Properties; Liens . . . . . . . . . . . . . . . . . . . . 46
    4.9   Litigation; Adverse Facts. . . . . . . . . . . . . . . . . . . . . 46
    4.10  Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . 46
    4.11  Performance of Agreements. . . . . . . . . . . . . . . . . . . . . 47
    4.12  Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . 47
    4.13  Intellectual Property. . . . . . . . . . . . . . . . . . . . . . . 47

                                                                            Page
                                                                            ----

    4.14  Broker's Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . 47
    4.15  Environmental Compliance . . . . . . . . . . . . . . . . . . . . . 47
    4.16  Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
    4.17  Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
    4.18  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
    4.19  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . 48
    4.20  Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . 48
    4.21  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
    4.22  Use of Proceeds and Margin Security. . . . . . . . . . . . . . . . 49
    4.23  Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . 49
    4.24  Governmental Regulation. . . . . . . . . . . . . . . . . . . . . . 49
    4.25  Purchase Agreement; Transaction Documents;
          Existing Credit Agreement. . . . . . . . . . . . . . . . . . . . . 49
    4.26  TNF Canada . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49

SECTION 5 AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . 50
    5.1  Financial Statements and Other Reports. . . . . . . . . . . . . . . 50
          (A) Monthly Financials . . . . . . . . . . . . . . . . . . . . . . 50
          (B) Quarterly Financials . . . . . . . . . . . . . . . . . . . . . 50
          (C) Year-End Financials. . . . . . . . . . . . . . . . . . . . . . 51
          (D) Accountants' Certification and Reports . . . . . . . . . . . . 51
          (E) Compliance Certificate . . . . . . . . . . . . . . . . . . . . 51
          (F) Borrowing Base Certificates, Registers and Journals. . . . . . 51
          (G) Reconciliation Reports, Inventory Reports and Listings
              and Agings . . . . . . . . . . . . . . . . . . . . . . . . . . 52
          (H) Management Report. . . . . . . . . . . . . . . . . . . . . . . 52
          (I) Appraisals . . . . . . . . . . . . . . . . . . . . . . . . . . 52
          (J) Government Notices . . . . . . . . . . . . . . . . . . . . . . 53
          (K) Events of Default, etc.  . . . . . . . . . . . . . . . . . . . 53
          (L) Trade Names. . . . . . . . . . . . . . . . . . . . . . . . . . 53
          (M) Locations. . . . . . . . . . . . . . . . . . . . . . . . . . . 53
          (N) Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . 53
          (0) Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . 53
          (P) Budgets. . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
          (Q) Subordinated Debt and Equity Notices . . . . . . . . . . . . . 54
          (R) Other Information. . . . . . . . . . . . . . . . . . . . . . . 54
    5.2   Access to Accountants. . . . . . . . . . . . . . . . . . . . . . . 54
    5.3   Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
    5.4   Collateral Records . . . . . . . . . . . . . . . . . . . . . . . . 54
    5.5   Account Covenants; Verification. . . . . . . . . . . . . . . . . . 54
    5.6   Collection of Accounts and Payments. . . . . . . . . . . . . . . . 55
    5.7   Endorsement. . . . . . . . . . . . . . . . . . . . . . . . . . . . 55
    5.8   Corporate Existence. . . . . . . . . . . . . . . . . . . . . . . . 56

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                                                                            Page
                                                                            ----

    5.9   Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . . . 56
    5.10  Maintenance of Properties; Insurance . . . . . . . . . . . . . . . 56
    5.11  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . 56
    5.12  Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . 56
    5.13  Collateral Locations . . . . . . . . . . . . . . . . . . . . . . . 57
    5.14  Bailees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
    5.15  Mortgages; Title Insurance; Surveys. . . . . . . . . . . . . . . . 57
          (A) Mortgaged Property . . . . . . . . . . . . . . . . . . . . . . 57
          (B) Title Insurance. . . . . . . . . . . . . . . . . . . . . . . . 58
          (C) Surveys. . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
    5.16  Canadian Accounts. . . . . . . . . . . . . . . . . . . . . . . . . 58
    5.17  [Intentionally omitted]. . . . . . . . . . . . . . . . . . . . . . 58
    5.18  [intentionally omitted]. . . . . . . . . . . . . . . . . . . . . . 58
    5.19  Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
    5.20  Post-Closing Deliveries. . . . . . . . . . . . . . . . . . . . . . 58

SECTION 6 FINANCIAL COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . 59
    6.1   Tangible Net Worth . . . . . . . . . . . . . . . . . . . . . . . . 59
    6.2   Minimum EBITDA . . . . . . . . . . . . . . . . . . . . . . . . . . 59
    6.3   Capital Expenditure Limits . . . . . . . . . . . . . . . . . . . . 60
    6.4   Fixed Charge Coverage. . . . . . . . . . . . . . . . . . . . . . . 60
    6.5   Total Interest Coverage. . . . . . . . . . . . . . . . . . . . . . 60
    6.6   Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . 61
    6.7   Adjustment of Financial Covenants. . . . . . . . . . . . . . . . . 61

SECTION 7 NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . 61
    7.1   Indebtedness and Liabilities . . . . . . . . . . . . . . . . . . . 61
    7.2   Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
    7.3   Transfers, Liens and Related Matters . . . . . . . . . . . . . . . 62
          (A) Transfers. . . . . . . . . . . . . . . . . . . . . . . . . . . 62
          (B) Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
          (C) No Negative Pledges. . . . . . . . . . . . . . . . . . . . . . 63
          (D) No Restrictions on Subsidiary Distributions to Borrower. . . . 63
    7.4   Investments and Loans. . . . . . . . . . . . . . . . . . . . . . . 63
    7.5   Restricted Junior Payments . . . . . . . . . . . . . . . . . . . . 64
    7.6   Restriction on Fundamental Changes . . . . . . . . . . . . . . . . 64
    7.7   Changes Relating to Subordinated Debt and Series A
          Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . . 64
    7.8   Transactions with Affiliates . . . . . . . . . . . . . . . . . . . 65
    7.9   Environmental Liabilities. . . . . . . . . . . . . . . . . . . . . 65
    7.10  Conduct of Business. . . . . . . . . . . . . . . . . . . . . . . . 65
    7.11  Compliance with ERISA. . . . . . . . . . . . . . . . . . . . . . . 65

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                                                                            Page
                                                                            ----

    7.12  Tax Consolidations . . . . . . . . . . . . . . . . . . . . . . . . 66
    7.13  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
    7.14  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
    7.15  Press Release; Public Offering Materials . . . . . . . . . . . . . 66
    7.16  Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . 66

SECTION 8 DEFAULT, RIGHTS AND REMEDIES . . . . . . . . . . . . . . . . . . . 66
    8.1   Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . 66
          (A) Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
          (B) Default in Other Agreements. . . . . . . . . . . . . . . . . . 66
          (C) Breach of Certain Provisions . . . . . . . . . . . . . . . . . 67
          (D) Breach of Warranty . . . . . . . . . . . . . . . . . . . . . . 67
          (E) Other Defaults Under Loan Documents. . . . . . . . . . . . . . 67
          (F) Change in Control. . . . . . . . . . . . . . . . . . . . . . . 67
          (G) Involuntary Bankruptcy; Appointment of Receiver, etc.  . . . . 67
          (H) Voluntary Bankruptcy; Appointment of Receiver, etc.  . . . . . 67
          (I) Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
          (J) Judgment and Attachments . . . . . . . . . . . . . . . . . . . 68
          (K) Dissolution. . . . . . . . . . . . . . . . . . . . . . . . . . 68
          (L) Injunction . . . . . . . . . . . . . . . . . . . . . . . . . . 68
          (M) Invalidity of Loan Documents . . . . . . . . . . . . . . . . . 68
          (N) Failure of Security. . . . . . . . . . . . . . . . . . . . . . 68
          (0) Damage, Strike, Casualty . . . . . . . . . . . . . . . . . . . 68
          (P) Licenses and Permits . . . . . . . . . . . . . . . . . . . . . 69
    8.2   Suspension of Commitments. . . . . . . . . . . . . . . . . . . . . 69
    8.3   Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
    8.4   Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
    8.5   Appointment of Attorney-in-Fact. . . . . . . . . . . . . . . . . . 70
    8.6   Limitation on Duty of Agent and Lenders with Respect
          to Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . 70
    8.7   Application of Proceeds. . . . . . . . . . . . . . . . . . . . . . 70
    8.8   Waivers, Non-Exclusive Remedies. . . . . . . . . . . . . . . . . . 71

SECTION 9 ASSIGNMENTS; AGENCY PROVISIONS . . . . . . . . . . . . . . . . . . 71
    9.1   Assignments and Participations . . . . . . . . . . . . . . . . . . 71

SECTION 10 MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . 81
    10.1  Expenses and Attorneys' Fees . . . . . . . . . . . . . . . . . . . 81
    10.2  Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 81
    10.3  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . 82
    10.4  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 83
    10.5  Survival of Warranties and Certain Agreements. . . . . . . . . . . 84

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                                                                            ----

    10.6  Indulgence Not Waiver. . . . . . . . . . . . . . . . . . . . . . . 84
    10.7  Marshaling; Payments Set Aside . . . . . . . . . . . . . . . . . . 84
    10.8  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 84
    10.9  Independence of Covenants. . . . . . . . . . . . . . . . . . . . . 84
    10.10 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
    10.12 Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 85
    10.13 APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . . . . 85
    10.14 Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . 85
    10.15 No Fiduciary Relationship; Limitation of Liabilities . . . . . . . 85
    10.16 CONSENT TO JURISDICTION. . . . . . . . . . . . . . . . . . . . . . 86
    10.17 WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . 86
    10.18 Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . 86
    10.19 Counterparts; Effectiveness. . . . . . . . . . . . . . . . . . . . 86
    10.20 No Duty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 87

                                       EXHIBITS


Exhibit A   Borrowing Base Certificate
Exhibit B   Closing Certificate
Exhibit C   Compliance Certificate
Exhibit D   Inventory Report
Exhibit E   Reconciliation Report
Exhibit F   Term Note
Exhibit G   Lender Addition Agreement
Exhibit H   Revolving Note

                                      SCHEDULES


Schedule 1.1(B)    Liens
Schedule 1.2       Accounting Adjustments
Schedule 3.1(A)    Closing Deliveries
Schedule 4.1(B)    Capitalization
Schedule 4.6       Names
Schedule 4.7       Locations; FEIN
Schedule 4.9       Litigation; Adverse Facts
Schedule 4.10      Taxes
Schedule 4.11      Performance of Agreements
Schedule 4.13      Intellectual Property
Schedule 4.20      Bank Accounts
Schedule 4.23      Employee Matters
Schedule 5.20      Foreign Lien Filings; Post-Closing Matters
Schedule 7.1(C)    Indebtedness and Liabilities
Schedule 7.3(B)    Leases to be Terminated

                                 AMENDED AND RESTATED
                             LOAN AND SECURITY AGREEMENT


    This AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT is dated as of March 1, 1995 and entered into by and between THE NORTH FACE, INC. (formerly known as TNF HOLDINGS COMPANY, INC.), a Delaware corporation ("Borrower"), with its principal place of business at 999 Harrison Street, Berkeley, California 94710, and HELLER FINANCIAL, INC., a Delaware corporation (in its individual capacity, "Heller") with offices at 101 Park Avenue, New York, New York 10178, for itself as a Lender and as agent for any other Lender (in such capacity, "Agent"). All capitalized terms used herein are defined in Section 1 of this Agreement.

    WHEREAS, Borrower and Heller have entered into that certain Loan and Security Agreement dated as of June 7, 1994 (as amended, supplemented or otherwise modified prior to the date hereof, the "Existing Loan Agreement");

    WHEREAS, Borrower has requested that Lender increase the revolving line of credit under the Existing Loan Agreement and provide to Borrower term loans for certain proposed Capital Expenditures, and Lender was willing to do so on the terms and conditions set forth herein;

    WHEREAS, Borrower has established a new Subsidiary to conduct business in Canada and has requested consent therefor and requested that Lender make certain revisions in the Existing Loan Agreement for the activities of such Subsidiary;

    WHEREAS, Borrower, Agent and Lender desire to amend and restate the Existing Loan Agreement as provided herein;

    WHEREAS, upon the effectiveness of this Agreement as provided herein, this Agreement shall amend and restate the Existing Loan Agreement in its entirety, and the security interests and pledges granted to Heller, as the lender under the Existing Loan Agreement and the other "Loan Documents" (as defined in the Existing Loan Agreement), and the perfection thereof, shall remain in full force and effect and Heller shall hold such security interests and pledges as Agent for the benefit of Lenders;

    NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower and Lender agree as follows:

SECTION 1 DEFINITIONS

1.1 CERTAIN DEFINED TERMS. The following terms used in this Agreement shall have the following meanings:

    "Account(s)" means, as to the relevant Person, all "accounts" (as defined in the UCC) now owned or hereafter created or acquired by such Person, including all accounts receivable, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by such Person arising or resulting from the sale of goods or the rendering of services, all proceeds thereof, all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the right of stoppage in transit, replevin and reclamation.

    "Acquisition" means the acquisition by Borrower of substantially all of the assets and certain liabilities of Old TNF pursuant to the Purchase Agreement.

    "Acquisition Documents" means the Purchase Agreement, the documents listed on Schedule 1.1(A) to the Existing Loan Agreement, and all other agreements and instruments executed and delivered to transfer to Borrower all of the Purchased Assets (as defined in the Purchase Agreement).

    "Affiliate" means any Person (other than Agent or any Lender): (a) directly or indirectly controlling, controlled by, or under common control with, Borrower; (b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Borrower; or (c) five percent (5%) or more of whose voting stock or other equity interest was directly or indirectly owned or held by Borrower; PROVIDED, HOWEVER, that "Affiliate" shall not include a Whitney Investor or any general or limited partner of a Whitney Investor or any Person controlled by a Whitney Investor, other than Borrower and its Subsidiaries. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

    "Agent" means Heller in its capacity as agent for Lenders under this Agreement and the other Loan Documents and any successor in such capacity appointed pursuant to subsection 9.2(G).

    "Agent's Account" has the meaning assigned to that term in subsection
2.4(A).

    "Agreement" means this Amended and Restated Loan and Security Agreement, as it may be amended, supplemented or otherwise modified from time to time.

    "Asset Disposition" means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, of any of the following: (a) any of the capital stock of any of Borrower's Subsidiaries, or
(b) any or all of the assets of Borrower or any of its Subsidiaries other than sales of Inventory in the ordinary course of business.

    "Assigned Agreements" means, collectively, the Acquisition Documents, the Agreement dated as of February 18, 1994 among Old TNF, TNF Scotland, Sophia Limited and Jean-Luc Derclaye, and the Trademark License Agreement dated as of August 1, 1992 between Old TNF and TNF Scotland.

    "Bankruptcy Plan" means the Second Amended Joint Plan of Reorganization dated as of April 8, 1994 as filed by; the Odyssey Bankruptcy Debtors in April, 1994, with the amendments thereto set forth on the Confirmation Order.

    "Blocked Account" has the meaning assigned to that term in subsection 5.6.

    "Borrower" means the Delaware corporation known as TNF Holdings Company, Inc. prior to consummation of the Acquisition and The North Face, Inc. thereafter.

    "Borrower Stock" means Common Stock and Series A Preferred Stock.

    "Borrowing Base" has the meaning assigned to that term in subsection 2.1(B).

    "Borrowing Base Certificate" means a certificate and assignment schedule duly executed by an officer of Borrower appropriately completed and in substantially the form of Exhibit A.

    "Budget" means the annual budget for Borrower and its Subsidiaries prepared by the management of Borrower for the Board of Directors, including consolidated and consolidating: (a) balance sheets; (b) statements of income; (c) cash flow statements; and (d) statements of stockholder's equity, all prepared on a division by division and Subsidiary by Subsidiary basis and otherwise consistent with Old TNF's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

    "Business Day" means any day excluding Saturday, Sunday and any day which was a legal holiday under the laws of the States of Illinois, Pennsylvania, New York, or California or was a day on which banking institutions located in any such states are closed.

    "Canadian Documents" means, collectively, the Distribution and License Agreement dated as of January 1, 1995 between TNF Canada and Borrower, the Security Agreement between TNF Canada and Borrower granting liens to Borrower to secure all liabilities of TNF Canada to Borrower, all documents necessary to perfect the Liens thereunder in favor of Borrower and the assignment of the liens and Borrower's rights against TNF Canada to Agent for the benefit of Lenders.

    "Capital Expenditures" means all expenditures for (including deposits), or contracts for expenditures (excluding contracts for expenditures under or with respect to Capital Leases but including any cash down payments for assets acquired under Capital Leases) with respect to, any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise.

    "Capital Lease" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

    "Cash Equivalents" means: (a) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof,
(b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-I from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; and (c) certificates of deposit or bankers' acceptances maturing within six (6) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 and not subject to setoff rights in favor of such bank.

    "Change in Control" means (a) prior to the completion of an IPO (i) the Investor Group ceases to own beneficially and control in the aggregate shares of Borrower Stock equal to at least seventy-five percent (75%) of the sum of (x) the shares of Borrower Stock owned on the Original Closing Date PLUS (y) any additional shares of Borrower Stock issued as dividends on the Series A Preferred Stock, or in respect of conversion of the Series A Preferred Stock or the exercise of Management Options (adjusted for any stock splits, combinations or reclassifications); or (ii) the Investor Group ceases to own beneficially and control at least fifty-one percent (51%) of the Borrower Stock entitled to vote for the election of a majority of members of the Board of Directors or other matters on which shareholders are entitled to vote under the General Corporation Law of the State of Delaware or the Securityholders Agreement, ("voting stock") and (b) after completion of an IPO, the Investor Group ceases to own beneficially and control at least thirty percent (30%) of the voting stock or any Person or "group" (as defined under Section l3d-3 and Regulation 13D of the Securities and Exchange Act) becomes the beneficial owner, directly or indirectly, of voting stock with voting power greater than the voting power of the voting stock held by the Investor Group.

    "Closing Certificate" means a certificate duly executed by the chief executive officer or chief financial officer of Borrower appropriately completed and in substantially the form of Exhibit B.

    "Closing Date" means the date on which all conditions set forth in Section
3.1 hereof are satisfied or waived by all Lenders.

    "Collateral" means, collectively, (a) all capital stock pledged to Agent for the benefit of Lenders pursuant to the Pledge Agreement; (b) all property of Borrower, now owned or hereafter acquired, in which a Lien was granted to Agent for the benefit of Lenders pursuant to the Existing Loan Agreement, this Agreement and any other Loan Document; (c) all property of Borrower or any of its Subsidiaries, now owned or hereafter acquired, in which a Lien was granted to Agent for the benefit of Lenders pursuant to any Loan Document, including the property of TNF Canada in which Borrower has been granted a security interest and assigned such security interest to Agent for the benefit of Lenders; (d) any property or interest provided in addition to or in substitution for any of the foregoing; and (e) all proceeds thereof.

    "Commitment" or "Commitments" means the commitment or commitments of Lenders to make Loans as set forth in subsections 2.1(A) and/or 2.1(B) and of Agent to issue Lender Letters of Credit and purchase risk participations in Underlying L/C's as set forth in subsection 2.1(G).

    "Common Stock" means the Common Stock, par value $.01 per share, of Borrower, or any other capital stock of Borrower into which such stock was reclassified or reconstituted.

    "Compliance Certificate" means a certificate duly executed by the chief executive officer or chief financial officer of Borrower appropriately completed and in substantially the form of Exhibit C.

    "Confirmation Order" means the order of the Bankruptcy Court for the Northern District of California which was duly entered in that certain Chapter 11 case, Case No. 93-40358-N (jointly administered) of the Odyssey Bankruptcy Debtors, in the form and on the terms set forth in the draft attached as Exhibit L to the Existing Loan Agreement.

    "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

    "Domestic Subsidiary" means any Subsidiary of Borrower or any of its Subsidiaries organized in the United States or Canada or having any business operations in the United States or Canada, including TNF Canada; PROVIDED that if TNF Canada enters into a Permitted Canadian Financing, TNF Canada and its Subsidiaries shall no longer be Domestic Subsidiaries.

    "Dollars" and "$" means the lawful money of the United States of America.

    "Default Rate" has the meaning assigned to that term in subsection 2.2.

    "EBITDA" means, for any period, without duplication, the total of the following for Borrower and its Domestic Subsidiaries on a consolidated basis, each calculated for such period: (1) net income determined in accordance with GAAP PLUS, to the extent included in the calculation of net income, (2) the sum of (a) taxes paid or accrued; (b) Interest Expenses, net of interest income, paid or accrued; (c) depreciation and amortization; and (d) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business), LESS (or PLUS in the case of non-cash losses), to the extent included in the calculation of net income, (3) the sum of (e) the income of any Person (other than wholly owned Domestic Subsidiaries of Borrower) in which Borrower or any of its wholly-owned Domestic Subsidiaries has an ownership interest unless such income was received by Borrower or such wholly-owned Domestic Subsidiary in a cash distribution; (f) gains or losses from sales or other dispositions of assets (other than Inventory in the normal course of business); and (g) extraordinary or non-recurring gains or non-cash losses, but not net of extraordinary or non-recurring "cash" losses.

    "Eligible Accounts" has the meaning assigned to that term in subsection 2.1(D).

    "Eligible Canadian Accounts" means all Accounts owned by TNF Canada that would be "Eligible Accounts" if owned by Borrower.

    "Eligible Inventory" has the meaning assigned to that term in subsection 2.1(D).

    "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) was maintained for employees of any Loan Party or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of any Loan Party or any Seller or any current or former ERISA Affiliate.

    "Environmental Laws" means any present or future federal, foreign, state or local law, rule, regulation or order relating to pollution, waste disposal, industrial hygiene or the protection of human health or safety, plant life or animal life, natural resources or the environment.

    "Equipment" means, as to the relevant Person, all "equipment" (as defined in the UCC now owned or hereafter acquired by such Person including, without limitation, all machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

    "ERISA Affiliate", as applied to any Loan Party or any Seller, means any Person who was a member of a group which was under common control with such Person, who together with such Person was treated as a single employer within the meaning of Section 414(b) and (c) of the IRC.

    "Event of Default" means each of the events set forth in subsection 8.1.

    "Existing Loan Agreement" has the meaning set forth in the recitals to this Agreement.

    "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the immediately following Business Day by the Federal Reserve Bank of New York or, if such rate was not published for any Business Day, the average of the quotations for the day of the requested Loan received by Agent from three Federal funds brokers of recognized standing selected by Agent.

    "Fiscal Year" means each twelve month period ending on the last day of December in each year (or for the first fiscal year following the Original Closing Date, the period from the Original Closing Date to the last day of December, 1994).

    "Fixed Charge Coverage" means, for any period, Operating Cash Flow DIVIDED BY Fixed Charges.

    "Fixed Charges" means, for any period, without duplication, for Borrower and its Domestic Subsidiaries on a consolidated basis, and each calculated for such period, (a) Interest Expenses; PLUS (b) scheduled payments of principal with respect to all Indebtedness; PLUS (c) any provision for (to the extent it was greater than zero) income or franchise taxes included in the determination of net income, excluding any provision for deferred taxes included in net income; PLUS (d) payment of deferred taxes accrued in any prior period.

    "Funding Date" means the date of each funding of a Loan or issuance of a Lender Letter of Credit or an Underlying L/C.

    "GAAP" means generally accepted accounting principles in effect in the United States of America and set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

    "Goldwin" means Kabushiki Kaisha Goldwin, a Japanese corporation.

    "Goldwin Stock Purchase Agreement" means that certain Stock Purchase Agreement dated as of December 28, 1993 between Borrower and Goldwin, as amended prior to the Original Closing Date, and as it may be further amended with the prior written approval of Lender.

    "Hazardous Material" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances", "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

    "Indebtedness", as applied to any Person, means, without duplication: (a) all indebtedness for borrowed money; (b) obligations under leases which in accordance with GAAP constitute Capital Leases; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, including reimbursement obligations in respect of letters of credit; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price was due more than six months from the date the obligation was incurred or was evidenced by a note or similar written instrument (but excluding any operating leases); and (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or was nonrecourse to the credit of that Person (but, only as to indebtedness which was non-recourse to the credit of such Person, not in excess of the value of the asset so secured).

    "Intangible Assets" means the amount of intangible assets (determined in conformity with GAAP) of Borrower and its Subsidiaries, including, without limitation, goodwill, trademarks, tradenames, licenses, organizational costs, deferred amounts, covenants not to compete, unearned income and restricted funds.

    "Intellectual Property" means, with respect to the applicable Person, all of such Person's present and future designs, patents, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, trade styles, logos, inventions, copyrights and all applications and registrations therefor, software or computer programs, license rights, trade secrets, methods, processes, knowhow, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired by such Person, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

    "Intercompany Inventory Account" means the aggregate amounts (denominated in Dollars) due to Borrower from TNF Canada for the purchase of Inventory in accordance with the Canadian Documents.

    "Interest Expenses" means, without duplication, for any period, the following for Borrower and its Domestic Subsidiaries, each calculated for such period: interest expenses deducted in the determination of net income (excluding (i) the amortization of fees and costs with respect to the transactions contemplated hereunder on the Original Closing Date which have been capitalized as transaction costs; and (ii) interest paid in kind).

    "Interest Period" means any interest period applicable to a Loan as determined pursuant to subsection 2.2(B).

    "Interest Rate Determination Date" means each date for calculating the LIBOR Rate for purposes of determining the interest rate applicable to any LIBOR Rate Loan pursuant to subsection 2.2(A). The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for a LIBOR Rate Loan.

    "Inventory" means, with respect to the applicable Person, all "inventory" (as defined in the UCC) now owned or hereafter acquired by such Person, wherever located including finished goods, raw materials, work in process and other materials and supplies used or consumed in its business and goods which are returned to or repossessed by such Person.

    "Inventory Report" means a report duly executed by an officer of Borrower and each of its Subsidiaries appropriately completed and in substantially the form of Exhibit D.

    "Inventory Sublimit" means $20,000,000 in 1995, $25,000,000 in 1996,
$30,000,000 in 1997 and $35,000,000 thereafter.

    "Investor Group" means, collectively, the Whitney Investors, Marsden S. Cason and William A. McFarlane.

    "IPO" means an initial public offering of Common Stock which results in cash proceeds (net of costs, expenses and discounts) to Borrower of not less than $25,000,000, if such net proceeds are used to repay in full all Subordinated Debt.

    "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

    "Lender" or "Lenders" means Heller, together with its successors and permitted assigns pursuant to subsection 9.1.

    "Lender Addition Agreement" means an agreement among Agent, a Lender and such Lender's assignee substantially in the form attached hereto as Exhibit G, delivered to Agent in connection with an assignment of a Lender's interest hereunder in accordance with subsection 9.1.

    "Lender Letter of Credit" has the meaning assigned to that term in subsection 2.1(G), and shall include each Lender Letter of Credit issued under the Existing Loan Agreement and outstanding on the Closing Date.

    "Leverage Ratio" means as of any date of determination, the ratio of (a) the sum of all long term Indebtedness of Borrower and its Domestic Subsidiaries (including the current portion thereof but excluding any Revolving Loan) outstanding PLUS the average daily balance of the Revolving Loan during the applicable period to (b) EBITDA for such period.

    "LIBOR Rate" means, for each Interest Period, a rate of interest equal to:

              (a) the rate of interest determined by Agent at which deposits in Dollars for the relevant Interest Period are offered based on information presented on the Reuters Screen LIBOR Page as of 11:00 A.M. (London time) on the day which was two (2) Business Days prior to the first day of such Interest Period; PROVIDED that if at least two such offered rates appear on the Reuters Screen LIBOR Page in respect of such Interest Period, the arithmetic mean of all such rates (as determined by Agent) will be the rate used; PROVIDED further that if Reuters ceases to provide LIBOR quotations, such rate shall be the average rate of interest determined by Agent at which deposits in Dollars are offered for the relevant Interest Period by Bankers Trust Company, Chase Manhattan Bank, N.A. and Chemical Bank (or their respective successors) to prime banks in the London interbank market as of 11:00 A.M. (London time) on the applicable Interest Rate Determination Date, divided by

              (b) a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day which was two (2) Business Days prior to the beginning of such Interest Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) which are required to be maintained by a member bank of the Federal Reserve System;

(such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there was no nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%).

    "LIBOR Rate Loans" means Loans bearing interest at rates determined by reference to the LIBOR Rate as provided in subsection 2.2(A)(2).

    "LIBOR Rate Margin" means, with respect to Revolving Loans, including any Seasonal Overadvance two and three-quarters percent (2.75%), and with respect to Term Loans, three percent (3%), subject to reduction from time to time in accordance with subsection 2.2(A).

    "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

    "Loan" or "Loans" means an advance or advances under the Term Loan Commitment or the Revolving Loan Commitment (including a Seasonal Overadvance), including all loans under the Existing Loan Agreement outstanding on the Closing Date.

    "Loan Documents" means this Agreement, the Existing Loan Agreement, the Notes, the Pledge Agreement, the Trademark and Patent Agreements, the Canadian Documents, any Mortgages, and all other instruments, documents and agreements executed by or on behalf of any Loan Party and delivered concurrently herewith or at any time hereafter to or for Agent or any Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time.

    "Loan Party" means, collectively, Borrower, Borrower's Subsidiaries, and any other Person (other than Agent or any Lender or a Shareholder) which was or becomes a party to any Loan Document.

    "Loan Year" has the meaning assigned to that term in subsection 2.3(D).

    "Management Options" means options to acquire Common Stock issued on the Original Closing Date and from time to time thereafter pursuant to Borrower's 1994 Stock Incentive Plan.

    "Management Restricted Shares" means shares of Common Stock issued as "restricted stock" on the Original Closing Date and from time to time thereafter pursuant to Borrower's 1994 Stock Incentive Plan.

    "Management Stock Purchase Agreement" means the Stock Purchase and Non-Competition Agreement dated as of the Original Closing Date among Borrower, Marsden S. Cason and William A. McFarlane.

    "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Borrower on an individual basis or on Borrower and its Subsidiaries, taken as a whole or (b) the impairment in any material respect of the ability of any Loan Party to perform its obligations under any Loan Document to which it was a party or of Agent or any Lender to enforce or collect any of the Obligations.

    "Maximum Revolving Loan Amount" has the meaning assigned to that term in subsection 2.1(B).

    "Mortgage" means any mortgage, deed of trust, leasehold mortgage, leasehold deed of trust, collateral assignments of leases or other documents under the laws of any applicable jurisdiction granting Liens on interests in real property and delivered by any Loan Party to Agent, on behalf of Lenders, with respect to Mortgaged Property, all in form and substance acceptable to Agent.

    "Mortgaged Property" has the meaning assigned to that term in subsection 5.15(a).

    "Note" or "Notes" means one or more of the Term Notes or Revolving Notes, or a combination thereof.

    "Obligations" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Agent or any Lender under the Loan Documents, including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable.

    "Odyssey Bankruptcy Debtors" means Odyssey International Inc., Odyssey Holding Inc., Odyssey International Pte. Ltd. and Odyssey Worldwide Holdings B.V.

    "Odyssey Bank" means any of Chemical Bank, The First National Bank of Boston, or The Hong Kong & Shangai Banking Corporation Limited or each and all of their Subsidiaries, successors and assigns.

    "Odyssey Group" means each United States and foreign entity that was an affiliate of the Odyssey Bankruptcy Debtors in 1992, as described in the disclosure statement approved with respect to the Bankruptcy Plan, except those subsequently sold in a sale of stock and not of assets.

    "Old TNF" means the California corporation that was known as The North Face prior to the Original Closing Date.

    "Operating Cash Flow" means, for any period, (a) EBITDA; LESS (b) Capital Expenditures.

    "Original Closing Date" means June 7, 1994.

    "Overadvance Period" has the meaning set forth in subsection 2.1(C).

    "Permitted Canadian Financing" means Indebtedness of TNF Canada to a Person other than Borrower if (a) no guaranty or other credit support or Liens are provided by Borrower; (b) the Intercompany Inventory Account and all other Indebtedness and liabilities of TNF Canada to Borrower are repaid in full from the initial proceeds; and thereafter (c) further sales of Inventory are made by Borrower to TNF Canada only for cash in advance, COD, letter of credit or credit (but at no time may the Intercompany Inventory Account exceed Fifty Thousand Dollars ($50,000)); (d) no Lender Letters of Credit or Underlying L/C may be issued for the benefit of TNF Canada; and (e) no Inventory of Borrower shall be located in Canada.

    "Permitted Encumbrances" means the following types of Liens: (a) Liens (other than Liens relating to Environmental Laws or ERISA) for taxes, assessments or other governmental charges not yet due and payable; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith if Borrower has notified Agent of the assertion of such Liens and, if required by Agent, an adequate reserve against the Borrowing Base shall have been made therefor; (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, utilities, government contracts, trade contracts, licenses of computer software or hardware, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (d) easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Loan Party or any of its Subsidiaries; (e) Liens for purchase money obligations or Capital Leases, PROVIDED that (i) the purchase of the asset subject to any such Lien is permitted under subsection 6.3, (ii) the Indebtedness secured by any such Lien was permitted under subsection 7.1, and
(iii) such Lien encumbers only the asset so purchased; (f) Liens in favor of Agent on behalf of Lenders; (g) judgment Liens which do not create an Event of Default; (h) Liens set forth on Schedule 1.1(B); (i) Liens securing Indebtedness of TNF Scotland permitted to be incurred under subsection 7.1(d); (j) Liens securing Indebtedness of TNF Canada to Borrower which have been assigned to Agent for the benefit of Lenders; and (k) Liens on assets of TNF Canada securing Permitted Canadian Financing.

    "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

    "Pledge Agreement" means the Amended and Restated Stock Pledge Agreement executed and delivered by Borrower on the Closing Date.

    "Preferred Stock Purchase Agreement" means the Preferred Stock Purchase Agreement dated as of the Original Closing Date among Borrower, Whitney 1990 Equity Fund, L.P. and J.H. Whitney & Co., as amended by Amendment No. 1 dated as of March

1, 1995, and as further amended, supplemented or otherwise modified as permitted under subsection 7.7.

    "Prime Rate" means a variable rate of interest per annum equal to the higher of (a) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate in Federal Reserve Statistical Release H.15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent, or (b) the Federal Funds Effective Rate. The statistical release generally sets forth a Bank Prime Loan rate for each Business Day. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan rate or its equivalent, the term "Prime Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate", "reference rate", "base rate", or other similar rate announced from time to time by any of Bankers Trust Company, The Chase Manhattan Bank, National Association or Chemical Bank (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by the any such bank).

    "Prime Rate Loans" means Loans bearing interest at rates determined by reference to the Prime Rate as provided in subsection 2.2(A)(2).

    "Prime Rate Margin" means, with respect to Revolving Loans, including any Seasonal Overadvance, one percent (1.0%) and with respect to Term Loans, one and one quarter percent (1.25%), subject to reduction from time to time in accordance with subsection 2.2(A).

    "Pro Forma" means the unaudited consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the Original Closing Date annexed as Schedule 1.1(C) to the Existing Loan Agreement.

    "Pro Rata Share" means (a) with respect to matters relating to a particular Commitment of a Lender (including the making or repayment of Loans pursuant to that Commitment), the percentage obtained by dividing (i) such Commitment of that Lender by (ii) all such Commitments of all Lenders and (b) with respect to all other matters, the percentage obtained by dividing (i) the Total Loan Commitment of a Lender by (ii) the Total Loan Commitments of all Lenders, in either case as such percentage may be adjusted by assignments permitted pursuant to subsection 9.1.

    "Purchase Agreement" means that certain Purchase and Sale Agreement [Short Form] dated as of May 25, 1994 among Sellers and Borrower, as purchaser, including all exhibits and schedules thereto.

    "Reconciliation Report" means a report duly executed by the chief executive officer or chief financial officer of Borrower appropriately completed and in substantially the form of Exhibit E.

    "Requisite Lenders" means Lenders having (a) fifty-one percent (51%) or more of the Total Loan Commitments or, (b) if the Term Loan Commitments have been terminated, fifty-one percent (51%) or more of the sum of the Revolving Loan Commitments and the aggregate outstanding principal amount of the Term Loans, if any, or (c) if all Commitments have been terminated fifty-one percent (51%) or more of the aggregate outstanding principal amount of the Revolving Loan and the Term Loan.

    "Restated Certificate of Incorporation" means the Restated Certificate of Incorporation of Borrower filed on the Original Closing Date.

    "Restricted Junior Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; (b) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Subordinated Debt or any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; (d) any payment by Borrower or any of its Subsidiaries of any management fees, director's fees, guarantee fees or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise, and (e) fees, salaries or other compensation to any Shareholder or to the chief executive officer and second most senior executive officer of Borrower.

    "Revolving Loan" means all advances made by Lenders pursuant to subsections' 2.1(B) and (C) (including those revolving loans under the Existing Loan Agreement which remain outstanding as Revolving Loans on the Closing Date) and any amounts added to the principal balance of the Revolving Loan pursuant to this Agreement.

    "Revolving Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make Revolving Loans (including Seasonal Overadvances) and to purchase risk participations in Lender Letters of Credit and Underlying L/C's pursuant to subsection 2.1(G) as set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent Lender Addition Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Loans (including Seasonal Overadvances) and to purchase risk participations in Lender Letters of Credit and Underlying L/C's pursuant to subsection 2.1(G).

    "Revolving Note" or "Revolving Notes" means each promissory note made by Borrower in substantially the form of Exhibit Hard issued pursuant to subsection 2.1(F).

    "Risk Participation Agreement" has the meaning assigned to that term in subsection 2.1(G).

    "Risk Participation Liability" means, as to each Lender Letter of Credit and each Risk Participation Agreement, all reimbursement obligations of Borrower or any of its Subsidiaries to the issuer of the Lender Letter of Credit or the Underlying L/C including: (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid or made available by the issuing bank to the extent not reimbursed; and (c) all unpaid interest, fees and expenses with respect thereto.

    "Risk Participation Reserve" means, at any time, an amount equal to (a) the aggregate amount of Risk Participation Liability with respect to all Lender Letters of Credit, Underlying L/C's and all Risk Participation Agreements outstanding at such time PLUS (b) to the extent not included in clause (a), the aggregate amount theretofore paid by Agent or any Lender under Lender Letters of Credit or Risk Participation Agreements for which Agent or such Lender has not been reimbursed or which has not been debited to the Loan Account pursuant to subsection 2.1(G)(2).

    "Scheduled Installment" has the meaning assigned to that term in subsection 2.1(A).

    "Seasonal Overadvance" means all advances made by Lenders pursuant to subsection 2.1(C).

    "Securityholders Agreement" means that certain Securityholders Agreement dated as of the Original Closing Date among the members of the Investor Group, the other Shareholders named therein and Borrower.

    "Sellers" means, collectively, Odyssey Holding Inc. and Old TNF as sellers under the Purchase Agreement.

    "Series A Preferred Stock" means the Series A Convertible Preferred Stock, par value $1.00 per share, of Borrower issued pursuant to the Preferred Stock Purchase Agreement and the Restated Certificate of Incorporation, or any other capital stock of Borrower into which such stock was reclassified or reconstituted.

    "Shareholder" means each Person which owns shares of the capital stock of Borrower, whether beneficially or of record.

    "Subordinated Debt" means all Indebtedness owing by Borrower to Whitney Subordinated Debt Fund, L.P., a Delaware limited partnership, or its successors and assigns pursuant to the Subordinated Debt Agreement.

    "Subordinated Debt Agreement" means the Subordinated Note and Common Stock Purchase Agreement dated as of the Original Closing Date between Borrower and Whitney

Subordinated Debt Fund, L.P., and the Subordinated Promissory Note due June 7, 2001 in the aggregate principal amount of $24,333,333 issued by Borrower thereunder, each as amended by Amendment No. 1 dated as of March 1, 1995, and each as amended, supplemented or otherwise modified as permitted under subsection 7.7 or increased as permitted by subsection 7.1.

    "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which 50% or more of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

    "Tangible Net Worth" means an amount equal to (a) Borrower's and its Domestic Subsidiaries' net worth; PLUS (b) the principal amount of Subordinated Debt to the extent permitted pursuant to subsection 7.1; LESS (c) Borrower's and its Domestic Subsidiaries' Intangible Assets; LESS (d) Borrower's and its Domestic Subsidiaries' prepaid expenses; LESS (e) all obligations owed to Borrower or any of its Domestic Subsidiaries by an Affiliate of Borrower or any of its Subsidiaries; and LESS (f) all loans by Borrower or any of its Domestic Subsidiaries to officers, stockholders or employees of Borrower or any of its Subsidiaries.

    "Term" has the meaning assigned to that term in subsection 2.5.

    "Term Loan" means all advances made by Lenders pursuant to subsection
2.1(A).

    "Term Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make the Term Loan as set forth on the signature page of this Agreement opposite such Lender's signature or in the most recent Lender Addition Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Term Loan.

    "Term Note" or "Term Notes" means each promissory note made by Borrower in substantially the form of Exhibit F and issued pursuant to subsection 2.1(F).

    "Termination Date" means the date this Agreement is terminated as set forth in subsection 2.5.

    "TNF Canada" means The North Face (Canada), Inc., a corporation organized under the laws of Canada, and a wholly-owned Subsidiary of Borrower.

    "TNF Europe" means The North Face (Europe) Limited, a private limited company incorporated in Scotland under the Companies Acts, formerly known as The North Face (Scotland) Limited, and a wholly-owned Subsidiary of Borrower.

    "Total Interest Coverage" means, for any period, Operating Cash Flow DIVIDED BY Interest Expenses.

    "Total Loan Commitment" means the aggregate Commitments of any Lender with respect to the Revolving Loan Commitment and the Term Loan Commitment.

    "Trademark and Patent Agreements" means, collectively, the agreement entitled Amended and Restated Confirmation and Grant of Security Interest in Trademarks and Trademark Applications and the agreement entitled Amended and Restated Confirmation and Grant of Security Interest in Patents, each dated as of the Closing Date and executed by Borrower.

    "Transaction Documents" means collectively, the Loan Documents, the Subordinated Debt Agreement, the Preferred Stock Purchase Agreement, the Goldwin Stock Purchase Agreement, the Management Stock Purchase Agreement, the Management Options, the Securityholders Agreement, the 1994 Stock Incentive Plan, the Restated Certificate of Incorporation, the Borrower Stock and the Acquisition Documents and all other documents and agreements executed and delivered by Borrower on the Original Closing Date in connection with the Acquisition, including the financing thereof.

    "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York, as amended from time to time, and any successor statute, or as in effect in any jurisdiction in which Collateral is located (PROVIDED, that with respect to the shares pledged under the Pledge Agreement, UCC means the Uniform Commercial Code as in effect in the State of New York).

    "Underlying L/C" means a letter of credit issued by a bank under a Risk Participation Agreement.

    "Whitney Investor" means each of J.H. Whitney & Co., Whitney 1990 Equity Fund, L.P. and Whitney Subordinated Debt Fund, L.P., and each of their "Permitted Transferees" (as defined in the Securityholders Agreement) which is bound by the terms of the Securityholders Agreement.

1.2 ACCOUNTING TERMS. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Agent or any Lender pursuant to subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation. In the event any "Accounting Changes" (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then Borrower and Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrower and its Subsidiaries shall be the same after such Accounting Changes as if such Accounting

Changes had not been made, and until such time as such an amendment shall have been executed and delivered by Borrower and Requisite Lenders, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (B) Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Borrower and/or any of its Subsidiaries; (b) changes in accounting principles recommended by the certified public accountants for Borrower and/or any of its Subsidiaries (which certified public accountants have been approved by Requisite Lenders); and (c) changes in carrying value of Borrower's (or any of its Subsidiaries') assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the Acquisition or (ii) as the result of any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma, except those adjustments described in Schedule 1.2. All such adjustments resulting from expenditures made subsequent to the Original Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period.

1.3 OTHER DEFINITIONAL PROVISIONS. References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

SECTION 2 LOANS AND COLLATERAL

2.1 LOANS
    (A) TERM LOAN. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender agrees, severally and not jointly, to make advances to Borrower from time to time during the first Loan Year after the Closing Date equal to its Pro Rata Share of the Term Loan. The Term Loan Commitment is Six Million Dollars ($6,000,000). The proceeds of the Term Loan shall be used solely for the following Capital Expenditures (including leasehold improvements): (i) up to Five Million Dollars ($5,000,000) for three retail stores; (ii) up to One Million Dollars ($1,000,000) for renovations and/or relocations of existing retail stores; (iii) up to One Million Two Hundred Fifty Thousand Dollars ($1,250,000) for the purchase and/or upgrade of information systems and software; and (iv) up to Seven Hundred Fifty Thousand Dollars ($750,000) for relocation of Borrower's distribution center and/or corporate headquarters; but advances under the Term Loan shall not exceed Six Million Dollars ($6,000,000) in the aggregate and advances for expenditures under clauses (ii), (iii) and (iv) shall not exceed Two Million Dollars ($2,000,000) in the aggregate. Each advance under the Term Loan shall be in a minimum principal amount of at least One Hundred Thousand Dollars $100,000. Amounts borrowed under this subsection 2.1(A) and repaid may not be reborrowed.
Borrower shall make principal repayments in the amounts of the applicable Scheduled Installments (or such lesser principal amount of the Term Loan as shall then be outstanding) on the dates and in the amounts set forth below.

    "Scheduled Installment" means, for each date set forth below, the amount in Dollars set forth opposite such date; PROVIDED THAT if less than the full amount of the Term Loan Commitment was advanced prior to the first anniversary of the Closing Date, the following amounts shall be reduced ratably to amortize the outstanding Term Loan on the same ratable basis):

         Date                               Scheduled Installment
          ----                               ---------------------

         4/1/96                                  $312,500
         7/1/96                                  $312,500
         10/1/96                                 $312,500
         1/1/97                                  $312,500
         4/1/97                                  $375,000
         7/1/97                                  $375,000
         10/1/97                                 $375,000
         1/1/98                                  $375,000
         4/1/98                                  $375,000
         7/1/98                                  $375,000
         10/1/98                                 $375,000
         1/1/99                                  $375,000
         4/1/99                                  $437,500
         7/1/99                                  $437,500
         10/1/99                                 $437,500
         1/1/100                                 $437,500

    (B) REVOLVING LOAN. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender agrees to lend to Borrower from time to time its Pro Rata Share of the Revolving Loan. The Revolving Loan Commitment is Forty-Four Million Dollars ($44,000,000). Amounts borrowed under this subsection 2.1(B) may be repaid and reborrowed at any time prior to the earlier of (i) the termination of the Revolving Loan Commitment pursuant to subsection 8.3 or (ii) the Termination Date. No Lender shall have any obligation to make advances under this subsection 2.1(B) to the extent any requested advance would cause the balance of the Revolving Loans then outstanding to exceed the Maximum Revolving Loan Amount; PROVIDED that Lenders may, in their sole discretion, with the approval of all Lenders elect from time to time to make Loans in excess of the Maximum Revolving Loan Amount or the Revolving Loan Commitment. If loans in excess of the Maximum Revolving Loan Amount are made pursuant to the approval of Lenders as set forth in the proviso to the preceding sentence, then for purposes of subsection 2.4(B)(1), the Maximum Revolving Loan Amount shall be deemed increased by such amount but only for so long as Lenders allow such Loans to be outstanding.

         (1) "Maximum Revolving Loan Amount" means, as of any date of determination, the lesser of (a) the Revolving Loan Commitment minus the Risk Participation Reserve and (b) the Borrowing Base minus the Risk Participation Reserve plus the amount, if any, available to be borrowed pursuant to subsection 2.1(C) below.

         (2) "Borrowing Base" means, as of any date of determination, an amount equal to the sum of (a) eighty-five percent (85%) of Eligible Accounts; PLUS (b) fifty percent (50%) of Eligible Inventory; PROVIDED that the amounts available under this clause (b) and under subsection 2.1(C) may not exceed the Inventory Sublimit; PLUS (c) fifty percent (50%) of the sum of the face amount of (i) Risk Participation Agreements entered into with respect to documentary letters of credit to purchase Inventory or (ii) Lender Letters of Credit used to purchase Inventory (in each case net of provisions for duty and freight charges); PLUS (d) eighty-five percent (85%) of Eligible Canadian Accounts; PROVIDED that the amounts available under this clause (d) shall not exceed the unpaid amount of the Intercompany Inventory Account LESS reserves for withholding taxes, if any, payable by TNF Canada with respect thereto and shall only be available until TNF Canada enters into a Permitted Canadian Financing; LESS (e) in each category, such reserves as Agent in its sole, reasonable discretion elects to establish from time to time. For purposes of calculating the Borrowing Base, all Eligible Canadian Accounts and Eligible Inventory shall be denominated in Dollars, based on the most recently available conversion rate from Canadian dollars.

    (C)  SEASONAL OVERADVANCE FACILITY.

    During the months of May, June, July and August (the "Overadvance Period") in any Loan Year, each Lender agrees, severally and not jointly, to make Revolving Loans to Borrower in excess of the Borrowing Base on the terms set forth in this subsection (each such advance, a "Seasonal Overadvance"). Each Seasonal Overadvance by a Lender shall be in an amount equal to its Pro Rata Share of the aggregate Seasonal Overadvances to be made on any Funding Date. In no event may the aggregate outstanding Seasonal Overadvances exceed twenty-five percent (25%) of Eligible Inventory during the months of June, July or August or twenty percent (20%) of Eligible Inventory during the month of May nor may the outstanding Seasonal Overadvance PLUS Revolving Loans advanced under clause (b) of the definition of Borrowing Base exceed in the aggregate the Inventory Sublimit, nor may the aggregate outstanding amount of Revolving Loans (including Seasonal Overadvances) plus the Risk Participation Reserve exceed the Revolving Loan Commitment. All Seasonal Overadvances shall be repaid no later than the end of the Overadvance Period in each year.

    (D)  ELIGIBLE COLLATERAL

    "Eligible Accounts" means, as at any date of determination, the aggregate of all Accounts of Borrower that Agent, in its reasonable credit judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Agent, the following Accounts are NOT Eligible Accounts:

         (1) Any Account which, at the date of issuance of the respective invoice therefor, was (i) payable more than sixty (60) days after the date of issuance of such invoice or (ii) solely with respect to Accounts under a payment dating program which is consistent with normal industry practices and approved by Agent ("Dating Program"), payable later than the last day of the Dating Program;

         (2) Any Dating Program Account which remains unpaid for more than thirty (30) days after the due date under the Dating Program or any other Account which remains unpaid for more than sixty (60) days after the due date specified in the original invoice or for more than ninety (90) days after invoice date if no due date was specified;

         (3) Any Account due from a customer whose principal place of business is located outside the United States of America or Canada unless such Account is backed by a letter of credit, in form and substance and issued by a bank reasonably acceptable to Agent, in its sole discretion, PROVIDED that such letter of credit was by its terms transferrable and has been delivered to Agent, on behalf of Lenders, as additional collateral;

         (4) Any Account due from a customer which Agent has notified Borrower does not have an acceptable credit standing (as determined in the sole discretion of Agent);

         (5) Any Account with respect to which the customer is the United States of America or any department, agency or instrumentality thereof unless Borrower has, with respect to such Account, fully complied with the Federal Assignment of Claims Act (31 U.S.C. Section 3727);

         (6) Any Account with respect to which the customer is an Affiliate of Borrower or a director, officer, agent, stockholder or employee of Borrower or any of its Affiliates (other than an Account from Goldwin);

         (7) Any Account due from a customer if more than twenty-five percent (25%) of the aggregate amount of Accounts of such customer have at the time remained unpaid for more than sixty (60) days after the due date and/or, with respect to Dating Program Accounts, more than thirty (30) days after the end of the Dating Program;

         (8) Any Account with respect to which there is any unresolved dispute with the respective customer (but only to the extent of such dispute);

         (9) Any Account evidenced by an "instrument" (as defined in the UCC) not in the possession of Agent, on behalf of Lenders;

         (10) Any Account with respect to which Agent, on behalf of Lenders does not have a valid, first priority and fully perfected security interest;

         (11) Any Account subject to any Lien except those in favor of Agent, on behalf of Lenders;

         (12) Any Account with respect to which the customer was the subject of any bankruptcy or other insolvency proceeding;

         (13) Any Account due from a customer to the extent that such Account, if taken together with all Accounts due from the same customer, would exceed in the aggregate an amount equal to twenty percent (20%) of the aggregate of all Accounts at said date; or, solely with respect to Accounts due from REI, an amount equal to thirty percent (30%) of the aggregate of all Accounts at that date;

    (14) Any Account with respect to which the customer's obligation to pay is conditional or subject to a repurchase obligation or right to return or with respect to which the goods or services giving rise to such Account have not been delivered (or performed, as applicable) and accepted by such account debtor, including progress billings, bill and hold sales, guarantied sales, sale or return transactions, sales on approval or consignment sales (PROVIDED, that express warranties to retail customers in the ordinary course of business consistent with past practice shall not, of themselves, make an Account ineligible);

    (15) Any Account with respect to which the customer is located in New Jersey, Minnesota, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year; and

    (16) Any Account with respect to which the customer is a creditor of Borrower (including a customer to which Borrower owes a credit balance); PROVIDED, HOWEVER, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by Borrower to such customer.

    "Eligible Inventory" means, as at any date of determination, the value (determined in Dollars at the lower of cost or market on a first-in, first-out basis) of all Inventory owned by and in the possession of Borrower and located in the United States of America or, until TNF Canada enters into a Permitted Canadian Financing, in Canada and in any case that Agent, in its reasonable credit judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Agent, the following is NOT Eligible Inventory: (a) work-in-process; (b) finished goods which do not meet the specifications of the purchase order for such goods; (c) Inventory which Agent determines, in the exercise of reasonable discretion and in accordance with Agent's or Borrower's customary business practices, to be unacceptable for borrowing purposes due to age, quality, type, category and/or quantity; (d) Inventory with respect to which Agent, on behalf of Lenders, does not have a valid, first priority and fully perfected security interest; (e) Inventory with respect to which there exists any Lien in favor of any Person other than Agent, on behalf of Lenders; and (f) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215 (a)(i).

    (E) BORROWING MECHANICS. (1) Prime Rate Loans made on any Funding Date shall be in an aggregate minimum amount of Twenty-five Thousand Dollars ($25,000) and integral multiples of Twenty-five Thousand Dollars ($25,000) in excess of such amount. LIBOR Rate Loans made on any Funding Date shall be in an aggregate minimum amount of Five Hundred

Thousand Dollars ($500,000) and integral multiples of ($500,000) in excess of such amount.

         (2) When Borrower desires to borrow under subsection 2.1(B) or (C) Borrower shall deliver to Agent a notice of borrowing no later than 1:00 p.m. (New York time) (i) on the proposed Funding Date in the case of a requested Prime Rate Loan and (ii) at least two (2) Business Days in advance of the proposed Funding Date in the case of a requested LIBOR Rate Loan ("Notice of Borrowing"). The Notice of Borrowing shall specify: (1) the proposed Funding Date (which shall be a Business Day); (2) the amount and type of Loans requested; (3) in the case of a Revolving Loan, that the aggregate amount of the Revolving Loans (including the Revolving Loan or Seasonal Overadvance then noticed) will not exceed the Maximum Revolving Loan Amount; (4) whether such Loans shall consist of Prime Rate Loans or LIBOR Rate Loans; (5) if such Loans, or any portion thereof are to be LIBOR Rate Loans, the amounts thereof and the initial Interest Periods therefor; and (6) that no Default or Event of Default has occurred and is continuing or would result from the proposed advance. Borrower may not borrow any LIBOR Rate Loan if any Default or Event of Default has occurred and is continuing.

    In lieu of delivering a Notice of Borrowing, Borrower may give Agent telephonic notice by the required time of the notice hereunder; PROVIDED that such notice shall be promptly confirmed in writing by delivery of a written Notice of Borrowing to Agent on that same day.

    Neither Agent nor any Lender shall incur any liability to Borrower for acting upon any telephonic notice that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this subsection 2.1(E). Neither Agent nor any Lender will make any advance pursuant to any telephonic notice unless Agent has also received the most recent Borrowing Base Certificate and all other documents required under subsection 5.1(F) by 1:00 p.m. (New York time). The making of an advance pursuant to telephonic notice shall constitute a Loan under this Agreement. Each such advance made to Borrower under the Revolving Loan and each Seasonal Overadvance, if any, shall be deposited by wire transfer in immediately available funds in such account as Borrower may from time to time designate to Agent in writing.

         (3) Borrower shall give Agent at least three (3) Business Days prior written notice of its desire to borrow any advance under the Term Loan, which notice shall be accompanied by a certificate of Borrower describing, in reasonable detail, the Capital Expenditures to be made with the proceeds thereof. Each notice of borrowing hereunder shall specify the Funding Date (which shall be a Business Day), whether such Term Loan shall consist of a Prime Rate Loan or a LIBOR Rate Loan and the Interest Period, if any, applicable thereto. Each such advance to Borrower under the Term Loan shall be deposited in immediately available funds in such account as Borrower may from time to time designate to Agent in writing.

         (4) Agent shall notify Lenders of Loans requested hereunder in accordance with subsection 9.6.

    (F) NOTES. Borrower shall execute and deliver to each Lender (1) a Term Note to evidence its Term Loan, such Term Note to be in the principal amount of the Term Loan Commitment of such Lender and with other appropriate insertions and (2) a Revolving Note to evidence its Revolving Loan, such Revolving Note to be in the principal amount of the Revolving Loan Commitment of such Lender and with other appropriate insertions. In the event of an assignment under subsection 9.1, Borrower shall, upon surrendering of the assigning Lender's Notes, issue new Notes to reflect the new commitments or Loans of the assigning Lender and its assignee.

    (G) LENDER LETTERS OF CREDIT AND RISK PARTICIPATION AGREEMENTS. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, the Revolving Loan Commitments may, in addition to advances under the Revolving Loan and Seasonal Overadvances, be utilized, upon the request of Borrower, for (i) the issuance of letters of credit by Agent (each such letter of credit, a "Lender Letter of Credit") or (ii) the issuance by Agent of risk participation agreements (each such agreement, a "Risk Participation Agreement") to confirm payment to banks which issue sight or standby letters of credit for the account of Borrower.
Each Risk Participation Agreement shall provide for automatic daily reporting of the outstanding Underlying L/C's and any amounts drawn thereunder. All Lender Letters of Credit and Lender Guaranties (as defined in the Existing Loan Agreement) outstanding under the Existing Credit Agreement on the Closing Date shall be deemed Lender Letters of Credit hereunder.

        (1) MAXIMUM AMOUNT. The aggregate amount of Risk Participation Liability with respect to all Lender Letters of Credit and Risk Participation Agreements outstanding at any time shall not exceed Fifteen Million Dollars ($15,000,000), subject to, and reduced by, any reductions in the Revolving Loan Commitment under subsection 2.4.

        (2) REIMBURSEMENT. Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Agent, for the benefit of Agent and Lenders, for any amounts paid by Agent or any Lender with respect to any Lender Letter of Credit or any Risk Participation Agreement issued for the account of Borrower, including all fees, costs and expenses paid by Agent or any Lender to any bank that issues letters of credit. Borrower hereby authorizes and directs Agent, at Agent's option, to debit Borrower's account (by increasing the principal balance of the Revolving Loan) in the amount of any payment made by Agent or any Lender with respect to any Lender Letter of Credit or any Risk Participation Agreement. All amounts paid by Agent or any Lender with respect to any Lender Letter of Credit or Risk Participation Agreement that are not immediately repaid by Borrower with the proceeds of a Revolving Loan or otherwise shall bear interest at the Default Rate applicable to Revolving Loans. Each Lender agrees to fund its Pro Rata Share of any Revolving Loan made pursuant to this subsection 2.1(G)(2). In the event that Borrower shall fail to reimburse Agent on the date of any payment by Agent under a Lender Letter of Credit or Risk Participation Agreement in an amount equal to the amount of such payment, Agent shall promptly notify each Lender of the unreimbursed amount of such payment, together with accrued interest thereon, and each Lender agrees to purchase, and shall be deemed to have purchased, a participation in such Lender Letter of Credit or Risk Participation Agreement in an amount equal to its Pro Rata Share of the unpaid amount of such Risk Participation Liability and each Lender agrees to pay to Agent such Lender's Pro Rata Share of such Risk Participation Liability. The obligation of each Lender to deliver to Agent an amount equal to its respective participation pursuant to the foregoing sentence shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or failure to satisfy any condition set forth in Section 3. In the event any Lender fails to make available to Agent the amount of such Lender's participation in such Lender Letter of Credit or Risk Participation Agreement as provided in this subsection 2.1(G)(2), Agent shall be entitled to recover such amount on demand from such Lender, together with interest at the Prime Rate.

           (3) CONDITIONS OF ISSUANCE. In addition to all other terms and conditions set forth in this Agreement, the issuance by Agent of any Lender Letter of Credit or Risk Participation Agreement shall be subject to the conditions precedent that the Lender Letter of Credit or Underlying L/C be in such form, be for such amount, contain such terms and support such transactions as are reasonably acceptable to Agent. Each Lender Letter of Credit, Underlying L/C and Risk Participation Agreement shall be in form and substance acceptable to Agent. The expiration date of each Lender Letter of Credit or Underlying L/C shall be on a date which is at least thirty (30) days before the Termination Date. Each Risk Participation Agreement shall provide that all demands or claims for payment with respect to each Underlying L/C must be presented by a date certain, which date will be at least thirty (30) days before the Termination Date.

           (4) REQUEST FOR LETTERS OF CREDIT. Borrower shall give Agent at least two (2) Business Days prior notice specifying the date a Lender Letter of Credit or Underlying L/C is to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the requested Lender Letter of Credit or Underlying L/C.

      (H)  OTHER LETTER OF CREDIT AND GUARANTY PROVISIONS.

           (1) OBLIGATIONS ABSOLUTE. The obligation of Borrower to reimburse Agent or any Lender for payments made under any Lender Letter of Credit or Risk Participation Agreement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including the following circumstances:

                (a) any lack of validity or enforceability of any Lender Letter of Credit or Risk Participation Agreement or Underlying L/C or any other agreement;

                (b) the existence of any claim, setoff, defense or other right which Borrower, any of its Subsidiaries or Affiliates, Agent or any Lender, on the one hand, may at any time have against any beneficiary or transferee of any Lender Letter of Credit or any Underlying L/C (or any Persons for whom any such transferee may be acting), Agent, any Lender or any other Person, on the other hand, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or any of its Subsidiaries or Affiliates and the beneficiary for which the Lender Letter of Credit or Underlying L/C was procured);

                (c) any draft, demand, certificate or any other document presented under any Lender Letter of Credit or Underlying L/C proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                (d) payment by Agent or any Lender under any Lender Letter of Credit or Risk Participation Agreement against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Lender Letter of Credit or Underlying L/C; PROVIDED that, in the case of any payment by Agent or a Lender under any Lender Letter of Credit or Underlying L/C, Agent or such Lender has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Lender Letter of Credit, Underlying L/C or Risk Participation Agreement complies on its face with any applicable requirements for a demand for payment under such Lender Letter of Credit, Underlying L/C or Risk Participation Agreement;

                (e) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

                (f) the fact that a Default or an Event of Default shall have occurred and be continuing.

           (2) NATURE OF AGENT'S AND LENDERS' DUTIES. As between Agent and or any Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Lender Letter of Credit, Underlying L/C or Risk Participation Agreement by beneficiaries of any Lender Letter of Credit or Underlying L/C. In furtherance and not in limitation of the foregoing, neither Agent nor any Lender shall be responsible: (a) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Lender Letter of Credit, Underlying L/C or Risk Participation Agreement, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Lender Letter of Credit or Underlying L/C or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) for failure of the beneficiary of any Lender Letter of Credit or Underlying L/C to comply fully with conditions required in order to demand payment under such Lender Letter of Credit or Underlying L/C;

PROVIDED that, in the case of any payment by Agent or any Lender under any Lender Letter of Credit or Risk Participation Agreement, or by any issuer of an Underlying L/C, Agent, or such Lender or such issuer has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Lender Letter of Credit or Risk Participation Agreement or Underlying L/C complies on its face with any applicable requirements for a demand for payment thereunder;
(d) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (e) for errors in interpretation of technical terms; (f) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Lender Letter of Credit, Underlying L/C or Risk Participation Agreement or of the proceeds thereof; (g) for the credit of the proceeds of any drawing under any Lender Letter of Credit, Underlying L/C or demand under, a Risk Participation Agreement; and (h) for any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent's or any Lender's rights or powers hereunder.

           (3) In furtherance and extension of and not in limitation of, the specific provisions hereinabove set forth, any action taken or omitted by Agent or any Lender under or in connection with any Lender Letter of Credit or Risk Participation Agreement, if taken or omitted in good faith, shall not put Agent or any Lender under any resulting liability to Borrower.

2.2   INTEREST.

      (A) RATE OF INTEREST. The Loans and all other Obligations shall bear interest from the date such Loans are made or such other Obligations become due to the date paid at a rate per annum determined by reference to the Prime Rate or the LIBOR Rate. The applicable basis for determining the rate of interest shall be selected by Borrower initially at the time a notice of borrowing is given pursuant to subsection 2.1(E). The basis for determining the interest rate with respect to any Loan may be changed from time to time pursuant to subsection 2.2(E). If on any day a Loan is outstanding with respect to which notice has not been delivered to Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Prime Rate.

           The Loans shall bear interest through maturity as follows:

           (1) if a Prime Rate Loan, then at a per annum rate equal to the sum of the Prime Rate plus the applicable Prime Rate Margin; and

           (2) if a LIBOR Rate Loan, then at a per annum rate equal to the sum of the LIBOR Rate plus the applicable LIBOR Rate Margin.

      Notwithstanding the foregoing, so long as no Default or Event of Default has occurred and is continuing, (x) if no IPO has been completed, the effective Prime Rate Margin and LIBOR Rate Margin otherwise applicable under the foregoing sentence shall be reduced by one-quarter of one percent (0.25%) if EBITDA for the Fiscal Year ending December 31, 1996 equals or exceeds Twelve Million Eight Hundred Thousand Dollars ($12,800,000) and shall be reduced by an additional one-quarter of one percent (0.25%) if EBITDA for the Fiscal Year ending December 31, 1997 equals or exceeds Sixteen Million Three Hundred Thousand Dollars ($16,300,000); (y) after completion of an IPO, the effective Prime Rate Margin shall be reduced to one-quarter of one percent (.25%) for all Revolving Loans, and one-half of one percent (.50%) for the Term Loan and the LIBOR Rate Margin shall be reduced to two percent (2%) for all Revolving Loans and two and one-quarter percent (2.25%) for the Term Loan; and (z) after completion of an IPO, the effective Prime Rate Margin and LIBOR Rate Margin shall be further reduced by one quarter of one percent (.25%) if such IPO is completed prior to December 31, 1997 and EBITDA for the Fiscal Year ending December 31, 1996 equals or exceeds Twelve Million Eight Hundred Thousand ($12,800,000) or if such IPO is completed thereafter and EBITDA for the Fiscal Year ending December 31, 1997 equals or exceeds Sixteen Million Three Hundred Thousand Dollars ($16,300,000).

      Any reduction under clauses (x) or (z) shall be effective on the fifth Business Day following receipt by Agent and Lenders of the audited financial statements delivered pursuant to subsection 5.1(C) hereof evidencing that Borrower has achieved the EBITDA levels in this subsection for the prior Fiscal Year; PROVIDED that any change in the LIBOR Rate Margin shall not become effective for any outstanding LIBOR Rate Loans until the end of the applicable Interest Period.

      After the occurrence of an Event of Default and for so long as such Event of Default continues, (i) the Loans and all other Obligations shall, at the option of Agent or Requisite Lenders, bear interest at a rate per annum equal to two percent (2.0%) plus the applicable interest rate (the "Default Rate") and
(ii) each LIBOR Rate Loan shall automatically convert to a Prime Rate Loan at the end of any applicable Interest Period.

      (B) INTEREST PERIODS. In connection with each LIBOR Rate Loan, Borrower shall elect an interest period (each an "Interest Period") to be applicable to such Loan, which Interest Period shall be either a one, two, three or six month period; PROVIDED that

           (1) the initial Interest Period for any Loan shall commence on the Funding Date of such Loan;

           (2) in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the day on which the next preceding Interest Period expires;

           (3) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

           (4) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to part
(5) below, end on the last Business Day of a calendar month;

           (5)  no Interest Period shall extend beyond the Termination Date;

           (6) no Interest Period may extend beyond a date on which Borrower is required to make a scheduled payment of principal of the Loans unless the sum of
(a) the aggregate principal amount of Loans that are Prime Rate Loans or that have Interest Periods expiring on or before such date and (b) the available, unused Revolving Loan Commitment or Borrowing Base equals or exceeds the principal amount required to be paid on the Loans on such date; and

           (7) there shall be no more than five (5) Interest Periods relating to LIBOR Rate Loans outstanding at any time.

      (C) COMPUTATION AND PAYMENT OF INTEREST. Interest on the Loans and all other Obligations shall be computed on the daily principal balance on the basis of a 360-day year for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of funding of the Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Prime Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Prime Rate Loan, shall be included and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan, or with respect to a Prime Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Prime Rate Loan to such LIBOR Rate Loan, shall be excluded; PROVIDED that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Loan. Interest on Prime Rate Loans and all other Obligations other than LIBOR Rate Loans shall be payable to Agent, for the benefit of Lenders, monthly in arrears on the first day of each month, on the date of any prepayment of Loans and at maturity, whether by acceleration or otherwise. Interest on LIBOR Rate Loans shall be payable to Agent, for the benefit of Lenders, on the last day of the applicable Interest Period for such Loan, and at maturity, whether by acceleration or otherwise. In addition, for each LIBOR Rate Loan having an Interest Period longer than three (3) months, interest accrued on such Loan shall also be payable on the last day of each three (3) month interval during such Interest Period.

      (D) INTEREST LAWS. Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, Borrower shall not be required to pay, and neither Agent nor any Lender shall be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law, ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then in such event: (1) the provisions of this subsection shall govern and control; (2) neither Borrower nor any Loan Party shall be obligated to pay any Excess Interest; (3) any Excess Interest that Agent or any Lender may have received hereunder shall be, at such Lender's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither Borrower nor any Loan Party shall have any action against Agent or any Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until each Lender shall have received the amount of interest which such Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

      (E) CONVERSION OR CONTINUATION. Subject to the provisions of subsection 2.10, Borrower shall have the option to (1) convert at any time all or any part of outstanding Prime Rate Loans equal to Five Hundred Thousand Dollars ($500,000) and integral multiples of Five Hundred Thousand Dollars ($500,000) in excess of that amount to LIBOR Rate Loans, or (2) upon the expiration of any Interest Period applicable to a LIBOR Rate Loan, to continue all or any portion of such Loan equal to Five Hundred Thousand Dollars ($500,000) and integral multiples of Five Hundred Thousand Dollars ($500,000) in excess of that amount as a LIBOR Rate Loan and the succeeding Interest Period(s) of such continued Loan shall commence on the last day of the Interest Period of the Loan to be continued; or (3) at the end of any Interest Period. convert all or any part of a LIBOR Rate Loan to a Prime Rate Loan; PROVIDED that any LIBOR Rate Loan which continues as such meets the minimum requirement of clause (2); and PROVIDED. FURTHER, that no outstanding Loan may be continued as, or be converted into, a LIBOR Rate Loan when any Event of Default or Default has occurred and is continuing.

      Borrower shall deliver a Notice of Conversion/Continuation to Agent no later than 1:00 p.m. (New York time) at least two (2) Business Days in advance of the proposed conversion/continuation date ("Notice of Conversion/Continuation"). A Notice of Conversion/Continuation shall certify:
(1) the proposed conversion/continuation date (which shall be a Business Day);
(2) the amount of the Loan to be converted/continued; (3) the nature of the proposed conversion/continuation; (4) in the case of a conversion to, or a continuation of. a LIBOR Rate Loan, the requested Interest Period; and (5) that no Default or Event of Default has occurred and is continuing or would result from the proposed conversion/continuation.

    In lieu of delivering the above-described Notice of Conversion/ Continuation, Borrower may give Agent telephonic notice by the required time of any proposed conversion/continuation under this subsection 2.2
(E); PROVIDED that such notice shall be promptly confirmed in writing by delivery of a Notice of Conversion/Continuation to Agent on or before the proposed conversion/continuation date.

      Neither Agent nor any Lender shall incur any liability to Borrower in acting upon any telephonic notice referred to above that Agent believes in good faith to have been given by a duly authorized officer or other person authorized to act on behalf of Borrower or for otherwise acting in good faith under this subsection 2.2(E) and upon conversion/continuation by Lenders in accordance with this Agreement pursuant to any telephonic notice, Borrower shall have effected such conversion or continuation, as the case may be, hereunder.

2.3   FEES

      (A) AGENT'S FEE. Borrower shall pay to Agent such fees as are agreed upon by Borrower and Agent in a letter agreement of even date herewith.

      (B) UNUSED LINE FEE. Borrower shall pay to Agent, for the benefit of Lenders, a fee in an amount equal to the Revolving Loan Commitment LESS the sum of (i) the average daily balance of the Revolving Loan (including any Seasonal Overadvance) plus (ii) the average daily face amount of the Risk Participation Reserve during the preceding month multiplied by one-half percent (.5%) per annum, such fee to be payable monthly in arrears on the first day of the first month following the Closing Date and the first day of each month thereafter. The first payment hereunder shall include the Unused Line Fee payable under the Existing Loan Agreement for any partial month prior to the Closing Date.

      (C) LETTER OF CREDIT AND GUARANTY FEES. Borrower shall pay to Agent for the benefit of Lenders fees for each Lender Letter of Credit and each Risk Participation Agreement for the period from and including the date of issuance of same to and excluding the date of expiration or termination, equal to the average daily face amount of Risk Participation Liability multiplied by two percent (2.0%) per annum, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each July, October, January and April. Borrower shall also reimburse Agent for any and all fees and expenses, if any, paid by Agent to the issuer of the Underlying L/C.

      (D) PREPAYMENT FEES. If Borrower prepays the Obligations in full or (other than voluntary prepayments of the Revolving Loans or Seasonal Overadvances) in part, prior to the end of the first Loan Year, Borrower, at the time of such prepayment, shall pay to Agent, for the benefit of Lenders, as compensation for the costs of being prepared to make funds available to Borrower under this Agreement, and not as a penalty, an amount determined by multiplying one percent (1%) by (1) in the case of a prepayment in full of the Obligations, the sum of the outstanding principal balance of the Term Loan at the date of such prepayment plus the amount of the Revolving Loan Commitment, or (2) in the case of a prepayment of the Term Loan, in whole or in part, or a reduction in the Revolving Loan Commitment, the amount of such prepayment or reduction, PROVIDED that no amount shall be due (x) with respect to a partial prepayment of the Term Loan (or reduction in the Revolving Loan Commitment) as a result of any Asset Disposition in the ordinary course of business or (y) if Heller ceases to be the Agent hereunder and the Obligations are prepaid in full. "Loan Year" means each period of twelve (12) consecutive months commencing on the Closing Date and on each anniversary thereof.

2.4   PAYMENTS AND PREPAYMENTS

      (A) MANNER AND TIME OF PAYMENT. In its sole discretion, Agent may charge interest and other amounts payable hereunder to the Revolving Loan, all as set forth on Agent's books and records. Unless otherwise directed by Agent, all payments to Lenders hereunder shall be made by delivery thereof to Agent to the account specified below or, with respect to the Revolving Loan and any Seasonal Overadvance only, by delivery to Agent of all proceeds of Accounts or other Collateral deposited in the Blocked Accounts in accordance with subsection 5.6 hereof, but subject to the terms of such subsection and the agreements governing the Blocked Accounts. If Agent elects to bill Borrower for any amount due hereunder, such amount shall be immediately due and payable with interest thereon as provided herein. All payments made directly by Borrower of the Obligations shall be made in Dollars without deduction, defense, setoff or counterclaim and in same day funds and delivered to Agent by wire transfer to Agent's account ("Agent's Account"), ABA No. 071-0000-3, Account No. 52-98695 at First National Bank of Chicago, One First National Plaza, Chicago, IL 60670,
Reference: Heller Business Credit for the benefit of The North Face or at such other place as Agent may direct from time to time by notice to Borrower. Proceeds remitted from the Blocked Accounts or otherwise wire transferred to Agent's Account shall be credited to the Obligations on the Business Day on which Agent receives immediately available funds in Agent's Account if received prior to 3 p.m. (New York time); PROVIDED, HOWEVER, for the purposes of calculating interest on the Obligations, such funds shall be deemed received one
(1) Business Day following such date of receipt, but after an IPO has been consummated, funds shall be deemed received for such purposes on the day of Agent's receipt of immediately available funds if received prior to 3:00 p.m. (New York time).

      (B)  MANDATORY PREPAYMENTS

           (1) OVERADVANCE. At any time that the principal balance of the Revolving Loan exceeds the Maximum Revolving Loan Amount, Borrower shall immediately repay the Revolving Loan to the extent necessary to reduce the principal balance to an amount that is equal to or less than the Maximum Revolving Loan Amount. Such prepayments shall be applied first to any Seasonal Overadvances and then to other Revolving Loans.

           (2) SEASONAL OVERADVANCES. At any time that the principal balance of the Seasonal Overadvances exceeds the amounts permitted pursuant to subsection 2.1(C), Borrower shall immediately repay the Seasonal Overadvances to the extent necessary to reduce the principal balance to such amount. In addition, in no event may Seasonal Overadvances remain outstanding beyond the end of the Overadvance Period in any year.

           (3)  PROCEEDS OF ASSET DISPOSITIONS AND SECURITIES SALES.
Immediately upon receipt by Borrower or any of its Subsidiaries of proceeds of any Asset Disposition (in one or a series of related transactions), which proceeds exceed Fifty Thousand Dollars ($50,000), net of taxes and other customary closing costs payable in connection therewith and the amount applied to repay Indebtedness secured by any Permitted Encumbrance (it being understood that if the net proceeds exceed Fifty Thousand Dollars ($50,000), the entire amount and not just the portion above Fifty Thousand Dollars ($50,000) shall be subject to this paragraph), or the proceeds from the issuance of securities of Borrower or any of its Subsidiaries (net of reasonable underwriting fees and customary closing costs payable in connection therewith and LESS any prepayments of the Subordinated Debt from the proceeds of an IPO permitted under subsection
7.5 hereof), Borrower shall prepay the Obligations in an amount equal to such proceeds. Notwithstanding the foregoing, if Borrower reasonably expects the proceeds of any Asset Disposition to be reinvested within 180 days to repair or replace any assets with like assets, Borrower shall deliver the proceeds to Agent to be applied to the Revolving Loan, and Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, borrow Revolving Loans for such repair or replacement. If Borrower fails to reinvest such proceeds within 180 days, Borrower hereby authorizes Lenders to make a Revolving Loan to repay the Term Loan as required hereby and/or if the Term Loan has been repaid, the Revolving Loan Commitment shall be permanently reduced as provided herein. All such prepayments shall first be applied in payment of Scheduled Installments in the inverse order of maturity (and the Term Loan Commitment will be permanently reduced in the amount of such prepayment) and, at any time after the Term Loan shall have been repaid in full, such payments shall be applied as a permanent reduction of the Revolving Loan Commitment; PROVIDED, HOWEVER, that prepayments from proceeds of an IPO or any issuance of Common Stock thereafter shall not permanently reduce the Revolving Loan Commitment.

      (C) VOLUNTARY PREPAYMENTS AND REPAYMENTS. Borrower may, at any time and upon not less than three (3) Business Days prior notice to Agent and payment of any fees due under subsection 2.3(D), prepay the Term Loan in whole or in part, and upon like notice may terminate the Revolving Loan Commitment, PROVIDED, HOWEVER, the Revolving Loan Commitment may not be terminated by Borrower until the Term Loan and any Seasonal Overadvance and all Revolving Loans are paid in full. Upon termination of the Revolving Loan Commitment, Borrower shall cause Agent and each Lender to be released to the satisfaction of Agent from all liability under any Lender Letters of Credit or Lender Guaranties or, at Agent's option, Borrower will deposit cash collateral with Agent in an amount equal to the Risk Participation Liability with respect to each Lender Letter of Credit and each Risk Participation Agreement that will remain outstanding after prepayment or repayment or provide one or more letters of credit to Agent, from a bank and on terms acceptable to Agent.

      (D) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

2.5 TERM OF THIS AGREEMENT. This Agreement shall be effective until February 1, 2000 (the "Termination Date"). The Commitments shall (unless earlier terminated) terminate on the Termination Date. In addition, this Agreement may be terminated as set forth in Section 8.3 hereof. Upon termination in accordance with Section 8.3 or on the Termination Date, all Obligations shall be immediately due and payable without notice or demand. Notwithstanding any termination, until all Obligations have been fully paid and satisfied, Agent, on behalf of Lenders, shall be entitled to retain security interests in and liens upon all Collateral, and even after payment of all Obligations hereunder, the obligation of Borrower and its Subsidiaries to indemnify Agent and Lenders in accordance with the terms hereof or of any other Loan Document shall continue.

2.6 STATEMENTS, APPLICATION OF PAYMENTS. Agent shall render a monthly statement of account to Borrower within twenty (20) days after the end of each month. Such statement of account shall constitute an account stated unless Borrower makes written objection thereto in reasonable detail (including appropriate calculations) within thirty (30) days from the date such statement is mailed to Borrower. Borrower promises to pay all of its Obligations as such amounts become due or are declared due pursuant to the terms of this Agreement. Except for payments on the Term Loan and mandatory prepayments, principal payments of the Loans shall be applied first to Seasonal Overadvances and then to Revolving Loans. After the occurrence and during the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Agent or any Lender from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Agent may deem advisable notwithstanding any previous entry by Agent upon any books and records.

2.7 GRANT OF SECURITY INTEREST. To secure the payment and performance when due of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, Borrower hereby grants to Agent, on behalf of Lenders, a continuing first priority security interest, lien and mortgage in and to all right, title and interest of Borrower in the following property of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively included within the "Collateral"): (A) Accounts; (B) Inventory; (C) general intangibles (as defined in the UCC, including Borrower's rights and claims under the Assigned Agreements and the Canadian Documents; (D) documents (as defined in the UCC) or other receipts covering, evidencing or representing goods; (E) instruments (as defined in the UCC); (F) chattel paper (as defined in the UCC); (G) Equipment;
(H) Mortgaged Property; (I) Intellectual Property, including without limitation that set forth on Schedule 4.13 hereof, (J) all deposit accounts of Borrower maintained with any bank or financial institution; (K) all cash and other monies and property of Borrower in the possession or under the control of Agent or any Lender or any participant;

(L) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon;
(M) rights under this Agreement or any other Loan Document and the proceeds of any Loans hereunder; and (N) proceeds of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property. Borrower hereby confirms that the security interests granted to Heller under the Existing Loan Agreement shall continue in full force and effect as if granted to Agent for the benefit of Lenders.

2.8 CAPITAL ADEGUACY AND OTHER ADJUSTMENTS. In the event that Agent or any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Agent or such Lender or any corporation controlling Agent or such Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Agent or such Lender or any corporation controlling Agent or such Lendcr with respect to the Obligations and thereby reducing the rate of return on Agent's or such Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrower shall from time to time within fifteen (15) days after notice and demand from Agent or such Lender (together with the certificate referred to in the next sentence) pay to Agent or such Lender additional amounts sufficient to compensate Agent or such Lender for such reduction, so long as Agent or such Lender is then requiring such payments from other borrowers, the demand does not seek payment for a period more than 90 days in arrears and the demand is made prior to payment in full of the Obligations and termination of all Commitments. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Agent or such Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes. If a Lender makes a demand for compensation pursuant to this subsection 2.8, Borrower may obtain, at Borrower's expense but without payment of any fee under subsection 2.3(D), a replacement lender who agrees to acquire Lender's interest in the Loans and the Commitments on the terms set forth in this Agreement and such Lender shall assign to such replacement lender its interest in the Loans and the Commitments, PROVIDED that Borrower has paid all amounts then due to such Lender (including any amounts due under this subsection 2.8).

2.9   TAXES.

      (A) NO DEDUCTIONS. Any and all payments or reimbursements made hereunder or under the Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect th@reto; excluding, however, the following: taxes imposed on the net income of a Lender or Agent by the jurisdiction under the laws of which such Lender or Agent is organized or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of a Lender's or Agent's applicable lending office or any political subdivision thereof. If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to Agent or any Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made. Each Lender which is organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to Agent and Borrower concurrently with its execution of this Agreement or any Lender Addition Agreement duly executed copies of such Internal Revenue Service forms as required to demonstrate that it is entitled to receive all payments hereunder free from United States withholding taxes as of such date.

      (B) CHANGES IN TAX LAWS. In the event that, subsequent to the Closing Date, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by Agent or any Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

           (1) does or shall subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Lender Guaranties or Lender Letters of Credit issued hereunder, or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of Agent or any Lender); or

           (2) does or shall impose on Agent or any Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein; and the result of any of the foregoing is to increase the cost to Agent or any Lender of issuing or participating in any Lender Letter of Credit or Risk Participation Agreement or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Agent or such Lender, upon its demand, any additional amounts necessary to compensate Agent or such Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Agent or such Lender with respect to this Agreement or the other Loan Documents. If Agent or any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower of the event by reason of which Agent or such Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

2.10  SPECIAL PROVISIONS GOVERNING LIBOR RATE LOANS.

      Notwithstanding any other provision of this Agreement, the following provisions shall govern with respect to LIBOR Rate Loans as to the matters covered:

      (A) DETERMINATION OF INTEREST RATE. As soon as practicable after noon (New York time) on each Interest Rate Determination Date, Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to Borrower and Lenders.

      (B) SUBSTITUTED RATE OF BORROWING. If on any Interest Rate Determination Date Agent shall have determined (which determination shall be final and conclusive and binding upon all parties) that:

           (1) by reason of any changes arising after the date of this Agreement affecting the LIBOR market or affecting the position of Agent or any Lender in such market, adequate and fair means do not exist for ascertaining the applicable interest rate by reference to the LIBOR Rate with respect to the LIBOR Rate Loans as to which an interest rate determination is then being made; or

           (2) by reason of (a) any change after the date hereof in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order) or (b) any change in circumstances affecting Agent or any Lender or the LIBOR market or the position of Agent or any Lender in such market (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in the LIBOR Rate), the LIBOR Rate shall not represent the effective pricing to Lenders for Dollar deposits of comparable amounts for the relevant period;

then, and in any such event, Agent shall promptly (and in any event as soon as possible after being notified of a borrowing, conversion or continuation) give notice (by telephone confirmed in writing) to Borrower and Lenders of such determination. Thereafter, Borrower shall pay to Agent for the benefit of Lenders, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as Agent in its sole discretion shall determine) as shall be required to cause Lenders to receive interest with respect to LIBOR Rate Loans for the Interest Period following that Interest Rate Determination Date at a rate per annum equal to the applicable LIBOR Rate Margin in excess of the effective pricing to Lenders for Dollar deposits to make or maintain LIBOR Rate Loans. A certificate as to additional amounts owed showing in reasonable detail the basis for the calculation thereof, submitted in good faith to Borrower by Agent shall, absent manifest error, be final and conclusive and binding upon all of the parties hereto.

      (C) REQUIRED TERMINATION AND PREPAYMENT. If on any date any Lender shall have reasonably determined (which determination shall be final and conclusive and binding upon all parties) that the making or continuation of its LIBOR Rate Loans has become unlawful or impossible by compliance by any Lender in good faith with any law, governmental rule, regulation or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, and in any such event, that Lender shall promptly give notice (by telephone confirmed in writing) to Agent and Borrower of that determination. Subject to prior withdrawal of a notice of borrowing or a Notice of Conversion/Continuation or prepayment of the LIBOR Rate Loans as contemplated by the following subsection 2.10(D), the obligation of Lenders to make or maintain any LIBOR Rate Loans during any such period shall be terminated at the earlier of the termination of the Interest Period then in effect or when required by law and Borrower shall no later than the termination of the Interest Period in effect at the time any such determination pursuant to this subsection 2.10 (C) is made or, earlier, when required by law, repay or prepay the LIBOR Rate Loans, together with all interest accrued thereon.

      (D) OPTIONS OF BORROWER. In lieu of paying Lenders such additional moneys as are required by subsection 2.10(B) or the prepayment required by subsection 2.10(C), Borrower may exercise any one of the following options:

           (1) If the determination by Agent or any Lender relates only to LIBOR Rate Loans then being requested by Borrower pursuant to a notice of borrowing or a Notice of Conversion/Continuation, Borrower may by giving notice (by telephone confirmed in writing) to Agent no later than the date immediately prior to the date on which such LIBOR Rate Loans are to be made, withdraw that notice and the LIBOR Rate Loans then being requested shall be made by Lenders as Prime Rate Loans; or

           (2) Upon written notice to Agent, Borrower may terminate the obligations of Lenders to make or maintain Loans as, and to convert Loans into, LIBOR Rate Loans and in such event, Borrower shall, prior to the time any payment pursuant to subsection 2.10(C) is required to be made or, if the provisions of subsection 2.10(B) are applicable, at the end of the then current Interest Period, convert all of the LIBOR Rate Loans into Prime Rate Loans in the manner contemplated by subsection 2.2(E) but without satisfying the advance notice requirements therein; or

           (3) Borrower may give notice (by telephone confirmed in writing) to Agent and require Lenders to make the LIBOR Rate Loan then being requested as a Prime Rate Loan or to continue to maintain any outstanding Prime Rate
Loan then the subject of a Notice of Conversion/Continuation as a Prime Rate Loan or to convert any LIBOR Rate Loans then outstanding that are so affected into Prime Rate Loans at the end of the then current Interest Period (or at such earlier time as prepayment is otherwise required to be made pursuant to subsection 2.10(C) in the manner contemplated by subsection 2.2(E) but without satisfying the advance notice requirements therein, that notice to pertain only to those Loans and to have no effect on the obligations of Lenders to make or maintain LIBOR Rate Loans or to convert Prime Rate Loans into LIBOR Rate Loans.

      (E) COMPENSATION. Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amounts and which shall, absent manifest error, be conclusive and binding upon all parties hereto), for all reasonable losses, expenses and liabilities (including, without limitation, any loss (including interest paid) sustained by such Lender in connection with the re-employment of such funds), such Lender may sustain: (1) if for any reason (other than a default by such Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a notice of borrowing, a Notice of Conversion/Continuation or a telephonic request for borrowing or conversion/continuation or a successive Interest Period does not commence after notice therefor is given pursuant to subsection 2.2(E); (2) if any prepayment of any of its LIBOR Rate Loans occurs on a date that is not the last day of an Interest Period applicable to that Loan; (3) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Borrower; or (4) as a consequence of any other default by Borrower to repay its LIBOR Rate Loans when required by the terms of this Agreement; PROVIDED that during the period while any such amounts have not been paid, Agent shall reserve an equal amount from amounts otherwise available to be borrowed under the Revolving Loan.

      (F) BOOKING OF LIBOR RATE LOANS. Any Lender may make, carry or transfer LIBOR Rate Loans at, to, or for the account of, any of its branch offices or the office of an Affiliate of such Lender.

      (G) ASSUMPTIONS CONCERNING FUNDING OF LIBOR RATE LOANS. Calculation of all amounts payable to Lenders under this subsection 2.10 shall be made as though each Lender had actually funded its relevant LIBOR Rate Loan through the purchase of a LIBOR deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office to a domestic office in the United States of America; PROVIDED, HOWEVER, that any Lender may fund each of its LIBOR Rate Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection 2.10.


SECTION 3 CONDITIONS TO EFFECTIVENESS; CONDITIONS TO LOANS

3.1 CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT AND TO LOANS ON THE CLOSING DATE. The effectiveness of this Agreement and obligations of Agent and each Lender to make Loans or to issue Lender Letters of Credit or participate in any Risk Participation Agreement on the Closing Date are subject to the prior or concurrent satisfaction of all of the conditions set forth below.

      (A) CLOSING DELIVERIES. Agent shall have received, in form and substance acceptable to Agent all documents, instruments and information identified on
Schedule 3.1(A), and all other agreements, notes, certificates, legal opinions, orders, authorizations, financing statements, mortgages and other documents which Agent or any Lender may in good faith request and each and all of the foregoing must be in form and substance acceptable to Agent.

      (B) SECURITY INTERESTS. Agent shall have received satisfactory evidence that all security interests and liens granted to Heller or Agent pursuant to the Existing Loan Agreement, this Agreement or the other Loan Documents have been duly perfected and constitute first priority liens on the Collateral, subject only to Permitted Encumbrances. Agent shall have received all UCC termination statements and other releases of Liens, duly executed by the applicable secured parties, releasing any and all Liens against the Collateral, except Permitted Encumbrances. Agent shall have received the duly executed Pledge Agreement, together with the certificates for the stock of TNF Canada and TNF Europe delivered in pledge, and with stock powers executed in blank.

      (C) REPAYMENT OF TERM LOAN. The Term Loan under the Existing Loan Agreement shall be repaid in full on the Closing Date, but without any requirement to pay any prepayment fee which would have been due under the Existing Loan Agreement.

      (D) CANADIAN DOCUMENTS. Each of the Canadian Documents shall have been duly executed and delivered, and the Liens duly perfected and Agent and Lenders shall have received opinions of counsel in Canada in form and substance acceptable to Agent and its counsel.

      (E) FEES AND COSTS. Borrower shall have paid the fees payable on the Closing Date referred to in subsections 2.3(A) and all fees and costs of Agent's counsel.

      (F) CORPORATE AUTHORIZATION AND OPINIONS. Agent shall have received evidence satisfactory to it that all necessary actions of Borrower and its Subsidiaries to authorize the execution, delivery and performance of this Agreement and the other Loan Documents have been duly taken, and shall have received the opinion of Crosby, Heafey, Roach & May, in form and substance acceptable to Agent and its counsel.

      (G) SUBORDINATED DEBT DOCUMENTS. Borrower shall have obtained such consents under, or an amendment to, the Subordinated Debt Agreement, in form and substance acceptable to Agent, necessary to permit the execution, delivery and performance of this Agreement and the Canadian Documents.

      (H) APPRAISAL OF TRADEMARK. Agent shall have received (at Heller's cost) an appraisal, in form and substance acceptable to it and from an appraiser acceptable to Agent, of the trademark "The North Face."

3.2 CONDITIONS TO ALL LOANS AND LENDER LETTERS OF CREDIT. The obligations of each Lender to make Loans or of Agent to issue Lender Letters of Credit or to execute and deliver any Risk Participation Agreement on any Funding Date (including the Closing Date) are subject to satisfaction of all of the conditions set forth below.

      (A) LOAN DOCUMENTS. Agent shall have received, in form and substance satisfactory to Lender, all agreements, mortgages, financing statements and other documents as required to perfect or continue the perfection of Agent's first priority security interests in the Collateral for the benefit of Lenders.

      (B) CONSENTS. All consents, approvals or authorizations of any Person required for the execution, delivery or performance of the Loan Documents shall have been obtained and remain in full force and effect.

      (C) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made by Borrower to Lenders after the Closing Date and approved by Agent.

      (D) NO DEFAULT. No event shall have occurred and be continuing or would result from the consummation of the requested borrowing or notice requesting issuance of a Lender Letter of Credit or Underlying L/C that would constitute a Default or an Event of Default.

      (E) PERFORMANCE OF AGREEMENTS. Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which any Loan Document or (if failure to perform would have a Material Adverse Effect or permit other parties to exercise remedies against a Loan Party) any other Transaction Document provides shall be performed by it on or before that Funding Date.

      (F) NO PROHIBITION. No provision of any law or regulation, and no order, judgment or decree of any court, arbitrator or governmental authority, shall purport to enjoin or restrain Agent or any Lender from making any Loans or issuing or participating in any Lender Letters of Credit or Underlying L/C's or impair any security interest in the Collateral.

      (G) MARGIN REGULATIONS. The making of the Loans requested on such Funding Date shall not violate Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

      (H) NO LITIGATION. There shall not be pending or, to the knowledge of Borrower, threatened, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration against or affecting any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries that has not been disclosed by Borrower in writing, and that, in the opinion of Agent, would reasonably be expected to have a Material Adverse Effect and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that, in the opinion of Agent, would reasonably be expected to have a Material Adverse Effect.

      (I) NO MATERIAL ADVERSE CHANGE. No event shall have occurred since the Original Closing Date which has resulted in any material adverse change in the business, properties, assets or condition (financial or otherwise) of Borrower individually or Borrower and its subsidiaries taken as a whole.


SECTION 4 BORROWER'S REPRESENTATIONS AND WARRANTIES

           In order to induce Agent and each Lender to enter into this Agreement, to make Loans and to issue or participate in Lender Letters of Credit and Risk Participation Agreements, Borrower represents and warrants to Agent and each Lender that the following statements are and will be true, correct and complete:

4.1   ORGANIZATION, POWERS, CAPITALIZATION.

      (A) ORGANIZATION AND POWERS. Each of the Loan Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and qualified to do business in all jurisdictions where such qualification is required. Each of the Loan Parties has (and had at all relevant times) all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to enter into each Loan Document and other Transaction Document to which such Loan Party is a signatory.

      (B) CAPITALIZATION. The authorized capital stock of each of the Loan Parties is as set forth on Schedule 4.1(B). All issued and outstanding shares of capital stock of each of the Loan Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Agent for the benefit of Lenders and such shares were issued in compliance with all applicable state and federal (domestic or foreign) laws concerning the issuance of securities. As of the Closing Date, the capital stock of Borrower is owned by the Shareholders and in the amounts set forth on
Schedule 4.1(B). All of the capital stock of TNF Europe is owned by Borrower (except one director's qualifying share), and all of the capital stock of TNF Canada is owned by Borrower. There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party or any other Person of any shares of capital stock or other securities of any such entity, except as described in Schedule 4.1(B).

4.2 AUTHORIZATION OF BORROWING AND ACQUISITION, NO CONFLICT. Borrower has the corporate power and authority to incur the Obligations and to grant security interests in the Collateral. On the Original Closing Date, the execution, delivery and performance of the Loan Documents


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

and the other Transaction Documents by each Loan Party signatory thereto was duly authorized by all necessary corporate and shareholder action. The execution, delivery and performance of this Agreement, the amendments to the Pledge Agreement and the Canadian Documents have been duly authorized by all necessary corporate and shareholder action of Borrower and TNF Canada. The execution, delivery and performance by each Loan Party of each Loan Document and other Transaction Document to which it is a party and the consummation of the transactions contemplated by this Agreement and the Transaction Documents do not and will not be in contravention of any applicable law, the corporate charter or bylaws of any Loan Party or any material agreement or order by which any Loan Party or any of its property is bound. No consents, authorizations or permits are required to be obtained by Borrower or any of its Subsidiaries for the execution, delivery or performance of any Loan Document, except those which have been obtained and delivered to Agent. No filing by Borrower, Old TNF or any Shareholder was required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the Acquisition. This Agreement is, and the other Transaction Documents, including the Notes, are the legally valid and binding obligations of the applicable Loan Parties, respectively, enforceable against the Loan Parties in accordance with the respective terms of the respective Transaction Documents.

4.3 FINANCIAL CONDITION. The financial statements of Old TNF and its Subsidiaries as of November 30, 1993 and for each period thereafter (but prior to the Original Closing Date) which have been, and all financial statements concerning Borrower and its Subsidiaries which have been furnished pursuant to the Existing Loan Agreement or will hereafter be furnished by Borrower and its Subsidiaries to Agent or any Lender pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly in all material respects the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. The Budgets delivered and to be delivered have been and will be prepared by Borrower in light of the past operations of the business of Old TNF and its Subsidiaries.

4.4 INDEBTEDNESS AND LIABILITIES. As of the Closing Date, except as set forth on Schedule 7.1(C), neither Borrower nor any of its Subsidiaries has (a) any Indebtedness except Indebtedness under the Existing Loan Agreement or as accrued in the financial statements dated as of December 31, 1994; or (b) any liabilities other than as stated in financial statements dated as of December 31, 1994 or operating lease liabilities and trade credit to Persons incurred in the ordinary course of business following the date of the such financial statements.

4.5 ACCOUNT WARRANTIES. Borrower represents, warrants and covenants as to each Account of Borrower or TNF Canada or any of Borrower's Subsidiaries which is a party to a Loan Document that, at the time of its creation, the Account is a valid, bona fide account, representing an indebtedness incurred by the named account debtor for goods actually sold and delivered or for services completely rendered; there are no setoffs, or counterclaims, genuine or otherwise, against the Account; the Account does not represent a sale to an Affiliate (other than Goldwin or TNF Canada) or a consignment, sale or return or a bill and hold transaction;

no agreement exists permitting any deduction or discount (other than the discount stated on the invoice); Borrower or the applicable Subsidiary is the lawful owner of the Account and Borrower or such Subsidiary has the right to assign the same to Agent, for the benefit of Lenders; each Account is free of all security interests, liens and encumbrances other than those in favor of Agent, for the benefit of Lenders and, as to Accounts of TNF Canada Liens in favor of Borrower which have been assigned to Agent, for the benefit of Lenders; and the Account is due and payable in accordance with its terms.

4.6 NAMES. Borrower does not conduct business, nor has it at any time during the past five years conducted business, under any name, trade name or fictitious business name other than those names set forth on Schedule 4.6.

4.7 LOCATIONS; FEIN. Schedule 4.7 sets forth the locations of Borrower's and each Subsidiary's principal places of business, the locations of their books and records, the locations of all other offices of Borrower and its Subsidiaries and all Collateral locations, and such locations are Borrower's and its Subsidiaries sole locations for their respective businesses and the Collateral. Borrower's federal employer identification number is 94-320-4082.

4.8 TITLE TO PROPERTIES; LIENS. Borrower and each of its Subsidiaries has good, sufficient and legal title, subject to Permitted Encumbrances, to all its respective material properties and assets. Except for Permitted Encumbrances, all such properties and assets are free and clear of Liens. To the best knowledge of Borrower after due inquiry, there are no actual, threatened or alleged defaults with respect to any leases of real property under which Borrower or any of its Subsidiaries is lessee or lessor which would have a Material Adverse Effect.

4.9 LITIGATION; ADVERSE FACTS. Except as set forth on Schedule 4.9, there are no judgments outstanding against any Loan Party or Old TNF or affecting any property of any Loan Party or Old TNF nor is there any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of Borrower after due inquiry, threatened against or affecting any Loan Party or Old TNF or any property of any Loan Party or Old TNF which could reasonably be expected to result in any Material Adverse Effect. No Loan Party has received any opinion or memorandum or legal advice from legal counsel to the effect that such Loan Party is exposed to any liability which could reasonably be expected to result in any Material Adverse Effect.

4.10 PAYMENT OF TAXES. Except as set forth on Schedule 4.10 or permitted pursuant to Section 5.9, all tax returns and reports of Borrower and each of its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governinental charges upon such Persons and upon their respective properties, assets, income and franchises which are shown on such returns as due and payable have been paid when due and payable. None of the income tax returns of Borrower or any of its Subsidiaries are under audit. No tax liens have been filed against any assets of Borrower or its Subsidiaries and not discharged and no claims are being asserted with respect to any taxes against Borrower or its Subsidiaries. The charges, accruals and reserves on the books of Borrower and each of its

Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

4.11 PERFORMANCE OF AGREEMENTS. None of the Loan Parties, nor Old TNF and none of their respective Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contractual obligation of any such Person, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except as set forth in Schedule 4.11 and for such defaults which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.12 EMPLOYEE BENEFIT PLANS. Borrower, each Subsidiary of Borrower, Old TNF and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans and, as to TNF Europe and TNF Canada, with all applicable laws relating to any employee benefit or retirement plans. No liability has been incurred by Borrower, any Subsidiary of Borrower, Old TNF or any ERISA Affiliate which remains unsatisfied for any funding obligation, taxes or penalties with respect to any Employee Benefit Plan or any similar plan of TNF Europe and TNF Canada, except the liability of TNF Europe for underfunding of its pension plan as disclosed prior to the Original Closing Date, for which Borrower has no liability. Neither Borrower, any Subsidiary of Borrower, Old TNF or any ERISA Affiliate has any withdrawal liability under any multi-employer plan.

4.13 INTELLECTUAL PROPERTY. Borrower and each of its Subsidiaries owns, is licensed to use or otherwise has the right to use, all Intellectual Property used in or necessary for the conduct of its business as currently conducted and as conducted by Old TNF and its Subsidiaries prior to the Original Closing Date and all such Intellectual Property is identified on Schedule 4.13.

4.14 BROKER'S FEES. No broker's or finder's fee or commission will be payable with respect to the issuance and sale of the Notes or any of the other transactions contemplated hereby.

4.15 ENVIRONMENTAL COMPLIANCE. Each Loan Party and Old TNF has been and is currently in compliance in all material respects with all applicable Environmental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws. There are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders relating to any Hazardous Materials asserted or (to the best knowledge of Borrower) threatened against any Loan Party or Old TNF or relating to any real property currently or formerly owned, leased or operated by any Loan Party or Old TNF which could have a Material Adverse Effect.

4.16 SOLVENCY. As of and from and after the date of this Agreement, Borrower and each of its Subsidiaries: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities); (ii) greater than the amount that will be required to pay its probable liabilities as they mature; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

4.17 DISCLOSURE. No representation or warranty of Borrower, any of its Subsidiaries or any other Loan Party contained in this Agreement, the Existing Loan Agreement, the Purchase Agreement, or any other Transaction Document, the financial statements described in subsection 4.3 or delivered by Borrower under this Agreement, the other Loan Documents, or any other document, certificate or written statement in final form furnished to Agent or any Lender by or on behalf of any such Person for use in connection with the Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit (in each case at the time made) to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The Budgets and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by Agent and Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no material fact known to Borrower that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Agent and Lenders for use in connection with the transactions contemplated hereby.

4.18 INSURANCE. Borrower and each of its Subsidiaries maintains insurance policies for business interruptions and public liability and property and casualty damage for its business and properties as required by subsection 5.10, no notice of cancellation has been received with respect to such policies and Borrower and each of its Subsidiaries is in compliance with all conditions contained in such policies. Agent, for the benefit of Lenders has been named as an additional insured and loss payee, respectively, on all such insurance policies.

4.19 COMPLIANCE WITH LAWS. Neither Borrower, nor Old TNF nor any of their Subsidiaries is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, including, without limitation, any violation relating to any use, release, storage, transport or disposal of any Hazardous Material, which violation would subject Borrower or any such Subsidiary, or any of their respective officers to criminal liability or have a Material Adverse Effect and no such violation has been alleged.

4.20 BANK ACCOUNTS. Schedule 4.20 sets forth the account numbers and locations of all bank accounts of Borrower and its Subsidiaries.

4.21 SUBSIDIARIES. Borrower has no Subsidiaries other than TNF Canada, TNF Europe and a dormant Subsidiary of TNF Europe, Black & Edgington (Exports) Limited, which conducts


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

no business and has no assets or liabilities other than a guaranty of the indebtedness and/or obligations of TNF Europe.

4.22 USE OF PROCEEDS AND MARGIN SECURITY. Borrower shall use the proceeds of all Loans for proper business purposes (as described in the recitals to this Agreement) consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

4.23 EMPLOYEE MATTERS. Except as set forth on Schedule 4.23, (a) no Loan Party nor Old TNF nor any of such Loan Party's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Loan Party or Old TNF and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party or Old TNF within the past three (3) years and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between any Loan Party or Old TNF and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.23, neither Borrower nor any of its Subsidiaries is subject to an employment contract or any liability for severance pay.

4.24 GOVERNMENTAL REGULATION. None of the Loan Parties is, or after giving effect to any Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

4.25 PURCHASE AGREEMENT; TRANSACTION DOCUMENTS, EXISTING CREDIT AGREEMENT. Borrower represents and warrants that each of the representations and warranties of Sellers and Borrower in the Purchase Agreement and each representation and warranty of Borrower in any other Transaction Document, all of which are incorporated herein by this reference, were true and correct in all material respects as of the Original Closing Date and each representation and warranty of Borrower in the Existing Credit Agreement, all of which are incorporated herein by reference, were true and correct when made under the Existing Credit Agreement. Notwithstanding anything in the Purchase Agreement or any Transaction Document or the Existing Credit Agreement to the contrary, all such representations and warranties incorporated herein shall, solely for purposes of this Agreement, survive the execution and delivery of the Purchase Agreement or any Transaction Document and the consummation of the Acquisition, the execution and delivery of this Agreement and the making of the Loans.

4.26 TNF CANADA. TNF Canada has the corporate power and authority to purchase Inventory from Borrower and to grant security interests in its assets to secure the unpaid obligations owed to Borrower. The Canadian Documents executed and delivered by TNF Canada have been duly authorized, executed and delivered by TNF Canada, and neither the execution and delivery of such Canadian Documents, nor TNF Canada's performance thereof, contravenes or violates its governing documents, any applicable law or any agreement or order to which TNF Canada is a party.


SECTION 5 AFFIRMATIVE COVENANTS

           Borrower covenants and agrees that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit and Underlying L/C's, unless Requisite Lenders or Agent at the direction of Requisite Lenders shall otherwise give prior written consent, Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5 applicable to such Person.

5.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower will deliver to Agent and each Lender the financial statements and other reports described below (unless specified to be delivered solely to Agent).

      (A) MONTHLY FINANCIALS. As soon as available and in any event within twenty-five (25) days after the end of each month, Borrower will deliver (1) the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, (2) the consolidated and consolidating balance sheet and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for the same period of the prior year and (3) a schedule of the outstanding Indebtedness for borrowed money of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

      (B) QUARTERLY FINANCIALS. As soon as available and in any event within forty-five (45) days after the end of each quarter of a Fiscal Year, Borrower will deliver the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such quarter of a Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such quarter of a Fiscal Year. Borrower will also deliver the consolidated and consolidating balance sheet, and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for the same periods in the prior Fiscal Year.


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

      (C) YEAR-END FINANCIALS. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, Borrower will deliver: (1) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow for such Fiscal Year; (2) for the Fiscal Year ending December 31, 1994, the consolidated balance sheet, and the related consolidated statements of income, stockholders' equity and cash flow for Old TNF for the prior Fiscal Year; (3) a schedule of the outstanding Indebtedness of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; and (4) a report with respect to the financial statements of Borrower and its Subsidiaries from a firm of independent certified public accountants selected by Borrower and acceptable to Agent, which report shall be unqualified as to going concern and scope of audit and shall state that (a) such consolidated financial statements present fairly the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and (5) copies of the consolidating financial statements of Borrower and its Subsidiaries, including (a) consolidating balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Year showing intercompany eliminations and (b) related consolidating statements of earnings of Borrower and its Subsidiaries showing intercompany eliminations and (c) consolidating cash flows of Borrower and its Subsidiaries.

      (D) ACCOUNTANTS' CERTIFICATION AND REPORTS. Together with each delivery of consolidated financial statements of Borrower and its Subsidiaries pursuant to subsection 5.1(C), Borrower will deliver a written statement by its independent certified public accountants (a) stating that the examination has included a review of the terms of this Agreement as same relate to accounting matters and (b) stating whether, in connection with the examination, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof. Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted to Borrower by independent public accountants in connection with each annual, interim or special audit of the financial statements of Borrower made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit.

      (E) COMPLIANCE CERTIFICATE. Together with the delivery of each set of financial statements referenced in subparts (A), (B) and (C) of this subsection 5.1, Borrower will deliver a Compliance Certificate.

      (F) BORROWING BASE CERTIFICATES, REGISTERS AND JOURNALS. Subject to the last sentence of this subsection 5.1(F), within five (5) Business Days after the end of each fiscal month, Borrower shall deliver to Agent (1) a completed Borrowing Base Certificate updated to reflect the most recent sales and collections of Borrower and TNF Canada through the end of such month and the amount of the Intercompany Inventory Account at the end of such month; (2) a completed assignment schedule of all Accounts created by Borrower and TNF Canada during such month; (3) an invoice register or sales journal describing all sales and credits of Borrower and TNF Canada for that month, in form and substance acceptable to Agent, and, if Agent so requests, copies of invoices evidencing such sales and proofs of delivery relating thereto; and (4) a completed cash receipts journal (including information regarding non-cash credits and adjustments) for that month. Notwithstanding the foregoing, during any period that the excess of the Maximum Revolving Loan Amount over the outstanding principal balance of all Revolving Loans (including Seasonal Overadvances) plus the Risk Participation Liability is less than Two Million Dollars ($2,000,000), (x) all reports required by this subsection 5.1(F) shall be due within two (2) Business Days after the end of each week, unless an IPO has been consummated, and (y) Borrower shall notify Agent within two (2) Business Days of any decrease in the Intercompany Inventory Account of $200,000 or more from the amount shown on the most recent Borrowing Base Certificate or notice under this subsection.

      (G) RECONCILIATION REPORTS, INVENTORY REPORTS AND LISTINGS AND AGINGS. Within five (5) Business Days after the last day of each month and from time to time upon the request of Agent, Borrower will deliver to Agent: (1) an aged trial balance of all then existing Accounts of Borrower and its Subsidiaries; and (2) an Inventory Report as of the last day of such period. As soon as available and in any event within five (5) Business Days after the last day of each month, and from time to time upon the request of Agent, Borrower will deliver to Agent: (1) a Reconciliation Report as at the last day of such period;
(2) an aged trial balance of all then existing accounts payable of Borrower and its Subsidiaries; and (3) a detailed inventory listing and cover summary report. All such reports shall be in form and substance acceptable to Agent. The reports shall show, in detail acceptable to Agent, Borrower's Inventory in Canada and all Inventory sold by Borrower to TNF Canada, and all additions to and payments on the Intercompany Inventory Account.

      (H) MANAGEMENT REPORT. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to subdivisions (A), (B) and (C) of this subsection 5.1, Borrower will deliver a management report: (1) describing the operations and financial condition of Borrower and its Subsidiaries for the month then ended and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials); (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year (or, as applicable, for the Fiscal Year of Old TNF) and the corresponding figures from the most recent Budget for the current Fiscal Year delivered to Agent and Lenders pursuant to 5.1(P); and (3) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Borrower to the effect that such information fairly presents the results of operations and financial condition of Borrower and its Subsidiaries as at the dates and for the periods indicated.

      (I) APPRAISALS. From time to time after the occurrence of an Event of Default, upon the request of Agent, Borrower will obtain and deliver to Agent, at Borrower's expense, appraisal reports in form and substance and from appraisers acceptable to Agent, stating the then current fair market and orderly liquidation values of all or any portion of the Collateral.

      (J) GOVERNMENT NOTICES. Borrower will deliver to Agent promptly after receipt by Borrower or any of its Subsidiaries copies of all notices, requests, subpoenas, inquiries or other writings received from any governmental agency concerning any Employee Benefit Plan, the violation or alleged violation of any Environmental Laws, the storage, use or disposal of any Hazardous Material, the violation or alleged violation of the Fair Labor Standards Act or Borrower's or any Subsidiary's payment or nonpayment of any taxes, including any tax audit.

      (K) EVENTS OF DEFAULT, ETC. Promptly upon any officer of Borrower or of any of its Subsidiaries obtaining knowledge of any of the following events or conditions, Borrower shall deliver a certificate of Borrower's chief executive officer specifying the nature and period of existence of such condition or event and what action Borrower and/or its Subsidiary has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice of default that any Person has given to Borrower or any of its Subsidiaries or any other action taken with respect to a claimed default; or (3) any Material Adverse Effect.

      (L) TRADE NAMES. Borrower and its Subsidiaries will give Agent at least thirty (30) days advance written notice of any change of name or of any new trade name or fictitious business name. Borrower's and each of its Subsidiaries' use of any trade name or fictitious business name will be in compliance with all laws regarding the use of such names.

      (M) LOCATIONS. Borrower will give Agent at least thirty (30) days advance written notice of any change in the principal place of business of Borrower or of any of its Subsidiaries which is a party to any Loan Document or any change in the location of the books and records or any of the Collateral or of any new location for the books and records or any of the Collateral.

      (N) BANK ACCOUNTS. Borrower will give Agent at least fifteen (15) days' advance written notice of any new bank accounts established by Borrower or any of its Subsidiaries which is a party to any Loan Document.

      (O) LITIGATION. Promptly upon any officer of Borrower or of any of its Subsidiaries obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by Borrower to Agent (other than any such action, suit, proceeding, investigation or arbitration which seeks only money damages in an amount not in excess of $25,000) or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party which is reasonably likely to have a Material Adverse Effect. Borrower will promptly give notice thereof to Agent and provide such other information as may be reasonably available to them to enable Agent and its counsel to evaluate such matter.

      (P)  BUDGETS.  As soon as available and in any event no later than thirty
(30) days prior to the end of each Fiscal Year of Borrower, Borrower will deliver a consolidated and consolidating Budget of Borrower and its Subsidiaries for the forthcoming three Fiscal Years, year by year, and for the forthcoming Fiscal Year, month by month.

      (Q) SUBORDINATED DEBT AND EQUITY NOTICES. Borrower shall promptly deliver to Agent copies of all notices given or received by Borrower or any of its Subsidiaries with respect to noncompliance with any term or condition related to any Subordinated Debt, and shall promptly notify Agent of any potential or actual event of default with respect to any Subordinated Debt. Borrower shall deliver to Agent copies of notices given or received by Borrower under the Preferred Stock Purchase Agreement.

      (R) OTHER INFORMATION. With reasonable promptness, Borrower will deliver such other information and data with respect to any Loan Party, any Subsidiary of any Loan Party or any of the Collateral as Agent or any Lender may reasonably request from time to time.

5.2 ACCESS TO ACCOUNTANTS. Borrower authorizes Agent to discuss the financial condition and financial statements of Borrower and its Subsidiaries with Borrower's or any of its Subsidiaries' independent public accountants upon reasonable notice to Borrower of its intention to do so and authorizes such accountants to respond to all of Agent's inquiries.

5.3 INSPECTION. Borrower shall permit Agent and any Lender and any authorized representatives designated by Agent or any Lender to visit and inspect any of the properties of Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their employees and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested; PROVIDED Lenders shall coordinate such visits through Agent and, except as provided in this subsection 5.3 or subsection 10.1, at Lenders' expense. Borrower acknowledges that Agent intends to make such inspections on at least a quarterly basis, and Borrower agrees to pay to Agent an audit fee for three such inspections during any Fiscal Year when no Event of Default exists and for each inspection while an Event of Default exists equal to Five Hundred Dollars ($500.00) per auditor per day or any portion thereof, excluding all full days spent by Agent traveling to or from Borrower's locations, plus out of pocket expenses.

5.4 COLLATERAL RECORDS. Borrower shall keep and shall cause each of its Subsidiaries to keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Agent's security interests in the Collateral for the benefit of Lenders.

5.5 ACCOUNT COVENANTS: VERIFICATION. Borrower shall, at its own expense: (a) cause all invoices evidencing Accounts of Borrower and all copies thereof to bear a notice that such


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invoices are payable in the name of Borrower to the Blocked Accounts established in accordance with subsection 5.6 and (b) use its best efforts to assure prompt payment of all amounts due or to become due under such Accounts. No discounts, credits or allowances will be issued, granted or allowed by Borrower or any Subsidiary to customers and no returns will be accepted without Agent's prior written consent except in the ordinary course of business; PROVIDED, that until Agent notifies Borrower to the contrary after the occurrence and during the continuance of an Event of Default, Borrower may presume consent. Borrower will promptly notify Agent in the event that a customer alleges any dispute or claim with respect to an Account of Borrower and each of its Subsidiaries in excess of $50,000 or of any other circumstances known to Borrower that may impair the validity or collectibility of such an Account. Agent shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to an Account, by mail, telephone or in person. After the occurrence of a Default or an Event of Default, Borrower shall not, and shall not permit any Subsidiary to, without the prior consent of Agent, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon.

5.6 COLLECTION OF ACCOUNTS AND PAYMENTS. Borrower shall establish such lockboxes and depository accounts (collectively, "Blocked Accounts") with such banks as are reasonably acceptable to Agent to which all account debtors shall directly remit all payments on Accounts of Borrower and in which Borrower will immediately deposit all cash payments made for Inventory or other cash payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. Unless a facility for a Permitted Canadian Financing has been executed, Borrower shall cause TNF Canada to establish a lockbox for payment of its Accounts, and all funds shall be transferred to a Blocked Account. Prior to the occurrence of a Default or an Event of Default, Agent shall instruct the banks to release all funds in the Blocked Accounts to Borrower. After the occurrence of a Default or an Event of Default which has not been cured, Agent may deliver a notice that all funds in the Blocked Accounts shall be transferred to Agent and, in such event, Borrower hereby agrees that all payments received by Agent, whether by cash, check, wire transfer or any other instrument, made to such Blocked Accounts or otherwise received by Agent and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Agent for the benefit of Lenders. Borrower, and any of its Affiliates, employees, agents or other Persons acting for or in concert with Borrower, shall, acting as trustee for Agent, receive, as the sole and exclusive property of Agent, any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts or other Collateral which come into the possession or under the control of Borrower or any of Borrower's Affiliates, employees, agents or other Persons acting for or in concert with Borrower, and immediately upon receipt thereof, Borrower or such Persons shall remit the same or cause the same to be remitted, in kind, to the Blocked Accounts, Agent's Account or to Agent at its address set forth in subsection 9.6 below.

5.7 ENDORSEMENT. Borrower hereby constitutes and appoints, and shall cause each of its Subsidiaries which is a party to any Loan Document to constitute and appoint, Agent and all

Persons designated by Agent for that purpose as Borrower's true and lawful attoney-in-fact, with power to endorse Borrower's name to any of the items of payment described in subsection 5.6 above and all proceeds of Collateral that come into Agent's or any Lender's possession or under Agent's or any Lender's control. Both the appointment of Agent as Borrower's or its Subsidiary's attorney and Agent's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

5.8 CORPORATE EXISTENCE. Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business. Borrower will promptly notify Agent of any change in its or any of its Subsidiaries' corporate structures.

5.9 PAYMENT OF TAXES. Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon; PROVIDED that no such tax need be paid if Borrower or such Subsidiary is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if Borrower or such Subsidiary has established appropriate reserves as shall be required in conformity with GAAP.

5.10 MAINTENANCE OF PROPERTIES; INSURANCE. Borrower will maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of Borrower and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, business interruption insurance (with no exclusion for earthquakes), public liability and property damage and casualty insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Agent. Borrower shall cause Agent, for the benefit of Lenders, to be named as loss payee on all insurance policies relating to any Collateral and as additional insured under all liability policies, in each case pursuant to appropriate endorsements in form and substance acceptable to Agent. Borrower shall apply any proceeds received from any policies of insurance relating to any Collateral to the Obligations as set forth in subsection 2.4(B).

5.11 COMPLIANCE WITH LAWS. Borrower will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect and which may be imposed in the future in all jurisdictions in which Borrower or any of its Subsidiaries is now doing business or may hereafter be doing business, other than those laws the noncompliance with which would not have a Material Adverse Effect.

5.12 FURTHER ASSURANCES. Borrower shall, and shall cause each of its Subsidiaries to, from time to time, execute such guaranties, financing or continuation statements, documents, security


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

agreements, reports and other documents or deliver to Agent such instruments, certificates of title or other documents as Agent at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents. At Agent's request, Borrower shall cause any of its Subsidiaries promptly to guaranty the Obligations and to grant to Agent, for the benefit of Lenders, security interests in the real, personal and mixed property of such Subsidiary to secure the Obligations; PROVIDED that, so long as Borrower does not loan or advance funds (by capital contribution or otherwise) to TNF; Europe, TNF Europe shall not be required to guaranty the Obligations or grant Liens to Lender on its assets, and so long as Borrower and TNF Canada are in compliance with this Agreement with respect to Indebtedness of TNF Canada and investments by Borrower in TNF Canada, and the Liens granted to Borrower by TNF Canada have been perfected and assigned to Agent, TNF Canada shall not be required to guaranty the Obligations.

5.13 COLLATERAL LOCATIONS. Borrower will keep its Collateral at the locations specified as Borrower's locations on Schedule 4.7. With respect to any new location (which as to Borrower in any event shall be within the continental United States or Canada), Borrower will execute such documents and take such actions as Agent deems necessary to perfect and protect the security interests of Agent in the Collateral, for the benefit of Lenders including obtaining agreements from any landlord in form and substance acceptable to Agent. Borrower will segregate its Collateral from any Inventory of TNF Canada, and undertake such procedures as may be requested by Agent to identify all such Collateral. If TNF Canada enters into a Permitted Canadian Financing, Borrower shall no longer keep any Collateral in Canada.

5.14 BAILEES. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Borrower's or any Subsidiary's agents or processors, Borrower shall, upon the request of Agent, notify, or cause its Subsidiary to notify, such warehouseman, bailee, agent or processor of the security interests in favor of Agent, for the benefit of Lenders, created hereby and shall instruct such Person to hold all such Collateral for Agent's account subject to Agent's instructions.

5.15  MORTGAGES; TITLE INSURANCE; SURVEYS.

      (A) MORTGAGED PROPERTY. Agent may from time to time designate real property or leasehold interests of any Loan Party or any Subsidiary of any Loan Party after the date hereof as "Mortgaged Property", in which case Borrower shall as promptly as possible (and in any event within sixty (60) days after such designation) deliver to Agent, for the benefit of Lenders, a fully executed Mortgage, in form and substance acceptable to Agent, together with title insurance policies and surveys as required by this subsection 5.15. Borrower agrees that, following the taking of the actions with respect to any Mortgaged Property required by the immediately preceding sentence, Agent, for the benefit of Lenders, shall have a valid and enforceable mortgage on the respective Mortgaged Property, free and clear of all defects and encumbrances except for Permitted Encumbrances. Notwithstanding the foregoing, Agent shall not require a leasehold mortgage or deed of trust to the extent that it is prohibited by the


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

applicable lease, nor any Mortgage on the real property owned by TNF Europe so long as TNF Europe is not required to guaranty the Obligations.

      (B) TITLE INSURANCE. Within thirty (30) days following delivery of any Mortgage with respect to Mortgaged Property, Borrower shall deliver or cause to be delivered to Agent, for the benefit of Lenders, ALTA lender's title insurance policies issued by title insurers reasonably satisfactory to Agent (the "Mortgage Policies") in form and substance and in amounts reasonably acceptable to Agent assuring Agent that the Mortgages are valid and enforceable first priority mortgage liens on the respective Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances. The Mortgage Policies shall be in form and substance reasonably acceptable to Agent and shall include an endorsement insuring against the effect of future advances under this Agreement, for mechanics' liens and for any other matter that Agent may reasonably request, and shall provide for affirmative insurance and such reinsurance as Agent may reasonably request. In the case of each leasehold constituting Mortgaged Property, Agent shall have received such estoppel letters, consents and waivers from the landlords and non-disturbance agreements from any holders of mortgages or deeds of trust on such real estate as may have been requested by Agent, which letters shall be in form and substance satisfactory to Agent.

      (C) SURVEYS. Within thirty (30) days following delivery of any Mortgage with respect to Additional Mortgaged Property, Borrower shall deliver or cause to be delivered to Agent current surveys, certified by a licensed surveyor, for all real property that is the subject of the Mortgage Policies. All such surveys shall be sufficient to allow the issuer of the mortgage policy to issue an ALTA lender's policy.

5.16 CANADIAN ACCOUNTS. Borrower will cause TNF Canada to apply proceeds of the collections of its Accounts and any Permitted Canadian Financing to the payment of the Intercompany Inventory Account and other Indebtedness owed to Borrower. Unless a credit facility to provide a Permitted Canadian Financing is in effect, TNF Canada shall not maintain more than Seventy-Five Thousand
Dollars ($75,000) in cash or cash equivalents.

5.17  [Intentionally omitted].

5.18  [intentionally omitted]

5.19  DIVIDENDS.  Borrower will not pay any cash dividends on any Borrower
Stock.

5.20 POST-CLOSING DELIVERIES. (A) Borrower shall take such actions as may be required to perfect Agent's Liens on the Intellectual Property in the foreign jurisdictions listed on Schedule 5.20 within the period set forth on such schedule. (B) Borrower shall obtain consents and agreements from lessors of its real and personal property, and take such other actions as described on Schedule 5.20, within the period set forth on such schedule.


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

SECTION 6 FINANCIAL COVENANTS

      Borrower covenants and agrees that so long as any of the Commitments remain in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit and Risk Participation Agreements, unless Borrower has received the prior written consent of Requisite Lenders or of Agent at the direction of Requisite Lenders, Borrower shall comply with and shall cause each of its Subsidiaries to comply with all covenants in this Section 6 applicable to such Person.

6.1 TANGIBLE NET WORTH. Tangible Net Worth shall be at least the amount set forth below as of the dates set forth below.

         Date                                         Amount
         ----                                         ------
         9/30/94                                      $ 6,700,000
         12/31/94                                     $ 7,000,000
         3/31/95                                      $ 6,000,000
         6/30/95                                      $ 4,250,000
         9/30/95                                      $ 7,500,000
         12/31/95                                     $ 7,500,000
         3/31/96                                      $ 7,500,000
         6/30/96                                      $ 6,300,000
         9/30/96                                      $11,000,000
         12/31/96                                     $11,000,000
         3/31/97 and each Fiscal Quarter thereafter   $11,000,000

6.2 MINIMUM EBITDA. Minimum EBITDA at the end of each fiscal quarter set forth below for the rolling four (4) quarter period (or such lesser period as may equal the number of fiscal quarters elapsed since June 30, 1994 (not including the quarter ended June 30, 1994)) ending on the last day of each fiscal quarter set forth below shall not be less than the amount set forth below opposite such date.


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

         Fiscal Ouarter                               Amount
         --------------                               ------
         9/30/94                                      $ 4,500,000
         12/31/94                                     $ 6,750,000
         3/31/95                                      $ 8,500,000
         6/30/95                                      $ 7,100,000
         9/30/95                                      $ 8,250,000
         12/31/95                                     $ 9,500,000
         3/31/96                                      $10,000,000
         6/30/96                                      $10,000,000
         9/30/96                                      $10,400,000
         12/31/96                                     $10,700,000
         3/31/97 and thereafter                       $11,000,000

and in each Fiscal Year, minimum EBITDA for the fiscal quarter ending September 30 shall not be less than $6,000,000.

6.3 CAPITAL EXPENDITURE LIMITS. The aggregate amount of all Capital Expenditures of Borrower and its Domestic Subsidiaries (excluding (i) trade-ins,
(ii) Capital Expenditures in respect of replacement assets to the extent funded with casualty insurance proceeds and (iii) Capital Expenditures financed with proceeds of the Term Loan) will not exceed Six Hundred Thousand Dollars ($600,000) in the period from the Original Closing Date to December 31, 1994, One Million Five Hundred Thousand Dollars ($1,500,000) in the Fiscal Years ending December 31, 1995 and 1996 and One Million Dollars ($1,000,000) in any Fiscal Year thereafter. After the consummation of an IPO and repayment in full of the Subordinated Debt, Borrower may make additional Capital Expenditures for new retail stores in an amount not to exceed the net cash proceeds of an IPO LESS the amount applied to repay the Subordinated Debt plus the net cash proceeds of the issuance of Common Stock (other than in an IPO); PROVIDED that such Capital Expenditures shall not exceed Five Million Dollars ($5,000,000) in any Fiscal Year. In the event that Borrower or any of its Domestic Subsidiaries enters into a Capital Lease or other contract with respect to fixed assets, for purposes of calculating Capital Expenditures under this subsection only, the amount of the Capital Lease initially capitalized on Borrower's balance sheet prepared in accordance with GAAP shall be considered expended in full on the date that Borrower or any of its Domestic Subsidiaries enters into such contract or Capital Lease.

6.4 FIXED CHARGE COVERAGE. Fixed Charge Coverage at the end of each fiscal quarter for the rolling four (4) quarter period (or such lesser period as may equal the number of fiscal quarters which have elapsed since June 30, 1994 (not including the quarter ended June 30, 1994)) ending on the last day of each fiscal quarter shall not be less than 1.2.

6.5 TOTAL INTEREST COVERAGE. Total Interest Coverage at the end of each fiscal quarter for the rolling four (4) quarter period (or such lesser period as may equal the number of fiscal


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

quarters which have elapsed since June 30, 1994 (not including the quarter ended June 30, 1994)) ending on the last day of each fiscal quarter shall not be less than 1.75.

6.6 LEVERAGE RATIO. Commencing with the fiscal quarter ending March 31, 1995, the Leverage Ratio at the end of each fiscal quarter for the rolling four (4) quarter period (or three (3) fiscal quarters as of March 31, 1995) ending on the last day of each fiscal quarter shall not exceed 6.5.

6.7 ADJUSTMENT OF FINANCIAL COVENANTS. If TNF Canada enters into a Permitted Canadian Financing, Borrower, Agent and Lenders agree to negotiate in good faith in order to amend the foregoing covenants and the related definitions to exclude TNF Canada and provide criteria for evaluating Borrower's performance and financial condition which shall be the same after such exclusion.


SECTION 7 NEGATIVE COVENANTS

           Borrower covenants and agrees that so long as any of the Commitments remain in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit and Risk Participation Agreements, unless Borrower has received the prior written consent of Requisite Lenders or of Agent at the direction of Requisite Lender, Borrower shall comply, and shall cause each of its Subsidiaries to comply, with all covenants in this Section 7 applicable to such Person.

7.1 INDEBTEDNESS AND LIABILITIES. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except: (a) the Obligations;
(b) Indebtedness not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate at any time outstanding secured by purchase money Liens; (c) Indebtedness with respect to Capital Leases not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) in the aggregate at any time outstanding; (d) Indebtedness existing on the Closing Date not otherwise permitted hereunder and identified on Schedule 7.1(C) and refinancings thereof in amounts not in excess of that set forth on such Schedule 7.1(C); PROVIDED, that in no event may any refinancing of the Indebtedness of TNF Europe require any guaranty of payment or other credit support by Borrower; (e) Subordinated Debt in an amount not in excess of the amount outstanding on the Original Closing Date; (f) additional Subordinated Debt issued on the same terms as the Subordinated Debt issued on the Original Closing Date in a principal amount not to exceed five percent (5%) of the amount outstanding on the Original Closing Date if, at the time of and after giving effect to the issuance thereof no Event of Default has occurred and is continuing or would result therefrom and Borrower is in compliance on a pro forma basis with the covenants contained in Section 6 of this Agreement; (g) until TNF Canada enters into a Permitted Canadian Financing, the Intercompany Inventory Account and other intercompany Indebtedness of TNF Canada to Borrower in an amount not to exceed the investment permitted under subsection 7.4(d) and if


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

a credit facility for a Permitted Canadian Financing is in effect, the Intercompany Inventory Account in an amount. not to exceed Fifty Thousand Dollars ($50,000); and (h) a Permitted Canadian Financing. Except for Indebtedness described in the preceding sentence, Borrower will not, and will not permit any of its Subsidiaries to, incur any indebtedness or liabilities except for trade payables, operating leases and other liabilities not constituting Indebtedness in the ordinary course of business not delinquent or with respect to which Borrower or any of its Subsidiaries is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that Borrower or any of its Subsidiaries has established adequate reserves therefor, if appropriate under GAAP.

7.2 GUARANTIES. Except for guaranties issued to Agent for the benefit of Lenders or endorsements of instruments or items of payment for collection in the ordinary course of business or customary indemnities to corporate agents, officers and directors (but subject to sub-section 7.5), Borrower shall not, and shall not permit any of its Subsidiaries to, guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person, whether directly or indirectly by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise. The foregoing shall not prohibit Subsidiaries from guarantying the Obligations, nor Borrower from guarantying the obligations of TNF Canada under its lease; PROVIDED that the terms of such lease and guaranty are acceptable to Lender.

7.3   TRANSFERS, LIENS AND RELATED MATTERS.

      (A) TRANSFERS. Borrower shall not, and shall not permit any of its Subsidiaries to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to any of the Collateral or the assets of such Person, except that Borrower and its Subsidiaries may (i) sell Inventory in the ordinary course of business; (ii) with the prior written consent of Lender not to be unreasonably withheld or delayed, license trademarks and tradenames in the ordinary course of business consistent with past practices of Old TNF prior to the Original Closing Date; (iii) terminate the leases described on Schedule 7.3(B); and (iv) make voluntary Asset Dispositions if all of the following conditions are met: (1) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed Twenty-five Thousand Dollar ($25,000) and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed Seventy-five Thousand Dollars ($75,000); (2) the consideration received is at least equal to the fair market value of such assets; (3) the sole consideration received is cash; (4) the net proceeds of such Asset Disposition are applied as required by subsection 2.4(B); (5) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of the Obligations with the proceeds thereof, Borrower is in compliance on a pro forma basis with the covenants set forth in Section 6 recomputed for the most recently ended month for which information is available and is in compliance with all other terms and


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

conditions contained in this Agreement; and (6) no Default or Event of Default shall result from such sale or other disposition.

      (B) LIENS. Except for Permitted Encumbrances, Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any of the Collateral or the assets of such Person or any proceeds, income or profits therefrom.

      (C) NO NEGATIVE PLEDGES. Neither Borrower nor any Subsidiary of Borrower shall enter into or assume any agreement (other than the Loan Documents and the Subordinated Debt Agreement) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, other than any such agreement entered into by TNF Europe prior to the Original Closing Date or in connection with a refinancing of Indebtedness of TNF Europe permitted by subsection 7.1(d) and any prohibition on Liens upon assets of TNF Canada in any Permitted Canadian Financing.

      (D) NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO BORROWER. Except as provided herein and for any agreement entered into by TNF Europe prior to the Original Closing Date, Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by Borrower or any Subsidiary of Borrower; or (2) subject to subordination provisions, pay any indebtedness owed to Borrower or any other Subsidiary; (3) make loans or advances to Borrower or any other Subsidiary; or (4) transfer any of its property or assets to Borrower or any other Subsidiary.

7.4 INVESTMENTS AND LOANS. Borrower shall not, and shall not permit any of its Subsidiaries to, make or permit to exist investments in or loans to any other Person, except: (a) Cash Equivalents; (b) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business in an aggregate outstanding amount not in excess of Fifty Thousand Dollars ($50,000) at any time; (c) the investment of Borrower in the stock of TNF Europe and of TNF Europe in the stock of Black & Edgington (Exports) Limited, in each case existing on the Original Closing Date (but excluding in each case any additional investments, by capital contribution or otherwise, or loans); and (d) the investment (by loan, advance, capital contribution or otherwise) of Borrower in TNF Canada in an amount not in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate plus liabilities of TNF Canada for Inventory sold by Borrower in accordance with the Canadian Documents; PROVIDED that the Intercompany Inventory Account and all Indebtedness or liabilities of TNF Canada to Borrower shall be repaid with the initial proceeds of any Permitted Canadian Financing and no further sales of Inventory shall be made by Borrower to TNF Canada except as permitted under the definition of Permitted Canadian Financing. Prior to TNF Canada's entering into an agreement for a Permitted Canadian Financing, Borrower shall not amend the provisions of the Canadian Documents relating to the price of Inventory sold by Borrower to TNF Canada, or the Liens granted to Borrower and assigned to Agent.


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

7.5 RESTRICTED JUNIOR PAYMENTS. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that: (a) Subsidiaries of Borrower may make Restricted Junior Payments to Borrower with respect to their common stock; (b) Borrower may make payments of principal of and interest on the Subordinated Debt and indemnity payments and expense reimbursements in accordance with the terms of the Subordinated Debt Agreement PROVIDED that Borrower shall have notified Lender at least five (5) Business Days prior to making any indemnity payments and may pay in full the Subordinated Debt with the net proceeds of an IPO; (c) Borrower may sell the trademarks listed on Schedule
7.3 to Goldwin pursuant to the Goldwin Stock Purchase Agreement; (d) Borrower may pay dividends on the Series A Preferred Stock in additional shares of such Borrower Stock and may issue Common Stock upon conversion of the Series A Preferred Stock or exercise of Management Options; (e) Borrower may pay the fees required to be paid on the Original Closing Date under the Preferred Stock Purchase Agreement and the Subordinated Debt Agreement; and (f) so long as no Default or Event of Default shall have occurred and be continuing or shall result from the Restricted Junior Payment and Borrower is in compliance on a pro forma basis with the covenants set forth in Section 6, Borrower may (i) repurchase Common Stock or Management Options or Management Restricted Stock held by an employee of Borrower upon termination of employment of such employee in an aggregate amount in each Fiscal Year not to exceed Five Hundred Thousand Dollars ($500,000); (ii) pay management fees in an amount not to exceed Sixty-two Thousand Five Hundred Dollars ($62,500) in each fiscal quarter pursuant to the Preferred Stock Agreement; (iii) pay director's fees in an amount not in excess of $50,000.00 per year; and (g) Borrower may pay base compensation to Borrower's two top executive officers in an amount not in excess, in the aggregate, of One Million Dollars ($1,000,000.00) in each Fiscal Year and such incentive compensation as may be approved by the Compensation Committee of Borrower's Board of Directors plus an amount not in excess of Five Hundred Thousand ($500,000) in the aggregate for legal fees and expenses of such officers in connection with proceedings for which the Board of Directors has approved Borrower's indemnification.

7.6 RESTRICTION ON FUNDAMENTAL CHANGES. Neither Borrower nor any of its Subsidiaries will: (a) enter into any transaction of merger or consolidation;
(b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of any of its Subsidiaries, whether now owned or hereafter acquired; or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person, PROVIDED that Borrower may purchase the North Face branded inventory from In Sport Fashions, Inc. in accordance with the terms set forth in the Transition and Services Agreement dated October 13, 1994.

7.7 CHANGES RELATING TO SUBORDINATED DEBT AND SERIES A PREFERRED STOCK. Borrower will not, and will not permit any of its Subsidiaries to, change or amend the terms of the Subordinated Debt or the Series A Preferred Stock if the effect of such amendment is to: (a)


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increase the interest rate on the Subordinated Debt; (b) change the dates upon which payments of principal or interest are due on the Subordinated Debt; (c) change any event of default or add any covenant with respect to the Subordinated Debt or the Series A Preferred Stock; (d) change the payment provisions of the Subordinated Debt or the Series A Preferred Stock; (e) change the subordination provisions the Subordinated Debt Agreement; (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness or the Series A Preferred Stock in a manner adverse to Borrower, any of its Subsidiaries, Agent or Lenders; (g) increase the outstanding principal amount of the Subordinated Debt in excess of that permitted under subsection 7.1 hereof; or (h) require the cash payment of dividends on the Series A Preferred Stock or any mandatory redemption thereof.

7.8 TRANSACTIONS WITH AFFILIATES. Borrower will not, and will not permit any Loan Party to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director or employee of any Loan Party, except for (a) transactions in the ordinary course of, and pursuant to the reasonable requirements of, Borrower's or a Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Agent and Lenders and which are no less favorable to Borrower or such Subsidiary than it would obtain in a comparable arm's length transaction with an unaffiliated Person; (b) the transactions set forth in the Goldwin Stock Purchase Agreement;
(c) the issuance of Management Options; and (d) the payment of fees pursuant to the Subordinated Debt Agreement and the Preferred Stock Purchase Agreement to the extent permitted under subsection 7.5 hereof. The foregoing shall not prohibit the transactions contemplated by the Transaction Documents or Borrower's performance of the terms thereof so long as Borrower fully complies with all restrictions contained in any other covenant in this Agreement.

7.9 ENVIRONMENTAL LIABILITIES. Borrower will not, and will not permit any Loan Party to: (a) violate in any material respect any applicable Environmental Law; (b) dispose of any Hazardous Materials (except in accordance with applicable law) into or onto or from, any real property owned, leased or operated by any Loan Party; or (c) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any real property owned, leased or operated by any Loan Party.

7.10 CONDUCT OF BUSINESS. Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than businesses of the type engaged in by Old TNF or TNF Europe on the Original Closing Date.

7.11 COMPLIANCE WITH ERISA. Borrower will not, and will not permit any of its Subsidiaries to establish any new Employee Benefit Plan or amend any existing Employee Benefit Plan if the liability or increased liability resulting from such establishment or amendment is material. Neither Borrower nor any Subsidiary shall fail to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof.


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7.12  TAX CONSOLIDATIONS.  Borrower will not, and will not permit any of its
Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than Borrower or any of its Subsidiaries.

7.13 SUBSIDIARIES. Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire any new Subsidiaries after the Closing Date without Lender's prior written consent. TNF Canada will remain a wholly-owned Subsidiary of Borrower.

7.14 FISCAL YEAR. Neither Borrower nor any Subsidiary of Borrower shall change its Fiscal Year.

7.15 PRESS RELEASE; PUBLIC OFFERING MATERIALS. Borrower will not, and will not permit any Loan Party to, disclose the name of Agent or any Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party without prior notice to Agent and Lenders and the approval of Agent and such Lender the terms of the disclosure concerning it, which approval will not be unreasonably withheld. Notwithstanding the foregoing, this Agreement may be filed with the Securities and Exchange Cominission to the extent required by law.

7.16 BANK ACCOUNTS. Borrower will not, and will not permit any of its Subsidiaries to, establish any new bank accounts without the prior written consent of Agent, which will not be unreasonable withheld, or amend or terminate any Blocked Account or lockbox agreement without the prior written consent of Agent.


SECTION 8 DEFAULT, RIGHTS AND REMEDIES

8.1 EVENT OF DEFAULT. "Event of Default" shall mean the occurrence or existence of any one or more of the following:

      (A) PAYMENT. Failure to make payment of the principal of any of the Obligations when due (in installments, by mandatory prepayment, acceleration or otherwise) or failure to pay interest or any other amount due to Lender under the Loan Documents when due and such default is not remedied within five (5) days after such interest or other amount becomes due; or

      (B) DEFAULT IN OTHER AGREEMENTS. (1) Default of Borrower or any of its Subsidiaries in payment when due of any principal or interest on any Indebtedness or (2) breach or default of Borrower or any of its Subsidiaries with respect to any Indebtedness, if such failure to pay, breach or default entitles the holder to cause such Indebtedness having an individual principal amount in excess of $250,000 or having an aggregate principal amount in excess of $500,000 to become or be declared due prior to its stated maturity; or


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


    (C) BREACH OF CERTAIN PROVISIONS. Failure of Borrower to perform or comply with any term or condition contained in subsections 5.1, 5.3, 5.5, 5.6,
5.8 or contained in Section 6 or Section 7; or

    (D) BREACH OF WARRANTY. Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

    (E) OTHER DEFAULTS UNDER LOAN DOCUMENTS. Borrower or any other Loan Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within ten (10) days after receipt by Borrower of notice from Agent or Requisite Lenders of such default (other than occurrences described in other provisions of this subsection 8.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

    (F)  CHANGE IN CONTROL.  Any Change in Control occurs; or

    (G) INVOLUNTARY BANKRUPTCY APPOINTMENT OF RECEIVER, ETC. (1) A court enters a decree or order for relief with respect to Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for forty-five (45) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against Borrower or any of its Subsidiaries, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of its Subsidiaries, or over all or a substantial part of their respective property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Borrower or any of its Subsidiaries, for all or a substantial part of the property of Borrower or any such Subsidiary; or

    (H) VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC. (1) An order for relief is entered with respect to Borrower or any of its Subsidiaries or Borrower or any of its Subsidiaries commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) Borrower or any of its Subsidiaries makes any assignment for the benefit of creditors; or (3) the board of directors of Borrower or any of its Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 8.1(H); or

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    (I)  LIENS.  Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the assets of Borrower or any of its Subsidiaries by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency, domestic or foreign (other than Permitted Encumbrances) and such lien, levy or assessment is not stayed, vacated, paid or discharged within ten (10) days; or

    (J) JUDGMENT AND ATTACHMENTS. Any money judgment, writ or warrant of attachment, or similar process involving (1) an amount in any individual case in excess of $250,000 or (2) an amount in the aggregate at any time in excess of $500,000 (in either case not adequately covered by insurance, subject to the deductibles approved by Agent, as to which the insurance company has acknowledged coverage) is entered or filed against Borrower or any of its Subsidiaries or any of their respective assets or any Collateral and remains undischarged, unvacated, unbonded or unstayed for a period of forty-five (45) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

    (K) DISSOLUTION. Any order, judgment or decree is entered against Borrower or any of its Subsidiaries decreeing the dissolution or split up of Borrower or that Subsidiary and such order remains undischarged or unstayed for a period in excess of twenty (20) days; or

    (L) INJUNCTION. Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days; or

    (M) INVALIDITY OF LOAN DOCUMENTS. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party or Shareholder denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

    (N) FAILURE OF SECURITY. Agent, on behalf of Lenders, does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances), in each case, for any reason other than the failure of Agent or any Lender to take any action within its control; or

    (O) DAMAGE, STRIKE, CASUALTY. Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days beyond the coverage period of any applicable business interruption insurance as to which Borrower has received payments, the cessation or substantial curtailment of revenue producing activities at any facility of Borrower or any of its Subsidiaries if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or


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

    (P) LICENSES AND PERMITS. The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could have a Material Adverse Effect.

8.2 SUSPENSION OF COMMITMENTS. Upon the occurrence of any Default or Event of Default, notwithstanding any grace period or right to cure, Agent may, and upon the demand of Requisite Lenders shall, without notice or demand, immediately cease making additional Loans and the Commitments shall be suspended; PROVIDED that, in the case of a Default, if the subject condition or event is waived, cured or removed by Requisite Lenders within any applicable grace or cure period, the Commitments shall be reinstated.

8.3 ACCELERATION. Upon the occurrence of any Event of Default described in the foregoing subsections 8.1(G) or 8.1(H), all Obligations shall automatically and immediately be immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Agent may, and upon demand by Requisite Lenders shall, by written notice to Borrower, (a) declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable and the Commitments shall thereupon terminate and (b) demand that Borrower immediately deposit with Agent an amount equal to the Risk Participation Liability to enable Lender to make payments under the Lender Letters of Credit and Lender Guaranties when required and such amount shall become immediately due and payable.

8.4 REMEDIES. If any Event of Default shall have occurred and be continuing, Agent may, and upon demand of Requisite Lenders shall, exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or in any other Loan Documents or otherwise available to Agent or Lenders, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and may also (a) notify any or all obligors on the Accounts to make all payments directly to Agent; (b) require Borrower and any other Loan Party to, and Borrower hereby agrees that it will, at its expense and upon request of Agent forthwith, assemble all or part of the Collateral as directed by Agent and make it available to Agent at a place to be designated by Agent which is reasonably convenient to both parties; (c) withdraw all cash in the Blocked Accounts and apply such monies in payment of the Obligations in the manner provided in subsection 8.7; (d) without notice or demand or legal process, enter upon any premises of Borrower and any other Loan Party and take possession of the Collateral; and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Agent may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Agent or any Lender may bid (which bid may


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

be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Agent or such Lender. Agent and Lenders shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Borrower shall remain liable for any deficiency. Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Agent shall not be required to proceed against any Collateral but may proceed against Borrower directly. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter enacted.

8.5 APPOINTMENT OF ATTORNEY-IN-FACT. Borrower hereby constitutes and appoints Agent as Borrower's attorney-in-fact with full authority in the place and stead of Borrower and in the name of Borrower, Agent or otherwise, from time to time in Agent's discretion to take any action and to execute any instrument that Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including: (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereunder or allow any credit or discount thereon; (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; (d) to file any claims or take any action or institute any proceedings that Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Agent and Lenders with respect to any of the Collateral; and (e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral. The appointment of Agent as Borrower's attorney and Agent's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

8.6 LIMITATION ON DUTY OF AGENT AND LENDERS WITH RESPECT TO COLLATERAL. Beyond the safe custody thereof, neither Agent nor any Lender shall have any duty with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee of Agent) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Agent and each Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Neither Agent nor any Lender shall be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Agent or any Lender in good faith.

8.7 APPLICATION OF PROCEEDS. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the


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Collateral shall be applied: FIRST, to all fees, costs and expenses incurred by
Agent or any Lender with respect to this Agreement, the other Loan Documents or the Collateral; SECOND, to all fees due and owing to Agent and Lenders; THIRD, to accrued and unpaid interest on the Obligations; FOURTH, to the principal amounts of the Obligations outstanding in such order as Agent may determine in its sole discretion; and FIFTH, to any other indebtedness or obligations of Borrower owing to Agent or any Lender.

8.8 WAIVERS, NON-EXCLUSIVE REMEDIES. No failure on the part of Agent or any Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise by Agent or any Lender of any right under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.


SECTION 9 ASSIGNMENTS; AGENCY PROVISIONS

9.1 ASSIGNMENTS AND PARTICIPATIONS. Each Lender may assign its rights and delegate its obligations under this Agreement to another Person; PROVIDED that such assignment shall be of a constant and not a varying percentage of its Commitments and shall be of the same percentage of the Revolving Loan Commitment and Term Loan Commitment (or outstanding Term Loan); PROVIDED that (a) unless such assignment is to a Lender or an Affiliate of a Lender, the assigning Lender shall first obtain the written consent of Agent, which consent is not to be unreasonably withheld; (b) the amount of Commitments and Loans of the assigning Lender being assigned shall in no event be less than the lesser of (i) Five Million Dollars ($5,000,000) or (ii) the entire amount of the Commitments and Loans of such assigning Lender, (c) the Lender and its assignee shall have executed and delivered to Agent a Lender Addition Agreement and paid to Agent a processing fee of Two Thousand Five Hundred Dollars ($2,500); (d) as a condition to the effectiveness of such assignment, Borrower shall have complied with its obligations under the last sentence of subsection 2.1(F); and (e) no assignment may be made to any Odyssey Bank.

    In the case of an assignment authorized under this subsection 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitment or such assigned portion thereof. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". Each Lender may sell participations in all or any part of any Loans made by it to another Person; PROVIDED that no participation may be sold to any Odyssey Bank; and PROVIDED, FURTHER that any such participation shall be in a minimum amount of Five Million Dollars ($5,000,000) and PROVIDED, FURTHER, that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation and the holder of any such participation shall not be entitled


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

to require such Lender to take or omit to take any action hereunder except action directly affecting (a) any reduction in the principal amount, interest rate or fees payable with respect to any Loan in which such holder participates;
(b) any extension of the Term or the date fixed for any payment of interest or fees payable with respect to any Loan in which such holder participates; and (c) any release of substantially all of the Collateral (other than in accordance with the terms of this Agreement or the Loan Documents). Borrower hereby acknowledges and agrees that any participation will give rise to a direct obligation of Borrower to the participant, and the participant shall for purposes of subsections 2.8, 2.9, 2.10, 9.4 and 10.2 be considered to be a "Lender".

    Except as otherwise provided in this subsection 9.1, no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans or other obligations owed to such Lender. Each Lender may furnish any information concerning Borrower and its Subsidiaries in the possession of that Lender from time to time to an assignee or participant which is an institutional lender (including prospective assignees and participants) and may furnish such information to other Persons upon taking reasonable steps to assure the confidentiality thereof.

    Agent shall provide Borrower with written notice of the name and address of any new Lender after the date hereof.

9.2 AGENT.

    (A) APPOINTMENT. Each Lender hereby designates and appoints Heller as its Agent under this Agreement and the Loan Documents, and each Lender hereby irrevocably authorizes Agent to take such action or to refrain from taking such action on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers as art set forth herein or therein, together with such other powers as are reasonably incidental thereto. Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Loan Documents on behalf of Lenders subject to the requirement that certain of Lenders' consent be obtained in certain instances as provided in subsection 9.3 or otherwise specifically required under this Agreement. Agent agrees to act as such on the express conditions contained in this subsection 9.2. The provisions of this subsection 9.2 are solely for the benefit of Agent and Lenders and neither Borrower nor any Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower or any Loan Party. Agent may perform any of its duties hereunder, or under the Loan Documents, by or through its agents or employees.

    (B) NATURE OF DUTIES. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of Agent shall be mechanical and administrative in nature. Agent shall not have by reason of this Agreement


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

a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon Agent any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrower and its Subsidiaries in connection with the extension of credit hereunder and shall make its own appraisal of the credit worthiness of Borrower, and Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto (other than financial information received by it in accordance herewith), whether coming into its possession before the Closing Date hereunder or at any time or times thereafter. If Agent seeks the consent or approval of any Lenders to the taking or refraining from taking any action hereunder, then Agent shall send notice thereof to each Lender. Agent shall promptly notify each Lender any time that the Requisite Lenders have instructed Agent to act or refrain from acting pursuant hereto.

    (C) RIGHTS, EXCULPATION, ETC. Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Loan Documents, or in connection herewith or therewith, except that Agent shall be liable with respect to its own gross negligence or willful misconduct. Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover from other Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them). In performing its functions and duties hereunder, Agent shall exercise the same care which it would in dealing with loans for its own account, but Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Loan Documents or the transactions contemplated thereby, or for the financial condition of any Loan Party. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default. Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents Agent is permitted or required to take or to grant, and if such instructions are promptly requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from Requisite Lenders or all of the Lenders, as applicable. In no event shall Agent be required to take any action or to refrain from taking any action which, in Agent's opinion, would expose Agent to any liability. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of


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Agent acting or refraining from acting under this Agreement or any of the other
Loan Documents in accordance with the instructions of Requisite Lenders.

    (D) RELIANCE. Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message or other communication (including any writing, telex, telecopy or telegram) believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. Agent shall be entitled to rely upon the advice of legal counsel, independent accountants, and other experts selected by Agent in its sole discretion.

    (E) INDEMNIFICATION. Lenders Will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by Agent under this Agreement for any of the Loan Documents, in proportion to each Lender's Pro Rata Share; PROVIDED, HOWEVER, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from Agent's gross negligence or willful misconduct. The obligations of Lenders under this subsection 9.2(E) shall survive the payment in full of the Obligations and the termination of this Agreement.

    (F) HELLER INDIVIDUALLY. With respect to its Commitments and the Loans made by it, and the Notes issued to it, Heller shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Heller in its individual capacity as a Lender or one of the Requisite Lenders. Heller may lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as Agent pursuant hereto.

    (G)  SUCCESSOR AGENT.

         (1) RESIGNATION. Agent may resign from the performance of all its functions and duties hereunder at any lime by giving at least thirty (30) Business Days' prior written notice to Borrower and Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of its appointment pursuant to clause (2) below or as otherwise provided below.

         (2) APPOINTMENT OF SUCCESSOR. Upon any such notice of resignation pursuant to clause (G) (1) above, Requisite Lenders shall appoint a successor Agent. If a successor Agent shall not have been so appointed within said thirty
(30) Business Day period, the retiring


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Agent, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as Requisite Lenders, appoint a successor Agent as provided above.

         (3) SUCCESSOR AGENT. Upon the acceptance of any appointment as Agent under the Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. Even after any retiring Agent's resignation as Agent under the Loan Documents, the provisions of this subsection 9.2 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.

    (H)  COLLATERAL MATTERS.

         (1) RELEASE OF COLLATERAL. (a) Lenders hereby irrevocably authorize Agent, at its option and in its discretion, to release any Lien granted to or held by Agent upon any property covered by this Agreement or the Loan Documents
(i) upon termination of the Commitments and payment and satisfaction of all Obligations; (ii) constituting property being sold or disposed of if Borrower certifies to Agent that the sale or disposition is made in compliance with the provisions of this Agreement (and Agent may rely in good faith conclusively on any such certificate, without further inquiry); (iii) constituting property leased to Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by Borrower to be, renewed or extended; or (iv) on assets of TNF Canada if required in connection with a Permitted Canadian Financing (and Agent may rely in good faith conclusively on a certificate of Borrower that the conditions to such Permitted Canadian Financing have been met).

              (b) In any year, without requiring the consent of any Lender, Agent may release or compromise any Collateral and the proceeds thereof having a value not greater than ten percent (10%) of the total book value of all Collateral, and, with the prior consent of Requisite Lenders, may release or compromise any Collateral and the proceeds thereof having a value not greater than twenty-five percent (25%) of the book value of all Collateral. With the consent of Lenders owning a total of at least eighty-five percent (85%) of the Commitments of all Lenders, Agent may release or compromise any Collateral or proceeds thereof in excess of that otherwise permitted hereunder. Lenders hereby irrevocably authorize Agent to release or compromise Collateral or proceeds as permitted under this subsection 9.2(H)(1)(b).

              (c) Notwithstanding anything to the contrary contained herein, Agent may, at its sole discretion, release or compromise Collateral and the proceeds thereof to the extent permitted by subsection 9.2(H)(1)(a).

         (2) CONFIRMATION OF AUTHORITY; EXECUTION OF RELEASES. Without in any manner limiting Agent's authority to act without any specific or further authorization of Lenders or with the consent by Requisite Lenders or with the consent of less than all Lenders


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(as set forth in subsection 9.2(H)(1)), each Lender agrees to confirm in writing, upon request by Borrower, the authority to release any property covered by this Agreement or the Loan Documents conferred upon Agent under subsections 9.2(H)(1)(a) and (b). So long as no Event of Default is then continuing, upon receipt by Agent of confirmation from the Requisite Lenders or from the requisite percentage of Lenders specifically required by subsection 9.2(H)(1)(b), as the case may be, of its authority to release any particular item or types of property covered by this Agreement or the Loan Documents, and upon at least five (5) Business Days prior written request by Borrower, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to Agent for the benefit of Lenders herein or pursuant hereto upon such collateral; PROVIDED, HOWEVER, that (i) Agent shall not be required to execute any such document on terms which, in Agent's opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Loan Party, in respect of), all interests retained by any Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Loan Documents.

    (3) ABSENCE OF DUTY. Agent shall have no obligation whatsoever to any Lender or any other Person to assure that the property covered by this Agreement or the Loan Documents exists or is owned by Borrower or is cared for, protected or insured or has been encumbered or that the Liens granted to Agent, on behalf of Lenders, herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to Agent in this subsection 9.2(H) or in any of the Loan Documents, it being understood and agreed that in respect of the property covered by this Agreement or the Loan Documents or any act, omission or event related thereto, Agent may act in any manner it may deem appropriate, in its discretion, given Agent's own interest in property covered by this Agreement or the Loan Documents as one of the Lenders and that Agent shall have no duty or liability whatsoever to any of the other Lenders; PROVIDED, that Agent shall exercise the same care which it would in dealing with loans for its own account.

    (I) AGENCY FOR PERFECTION. Agent and each Lender hereby appoints each other Lender as agent for the purpose of perfecting Lenders' security interest in assets which, in accordance with Article 9 of the Uniform Commercial Code in any applicable jurisdiction, can be perfected only by possession. Should any Lender (other than Agent) obtain possession of any such Collateral, such Lender shall notify Agent thereof, and, promptly upon Agent's request therefor, shall deliver such Collateral to Agent or in accordance with Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce this Agreement or any Loan Document or to realize upon any collateral security for the Loans, it being understood and agreed that such rights and remedies may be exercised only by Agent.


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9.3 AMENDMENTS, CONSENTS AND WAIVERS FOR CERTAIN ACTIONS.

    (A)  Except as otherwise provided in this subsection 9.3 or in subsections
9.2 and 10.3 and except as to matters set forth in other subsections hereof as requiring only Agent's consent, the consent of Requisite Lenders shall be required to amend, modify, terminate, or waive any provision of this Agreement, including, but not limited to, any amendment, modification, termination, or waiver with regard to Sections 5, 6 and 7.

    (B) In the event Agent requests the consent of a Lender and does not receive a written denial thereof within five (5) Business Days after such Lender's receipt of such request, then such Lender will be deemed to have given such consent.

    (C) In the event Agent requests the consent of a Lender and such consent is denied, then Heller or the Lender which assigned its interest in the Loans to such Lender (the "Assigning Lender") may, at its option, require such Lender to reassign its interest in the Loans to Heller or the Assigning Lender, as applicable, for a price equal to the then outstanding principal amount thereof plus accrued and unpaid interest and fees due such Lender, which interest and fees will be paid when collected from Borrower. In the event that Heller or the Assigning Lender elects to require any Lender to reassign its interest to Heller or the Assigning Lender, Heller or the Assigning Lender, as applicable, will so notify such Lender in writing within forty-five (45) days following such Lender's denial, and such Lender will reassign its interest to Heller or the Assigning Lender, as applicable, no later than five (5) days following receipt of such notice.

    (D) In the event Agent waives (1) any Default arising under subsection 8.1(E) as a result of the breach of any of the provisions of Section 5 of this Agreement (other than any such breach which constitutes an Event of Default) or
(2) any Default constituting a condition to the funding of any Revolving Loan or issuance of any Lender Letter of Credit or execution of a Risk Participation Agreement, such waiver shall expire on the date upon which the Default which was the subject of such waiver matures into an Event of Default pursuant to the terms of this Agreement.

9.4 SET OFF AND SHARING OF PAYMENTS. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by Borrower at any time or from time to time, with reasonably prompt subsequent notice to Borrower or to any other Person (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (A) balances held by such Lender or such holder at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or its Subsidiaries), and (B) other property at any time held or owing by such Lender or such holder to or for the credit or for the account of Borrower or any of its Subsidiaries, against and on account of any of the Obligations which are not paid when due; except that no Lender or any such holder shall exercise any such right without the prior written consent of Agent. Any Lender having a right to set off shall, to the


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extent the amount of any such set off exceeds its Pro Rata Share of the
Obligations, purchase for cash (and the other Lenders or holders shall sell) participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender or holder in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders, and (b) any Lender or holder so purchasing a participation in the Loans made or other obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of Loans and other Obligations in the amount of such participation.

9.5 DISBURSEMENT OF FUNDS. Agent may, on behalf of Lenders, disburse funds to Borrower for Loans requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Loan before Agent disburses same to Borrower. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower, and Borrower shall immediately repay, such amount to Agent. Any repayment required pursuant to this subsection 9.5 shall be without premium or penalty. Nothing in this subsection 9.5 or elsewhere in this Agreement or the other Loan Documents, including without limitation the provisions of subsection 9.6, shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Agent or Borrower may have against any Lender as a result of any default by such Lender hereunder.

9.6 DISBURSEMENTS OF ADVANCES, PAYMENTS AND INFORMATION.

    (A)  REVOLVING LOAN ADVANCES AND PAYMENTS; FEE PAYMENTS.

         (1) The Revolving Loan balance may fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender notwithstanding terms to the contrary set forth in Section 2, Revolving Loan advances and payments will be settled according to the procedures described in subsection 9.6(A)(2) and 9.6(A)(3) of this Agreement. Payments of principal interest and fees in respect of the Term Loan will be settled on the Business Day received in accordance with the provisions of Section 2. Notwithstanding these procedures, each Lender's obligation to fund its portion of any advances made by Agent to Borrower will commence on the date such advances are made by Agent. Such payments will be made by such Lender without set-off, counterclaim or reduction of any kind.

         (2) Once each week, or more frequently (including daily), if Agent so elects, Agent will advise each Lender by telephone, telex, or telecopy of the amount of each such Lender's Pro Rata Share of the Revolving Loan balance. In the event that payments are necessary to adjust the amount of such Lender's Pro Rata Share of the Revolving Loan balance


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to such Lender's Pro Rata Share of the Revolving Loan, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 3:00 p.m. (New York time) on such date. Notwithstanding the foregoing, if Agent so elects, Agent may require that each Lender make its Pro Rata Share of any requested Loan available to Agent for disbursement on or prior to the Funding Date applicable to such Loan. If Agent elects to require that such funds be made available, Agent shall promptly advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of such requested Loan. Each Lender shall pay Agent such Lender's
Pro Rata Share of such requested Loan in same day funds, by wire transfer to Agent's account not later than 3:00 p.m. (New York) time on such Funding Date.

         (3) For purposes of this subsection 9.6(A)(3) the following terms and conditions will have the meanings indicated:

              (a) "Daily Loan Balance" means an amount calculated as of the end of each calendar day by subtracting (i) the cumulative principal amount paid by Agent to a Lender on a Loan from the Closing Date through and including such calendar day, from (ii) the cumulative principal amount on a Loan advanced by such Lender to Agent on that Loan from the Closing Date through and including such calendar day.

              (b) "Daily Interest Rate" means an amount calculated by dividing the interest rate payable to a Lender on a Loan (as set forth in subsection 2.2) as of each calendar day by three hundred sixty (360).

              (c) "Daily Interest Amount" means an amount calculated by multiplying the Daily Loan Balance of a Loan by the associated Daily Interest Rate on that Loan.

              (d) "Interest Ratio" means a number calculated by dividing the total amount of the interest on a Loan received by Agent with respect to the immediately preceding month by the total amount of interest on that Loan due from Borrower during the immediately preceding month.

On the first Business Day of each month ("Interest Settlement Date"), Agent will advise each Lender by telephone, telex, or telecopy of the amount of such Lender's share of interest and fees payable with respect to the Obligations outstanding during the immediately preceding month. Provided that such Lender has made all payments required to be made by it under this Agreement, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on the signature page of this Agreement or the applicable Lender Addition Agreement as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Lender Addition Agreement) not later than 3:00 p.m. (New York time) on the next Business Day following the Interest Settlement Date, such Lender's share of such interest and fees. Such Lender's share of interest on each Loan will be calculated for that Loan by adding together the Daily Interest Amounts for each calendar day of the prior month for that Loan and multiplying the total


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thereof by the Interest Ratio for that Loan.  Such Lender's share of the total
Unused Line Fee payable in respect thereto and received by Agent shall be equal to the product of (i) (A) the Commitments of the Lenders minus the average daily balance of Risk Participation Reserve during the preceding month, multiplied by such Lender's Pro Rata Share of the Commitments, minus (B) the average daily balance of such Lender's advances under the Revolving Loan during the preceding month, multiplied by (ii) one-half of one percent (.50%) per annum. Such Lender's share of any Lender Letter of Credit and Risk Participation Agreement fees shall be equal to such fees received by Agent multiplied by such Lender's Pro Rata Share of the Commitments.

    (B)  AVAILABILITY OF LENDER'S PRO RATA SHARE.

         (1) Unless Agent has been notified by a Lender prior to a Funding Date of such Lender's intention not to fund its Pro Rata Share of the Loan amount requested by Borrower, Agent may assume that such Lender will make such amount available to Agent on the Business Day following the next Settlement Date. If such amount is not, in fact, made available to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind.

         (2) Nothing contained in this subsection 9.6(B) will be deemed to relieve a Lender of its obligation to fulfill its Commitments or to prejudice any rights Agent or Borrower may have against such Lender as a result of any default by such Lender under this Agreement.

         (3) Without limiting the generality of the foregoing, each Lender shall be obligated to fund its Pro Rata Share of any Revolving Loan made after any acceleration of the Obligations with respect to any draw on a Lender Letter of Credit or Underlying L/C.

    (C)  RETURN OF PAYMENTS.

         (1) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender without set-off, counterclaim or deduction of any kind.

         (2) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any solvency law or otherwise, then, notwithstanding any other term or condition of this Agreement, Agent will not be required to distribute any portion thereof to any Lender.
In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.


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    (D)  DISSEMINATION OF INFORMATION.  Agent will use its best efforts to provide Lenders with any information received by Agent from Borrower which is required to be provided to a Lender hereunder; provided, however, that Agent shall not be liable to Lenders for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct.

SECTION 10 MISCELLANEOUS

10.1 EXPENSES AND ATTORNEYS' FEES. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to promptly pay all fees, costs and expenses incurred by Agent and, to the extent specified below, Lenders in connection with any matters contemplated by or arising out of this Agreement or any other Loan Document including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the Collateral: (a) fees, costs and expenses of Agent (including attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by Agent) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing arrangements evidenced by the Loan Documents; (b) fees, costs and expenses of Agent (including attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by Agent) incurred in connection with the review, negotiation, preparation, documentation, execution and administration of the Loan Documents, the Loans, and after the occurrence and during the continuance of an Event of Default, the fees, costs and expenses of Agent and Lenders (including attorney's fees and allocated costs of external counsel) any amendments, waivers, consents, forbearance and other modifications relating thereto or any subordination or intercreditor agreements; (c) fees, costs and expenses incurred in creating, perfecting and maintaining perfection of Liens in favor of Agent for the benefit of Lenders; (d) fees, costs and expenses incurred in connection with forwarding to Borrower the proceeds of Loans including Agent's standard wire transfer fee; (e) fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by Agent in establishing, maintaining and handling lock box accounts, Blocked Accounts or other accounts for collection of the Collateral; (f) fees, costs, and expenses of Agent and Lenders (including attorneys' fees and allocated costs of internal counsel) and costs of settlement incurred in collecting upon or enforcing rights against the Collateral or incurred in any action to enforce this Agreement or other Loan Document or to collect any payments due from Borrower or any other Loan Party under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

10.2 INDEMNITY. In addition to the payment of expenses pursuant to subsection 10.1, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold Agent and each Lender and any holder of the Notes or other assignee under section 9.1, and the officers, directors, employees, agents, affiliates and attorneys of Agent and each Lender and such holders or assignees (collectively called the "Indemnitees")


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harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or any other Loan Document, the consummation of the transactions contemplated by this Agreement, the statements contained in the commitment letters, if any, delivered by Agent or any Lender, Agent or any Lender's agreement to make the Loans hereunder, the use or intended use of the proceeds of any of the Loans or the exercise of any right or remedy hereunder or under any other Loan Document (the "Indemnified Liabilities"); PROVIDED that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction.

10.3 AMENDMENTS AND WAIVERS. Except as otherwise provided herein or in Section 9, no amendment, modification, termination or waiver of any provision of this Agreement, the Note(s) or any other Loan Document, or consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Requisite Lenders or Agent, as applicable; PROVIDED, no amendment, modification, termination or waiver shall, unless in writing and signed by all Lenders, do any of the following: (a) increase the Commitment of any Lender; (b) reduce the principal of, rate of interest on or fees payable with respect to any Loan; (c) extend the scheduled maturity date of the principal amount of the Loans; (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the percentage of Lenders which shall be required for Lenders or any of them to take any action hereunder; (e) release Collateral (except to the extent permitted under subsection 9.2(H) and except if the sale or disposition of such Collateral is permitted under any other provision of this Agreement or any other Loan Document); (f) amend or waive this subsection 10.3 or the definitions of the terms used in this subsection 10.3 insofar as the definitions affect the substance of this subsection 10.3; (g) any increase in the advance rates contained in the definition of "Borrowing Base" or in subsection 2.1(C); and
(h) consent to the assignment or other transfer by any Loan Party of any of its rights and obligations under any Loan Document; and PROVIDED, FURTHER, that no amendment, modification, termination or waiver affecting the rights or duties of Agent under any Loan Document shall in any event be effective unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on Borrower or any other Loan Party in any case shall entitle Borrower or any other Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this subsection 10.3 shall be binding upon each holder of the


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Note[s] at the time outstanding, each future holder of the Note[s], and, if signed by a Loan Party, on such Loan Party.

10.4 NOTICES. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (9) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (New York time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

         If to Borrower:               THE NORTH FACE, INC.
                                       999 Harrison Street
                                       Berkeley, California 94710
                                       Attention: President
                                       Telecopy No.: (510) 525-3346

         With a copy to:               Crosby, Heafey, Roach & May
                                       1999 Harrison Street
                                       Oakland, California 94612-3573
                                       Attention: Philip L. Bush
                                       Telecopy No.: (510) 273-8832

         If to Agent:                  HELLER FINANCIAL, INC.
         or Heller                     101 Park Avenue
                                       New York, New York 10178
                                       Attention: Heller Business Credit
                                                    Portfolio Manager
                                       Telecopy No.: (212) 880-2060

         With a copy to:               HELLER FINANCIAL, INC.
                                       101 Park Avenue
                                       New York, New York 10178
                                       Attention: Heller Business Credit
                                                    Legal Department
                                       Telecopy No.: (212) 880-7158

         If to any Lender:             its address indicated on the
                                       signature page hereto, in a
                                       Lender Addition Agreement or in
                                       a notice to Agent and Borrower



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

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this subsection 10.4.

10.5 SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 10.1 and 10.2 and the indemnities set forth in the Existing Loan Agreement shall survive the payment of the Loans and the termination of this Agreement.

10.6 INDULGENCE NOT WAIVER. No failure or delay on the part of Agent, any Lender or any holder of a Notes in the exercise of any power, right or privilege hereunder or under a Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

10.7 MARSHALING; PAYMENTS SET ASIDE. Neither Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any Shareholder or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party or any Shareholder makes a payment or payments to Agent or any Lender or Agent and/or any Lender enforces its security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

10.8 ENTIRE AGREEMENT. This Agreement, the Notes, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto or their agents or attorneys. There are no oral agreements among the parties hereto.

10.9 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

10.10 SEVERABILITY. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not affect


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or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Loan Documents or of such provision or obligation in any other jurisdiction.

10.11 LENDERS' OBLIGATIONS SEVERAL; INDEPENDENT NATURE OF LENDERS' RIGHTS. The obligation of each Lender hereunder is several and not joint and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. In the event that any Lender at any time should fail to make a Loan as herein provided, the Lenders, or any of them, at their sole option, may make the Loan that was to have been made by the Lender so failing to make such Loan. Nothing contained in any Loan Document and no action taken by Agent or any Lender pursuant hereto or thereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and, subject to the terms of any Lender Addition Agreement, each Lender shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

10.12 HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

10.13 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

10.14 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign its rights or obligations hereunder without the written consent of Lenders.

10.15 NO FIDUCIARY RELATIONSHIP; LIMITATION OF LIABILITIES.

    (A) No provision in this Agreement or in any other Loan Document and no course of dealing between the parties shall be deemed to create any fiduciary duty by Agent or any Lender to Borrower.

    (B) Neither Agent nor any Lender, nor any affiliate, officer, director, employee, attorney, or agent of Agent or any Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any other Loan Document, or any of the transactions contemplated by this Agreement or any other Loan Document.
Borrower hereby waives, releases, and agrees not to sue Agent or any Lender or any of its affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any other Loan Document, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.

10.16 CONSENT TO JURISDICTION. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT SHALL BE LITIGATED IN SUCH COURTS, BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE NOTES, ANY OTHER LOAN DOCUMENT OR THE OBLIGATIONS.

10.17 WAIVER OF JURY TRIAL. BORROWER, AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT. BORROWER, AGENT AND EACH LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER, AGENT AND EACH LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

10.18 CONSTRUCTION. Borrower, Agent and each Lender each acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its own legal counsel and that this Agreement and the other Loan Documents shall be construed without regard to which party may be deemed to have drafted the same or any provision thereof.

10.19 COUNTERPARTS; EFFECTIVENESS. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and acceptance of the Borrower's counterpart by Agent at its office in New York and satisfaction or waiver of the conditions set forth in subsection 3.1. At the time of the effectiveness of this Agreement, this Agreement shall amend and restate and thereby supersede the Existing Loan Agreement. From and after the date on which this Agreement becomes effective, all references in the other Loan Documents shall be deemed references to this Agreement, as it may be amended, supplemented or otherwise modified from time to time.

10.20 NO DUTY. All attorneys, accountants, appraisers, and other professional Persons and consultants respectively retained by Agent, any Lender, Borrower and Borrower's Affiliates shall have the right to act exclusively in the interest of the party retaining then and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any other party; PROVIDED that this Section 10.20 shall not be deemed to reduce the legal or contractual duty of any Person providing reports, opinions, financial statements, audit reports or other documents to any Person.




                       [remainder of page intentionally blank]

         Witness the due execution of this Amended and Restated Loan and Security Agreement by the respective duly authorized officers of the undersigned as of the date first written above.

HELLER FINANCIAL, INC.,                THE NORTH FACE, INC.
As Agent and as Lender

By:/s/Jason D. Drattell                By:/s/William A. McFarlane
   -------------------------              -------------------------

Name: Jason D. Drattell                Name: William A. McFarlane
Title: Vice President                  Title: President

                                                                  EXECUTION COPY





- -------------------------------------------------------------------------------


                           LOAN AND SECURITY AGREEMENT

                            DATED AS OF June 7, 1994

                                     between

                           TNF HOLDINGS COMPANY, INC,

                                  as Borrower,

                                       and

                             HELLER FINANCIAL, INC.,
                                    as Lender


- -------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

SECTION 1 DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .    1
   1.1    Certain Defined Terms. . . . . . . . . . . . . . . . . . . . . .    1
   1.2    Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . .   14
   1.3    Other Definitional Provisions. . . . . . . . . . . . . . . . . .   15

SECTION 2 LOANS AND COLLATERAL . . . . . . . . . . . . . . . . . . . . . .   15
   2.1    Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
          (A)  Term Loan . . . . . . . . . . . . . . . . . . . . . . . . .   15
          (B)  Revolving Loan. . . . . . . . . . . . . . . . . . . . . . .   16
          (C)  Seasonal Overadvance Facility . . . . . . . . . . . . . . .   16
          (D)  Eligible Collateral . . . . . . . . . . . . . . . . . . . .   16
          (E)  Borrowing Mechanics . . . . . . . . . . . . . . . . . . . .   19
          (F)  Term Note . . . . . . . . . . . . . . . . . . . . . . . . .   19
          (G)  Letters of Credit and Guaranties. . . . . . . . . . . . . .   19
               (1) Maximum Amount. . . . . . . . . . . . . . . . . . . . .   19
               (2) Reimbursement . . . . . . . . . . . . . . . . . . . . .   19
               (3) Conditions of Issuance. . . . . . . . . . . . . . . . .   20
               (4) Request for Letters of Credit or Guaranties . . . . . .   20
          (H)  Other Letter of Credit and Guaranty Provisions. . . . . . .   20
               (1) Obligations Absolute. . . . . . . . . . . . . . . . . .   20
               (2) Nature of Lenders' Duties . . . . . . . . . . . . . . .   21
   2.2    Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
   2.3    Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
          (A)  Transaction Fee . . . . . . . . . . . . . . . . . . . . . .   23
          (B)  Unused Line Fee . . . . . . . . . . . . . . . . . . . . . .   23
          (C)  Letter of Credit and Guaranty Fees. . . . . . . . . . . . .   23
          (D)  Prepayment Fees . . . . . . . . . . . . . . . . . . . . . .   23
          (E)  Collateral Monitoring Fee . . . . . . . . . . . . . . . . .   24

   2.4    Payments and Prepayments . . . . . . . . . . . . . . . . . . . .   24
          (A)  Manner and Time of Payment. . . . . . . . . . . . . . . . .   24
          (B)  Mandatory Prepayments . . . . . . . . . . . . . . . . . . .   24
               (1) Overadvance . . . . . . . . . . . . . . . . . . . . . .   24
               (2) Seasonal Overadvances . . . . . . . . . . . . . . . . .   24
               (3) Proceeds of Asset Dispositions and Securities Sales . .   25
          (C)  Voluntary Prepayments and Repayments. . . . . . . . . . . .   25
          (D)  Payments on Business Days . . . . . . . . . . . . . . . . .   25

   2.5    Term of this Agreement . . . . . . . . . . . . . . . . . . . . .   25
   2.6    Statements: Application of Payments. . . . . . . . . . . . . . .   26

                                                                            Page
                                                                            ----

   2.7    Grant of Security Interest . . . . . . . . . . . . . . . . . . .   26
   2.8    Capital Adequacy and Other Adjustments . . . . . . . . . . . . .   27
   2.9    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

          (A)      No Deductions . . . . . . . . . . . . . . . . . . . . .   27
          (B)      Changes in Tax Laws . . . . . . . . . . . . . . . . . .   27

SECTION 3 CONDITIONS TO LOANS. . . . . . . . . . . . . . . . . . . . . . .   28
   3.1    Conditions to Loans on the Closing Date. . . . . . . . . . . . .   28
          (A)  Closing Deliveries. . . . . . . . . . . . . . . . . . . . .   28
          (B)  Security Interests. . . . . . . . . . . . . . . . . . . . .   28
          (C)  Transaction Documents . . . . . . . . . . . . . . . . . . .   29
          (D)  Closing Date Availability and Cash Availability . . . . . .   29
          (E)  Fees and Costs. . . . . . . . . . . . . . . . . . . . . . .   29
          (F)  Confirmation Order. . . . . . . . . . . . . . . . . . . . .   29
          (G)  Bankruptcy Proceedings; Litigation. . . . . . . . . . . . .   29
          (H)  Bankruptcy Plan . . . . . . . . . . . . . . . . . . . . . .   29
          (I)  Acquisition . . . . . . . . . . . . . . . . . . . . . . . .   30
          (J)  Bulk Sales and Other Notices. . . . . . . . . . . . . . . .   30
          (K)  Subordination . . . . . . . . . . . . . . . . . . . . . . .   30
          (L)  Releases. . . . . . . . . . . . . . . . . . . . . . . . . .   30
          (M)  Budget. . . . . . . . . . . . . . . . . . . . . . . . . . .   30
          (N)  Tax Issues. . . . . . . . . . . . . . . . . . . . . . . . .   30
          (0)  Releases of Guaranties. . . . . . . . . . . . . . . . . . .   30
          (P)  No Prohibition. . . . . . . . . . . . . . . . . . . . . . .   30
          (Q)  Consents and Approvals. . . . . . . . . . . . . . . . . . .   31
          (R)  Opinions. . . . . . . . . . . . . . . . . . . . . . . . . .   31
   3.2     Conditions to all Loans and Lender Guaranties . . . . . . . . .   31
          (A)  Loan Documents. . . . . . . . . . . . . . . . . . . . . . .   31
          (B)  Consents. . . . . . . . . . . . . . . . . . . . . . . . . .   31
          (C)  Representations and Warranties. . . . . . . . . . . . . . .   31
          (D)  No Default    . . . . . . . . . . . . . . . . . . . . . . .   31
          (E)  Performance of Agreements . . . . . . . . . . . . . . . . .   31
          (F)  No Prohibition. . . . . . . . . . . . . . . . . . . . . . .   31
          (G)  Margin Regulations. . . . . . . . . . . . . . . . . . . . .   32
          (H)  No Litigation . . . . . . . . . . . . . . . . . . . . . . .   32
          (I)  No Material Adverse Change. . . . . . . . . . . . . . . . .   32

SECTION 4 BORROWER'S REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . .   32
   4.1    Organization, Powers, Capitalization . . . . . . . . . . . . . .   32
          (A)  Organization and Powers . . . . . . . . . . . . . . . . . .   32
          (B)  Capitalization. . . . . . . . . . . . . . . . . . . . . . .   32

                                                                            Page
                                                                            ----

   4.2    Authorization of Borrowing and Acquisition, No Conflict. . . . .   33
   4.3    Financial Condition. . . . . . . . . . . . . . . . . . . . . . .   33
   4.4    Indebtedness and Liabilities . . . . . . . . . . . . . . . . . .   33
   4.5    Account Warranties . . . . . . . . . . . . . . . . . . . . . . .   33
   4.6    Names. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
   4.7    Locations: FEIN. . . . . . . . . . . . . . . . . . . . . . . . .   34
   4.8    Title to Properties; Liens . . . . . . . . . . . . . . . . . . .   34
   4.9    Litigation; Adverse Facts. . . . . . . . . . . . . . . . . . . .   34
   4.10   Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . .   34
   4.11   Performance of Agreements. . . . . . . . . . . . . . . . . . . .   35
   4.12   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . .   35
   4.13   Intellectual Property. . . . . . . . . . . . . . . . . . . . . .   35
   4.14   Broker's Fees. . . . . . . . . . . . . . . . . . . . . . . . . .   35
   4.15   Environmental Compliance . . . . . . . . . . . . . . . . . . . .   35
   4.16   Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
   4.17   Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
   4.18   Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
   4.19   Compliance with Laws . . . . . . . . . . . . . . . . . . . . . .   36
   4.20   Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . .   36
   4.21   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . .   36
   4.22   Use of Proceeds and Margin Security. . . . . . . . . . . . . . .   37
   4.23   Employee Matters . . . . . . . . . . . . . . . . . . . . . . . .   37
   4.24   Governmental Regulation. . . . . . . . . . . . . . . . . . . . .   37
   4.25   Purchase Agreements Transaction Documents. . . . . . . . . . . .   37

SECTION 5 AFFIRMATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . .   37
   5.1    Financial Statements and Other Reports . . . . . . . . . . . . .   38
          (A)  Monthly Financial . . . . . . . . . . . . . . . . . . . . .   38
          (B)  Quarterly Financial . . . . . . . . . . . . . . . . . . . .   38
          (C)  Year-End Financial .. . . . . . . . . . . . . . . . . . . .   38
          (D)  Accountants' Certification and Reports. . . . . . . . . . .   39
          (E)  Compliance Certificate. . . . . . . . . . . . . . . . . . .   39
          (F)  Borrowing Base Certificates, Registers and Journals . . . .   39
          (G)  Reconciliation Reports,
               Inventory Reports and Listings and Agings . . . . . . . . .   39
          (H)  Management Report . . . . . . . . . . . . . . . . . . . . .   40
          (I)  Appraisals. . . . . . . . . . . . . . . . . . . . . . . . .   40
          (j)  Government Notices. . . . . . . . . . . . . . . . . . . . .   40
          (K)  Events of Default, etc. . . . . . . . . . . . . . . . . . .   40
          (L)  Trade Names . . . . . . . . . . . . . . . . . . . . . . . .   40
          (M)  Locations . . . . . . . . . . . . . . . . . . . . . . . . .   41

                                                                            Page
                                                                            ----

          (N)  Bank Accounts . . . . . . . . . . . . . . . . . . . . . . .   41
          (0)  Litigation. . . . . . . . . . . . . . . . . . . . . . . . .   41
          (P)  Budgets . . . . . . . . . . . . . . . . . . . . . . . . . .   41
          (Q)  Subordinated Debt and Equity Notices. . . . . . . . . . . .   41
          (R)  Other Information . . . . . . . . . . . . . . . . . . . . .   41
   5.2    Access to Accountants. . . . . . . . . . . . . . . . . . . . . .   41
   5.3    Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
   5.4    Collateral Records . . . . . . . . . . . . . . . . . . . . . . .   42
   5.5    Account Covenants; Verification. . . . . . . . . . . . . . . . .   42
   5.6    Collection of Accounts and Payments. . . . . . . . . . . . . . .   42
   5.7    Endorsement. . . . . . . . . . . . . . . . . . . . . . . . . . .   43
   5.8    Corporate Existence. . . . . . . . . . . . . . . . . . . . . . .   43
   5.9    Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . . .   43
   5.10   Maintenance of Properties; Insurance . . . . . . . . . . . . . .   43
   5.11   Compliance with Laws . . . . . . . . . . . . . . . . . . . . . .   44
   5.12   Further Assurances . . . . . . . . . . . . . . . . . . . . . . .   44
   5.13   Collateral Locations . . . . . . . . . . . . . . . . . . . . . .   44
   5.14   Bailees. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
   5.15   Mortgages: Title Insurance, Surveys. . . . . . . . . . . . . . .   45
          (A)  Mortgaged Property. . . . . . . . . . . . . . . . . . . . .   45
          (B)  Title Insurance . . . . . . . . . . . . . . . . . . . . . .   45
          (C)  Surveys . . . . . . . . . . . . . . . . . . . . . . . . . .   45
   5.16   Post-closing Audit . . . . . . . . . . . . . . . . . . . . . . .   45
   5.17   Interest Rate Protection . . . . . . . . . . . . . . . . . . . .   45
   5.18   Name Change. . . . . . . . . . . . . . . . . . . . . . . . . . .   46
   5.19   Dividends. . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
   5.20   Post-Closing Deliveries. . . . . . . . . . . . . . . . . . . . .   46
   5.21   Inventory Aging and Accounting Systems . . . . . . . . . . . . .   46

SECTION 6 FINANCIAL COVENANTS. . . . . . . . . . . . . . . . . . . . . . .   46
   6.1    Tangible Net Worth . . . . . . . . . . . . . . . . . . . . . . .   46
   6.2    Minimum EBITDA . . . . . . . . . . . . . . . . . . . . . . . . .   46
   6.3    Capital Expenditure Limits . . . . . . . . . . . . . . . . . . .   47
   6.4    Fixed Charge Coverage. . . . . . . . . . . . . . . . . . . . . .   47
   6.5    Total Interest Coverage. . . . . . . . . . . . . . . . . . . . .   47
   6.6    Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . .   47

SECTION 7 NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . .   48
   7.1    Indebtedness and Liabilities . . . . . . . . . . . . . . . . . .   48
   7.2    Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

                                                                            Page
                                                                            ----
   7.3    Transfers, Liens and Related Matters . . . . . . . . . . . . . .   49
          (A)  Transfers . . . . . . . . . . . . . . . . . . . . . . . . .   49
          (B)  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
          (C)  No Negative Pledges . . . . . . . . . . . . . . . . . . . .   49
          (D)  No Restrictions on Subsidiary Distributions to Borrower . .   49
   7.4    Investments and Loans. . . . . . . . . . . . . . . . . . . . . .   50
   7.5    Restricted Junior Payments . . . . . . . . . . . . . . . . . . .   50
   7.6    Restriction on Fundamental Changes . . . . . . . . . . . . . . .   50
   7.7    Changes Relating to Subordinated Debt. . . . . . . . . . . . . .   51
   7.8    Transactions with Affiliates . . . . . . . . . . . . . . . . . .   51
   7.9    Environmental Liabilities. . . . . . . . . . . . . . . . . . . .   51
   7.10   Conduct of Business. . . . . . . . . . . . . . . . . . . . . . .   51
   7.11   Compliance with ERISA. . . . . . . . . . . . . . . . . . . . . .   51
   7.12   Tax Consolidations . . . . . . . . . . . . . . . . . . . . . . .   52
   7.13   Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . .   52
   7.14   Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . . . .   52
   7.15   Press Release; Public Offering Materials . . . . . . . . . . . .   52
   7.16   Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . .   52

SECTION 8 DEFAULT, RIGHTS AND REMEDIES . . . . . . . . . . . . . . . . . .   52
   8.1    Event of Default . . . . . . . . . . . . . . . . . . . . . . . .   52
          (A)  Payment . . . . . . . . . . . . . . . . . . . . . . . . . .   52
          (B)  Default in Other Agreements . . . . . . . . . . . . . . . .   52
          (C)  Breach of Certain Provisions. . . . . . . . . . . . . . . .   52
          (D)  Breach of Warranty. . . . . . . . . . . . . . . . . . . . .   53
          (E)  Other Defaults Under Loan Documents . . . . . . . . . . . .   53
          (F)  Change in Control . . . . . . . . . . . . . . . . . . . . .   53
          (G)  Involuntary Bankruptcy: Appointment of Receiver, etc. . . .   53
          (H)  Voluntary Bankruptcy; Appointment of Receiver, etc. . . . .   53
          (I)  Liens . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
          (J)  Judgment and Attachments. . . . . . . . . . . . . . . . . .   54
          (K)  Dissolution . . . . . . . . . . . . . . . . . . . . . . . .   54
          (L)  Injunction. . . . . . . . . . . . . . . . . . . . . . . . .   54
          (M)  Invalidity of Loan Documents. . . . . . . . . . . . . . . .   54
          (N)  Failure of Security . . . . . . . . . . . . . . . . . . . .   54
          (0)  Damage, Strike, Casualty. . . . . . . . . . . . . . . . . .   54
          (P)  Licenses and Permits. . . . . . . . . . . . . . . . . . . .   54
   8.2    Suspension of Commitments. . . . . . . . . . . . . . . . . . . .   55
   8.3    Acceleration . . . . . . . . . . . . . . . . . . . . . . . . . .   55
   8.4    Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
   8.5    Appointment of Attorney-in-Fact. . . . . . . . . . . . . . . . .   56

                                                                            Page
                                                                            ----

   8.6    Limitation on Duty of Lender with Respect to Collateral. . . . .   56
   8.7    Application of Proceeds. . . . . . . . . . . . . . . . . . . . .   56
   8.8    Waivers. Non-Exclusive Remedies. . . . . . . . . . . . . . . . .   57

SECTION 9 MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . .   57
   9.1    Assignments and Participations . . . . . . . . . . . . . . . . .   57
   9.2    Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
   9.3    Expenses and Attorneys' Fees . . . . . . . . . . . . . . . . . .   58
   9.4    Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
   9.5    Amendments and Waivers . . . . . . . . . . . . . . . . . . . . .   59
   9.6    Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   59
   9.7    Survival of Warranties and Certain Agreements. . . . . . . . . .   60
   9.8    Indulgence Not Waiver. . . . . . . . . . . . . . . . . . . . . .   60
   9.9    Marshaling; Payments Set Aside . . . . . . . . . . . . . . . . .   60
   9.10   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . .   60
   9.11   Independence of Covenants. . . . . . . . . . . . . . . . . . . .   61
   9.12   Severability . . . . . . . . . . . . . . . . . . . . . . . . . .   61
   9.13   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61
   9.14   APPLICABLE LAW . . . . . . . . . . . . . . . . . . . . . . . . .   61
   9.15   Successors and Assigns . . . . . . . . . . . . . . . . . . . . .   61
   9.16   No Fiduciary Relationship; Limitation of Liabilities . . . . . .   61
   9.17   CONSENT TO JURISDICTION. . . . . . . . . . . . . . . . . . . . .   62
   9.18   WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . .   62
   9.19   Construction . . . . . . . . . . . . . . . . . . . . . . . . . .   62
   9.20   Counterparts: Effectiveness. . . . . . . . . . . . . . . . . . .   62
   9.21   No Duty. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63

                                    EXHIBITS


   Exhibit A   Borrowing Base Certificate
   Exhibit B   Closing Certificate
   Exhibit C   Compliance Certificate
   Exhibit D   Inventory Report
   Exhibit E   Reconciliation Report
   Exhibit F   Term Note
   Exhibit G   Pledge Agreement
   Exhibit H   Trademark Agreement
   Exhibit I   Patent Agreement
   Exhibit J   Opinion of Borrower's Counsel
   Exhibit K   Opinion of Trademark Counsel
   Exhibit L   Confirmation Order

                                    SCHEDULES


   Schedule    1.1 (A)        Acquisition Documents
   Schedule    1.1 (B)        Liens
   Schedule    1.1 (C)        Pro Forma
   Schedule    3.1 (A)        Closing Deliveries
   Schedule    3.1 (B)        Closing Availability, Fees
   Schedule    4.1 (B)        Capitalization
   Schedule    4.2            Consents
   Schedule    4.6            Names
   Schedule    4.7            Locations; FEIN
   Schedule    4.9            Litigation; Adverse Facts
   Schedule    4.10           Taxes
   Schedule    4.11           Performance of Agreements
   Schedule    4.13           Intellectual Property
   Schedule    4.14           Broker's Fees
   Schedule    4.20           Bank Accounts
   Schedule    4.23           Employee Matters
   Schedule    7.1 (C)        Indebtedness and Liabilities
   Schedule    7.3 (A)        Trademarks to be Transferred to Goldwin
   Schedule    7.3 (B)        Leases to be Terminated

                           LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT is dated as of June 7, 1994 and entered into by and between TNF HOLDINGS COMPANY, INC., a Delaware corporation which will be known as "The North Face, Inc." after the Closing Date ("Borrower"), with its principal place of business at 999 Harrison Street, Berkeley, California 94710, and HELLER FINANCIAL, INC., a Delaware corporation ("Lender"), with offices at 101 Park Avenue, New York, New York 10178. All capitalized terms used herein are defined in Section 1 of this Agreement.

     WHEREAS, Borrower desires that Lender extend a credit facility to Borrower to finance a portion of the purchase price of the assets (including the name) and certain liabilities of The North Face, a California corporation ("Old TNF"), and thereafter to provide working capital financing for Borrower and to provide funds for other general corporate purposes of Borrower; and

     WHEREAS, promptly following consummation of the Acquisition, Borrower shall change its name to "The North Face, Inc."; and

     WHEREAS, Borrower desires to secure its obligations under the Loan Documents by granting to Lender a security interest in and lien upon certain of Borrower's property;

     NOW, THEREFORE. in consideration of the premises and the agreements, provisions and covenants herein contained, Borrower and Lender agree as follows:

SECTION 1 DEFINITIONS

1.1 CERTAIN DEFINED TERMS. The following terms used in this Agreement shall have the following meanings:

     "Account(s)" means, as to the relevant Person, all "accounts" (as defined in the UCC) now owned or hereafter created or acquired by such Person, including all accounts receivable, contract rights and general intangibles relating thereto, notes, drafts and other forms of obligations owed to or owned by such Person arising or resulting from the sale of goods or the rendering of services, all proceeds thereof, all guaranties and security therefor, and all goods and rights represented thereby or arising therefrom including the right of stoppage in transit, replevin and reclamation.

     "Acquisition" means the acquisition by Borrower of substantially all of the assets and certain liabilities of Old TNF pursuant to the Purchase Agreement.

     "Acquisition Documents" means the Purchase Agreement, the documents listed on Schedule 1.1(A) hereto, and all other agreements and instruments that Lender may reasonably request as necessary or appropriate to transfer to Borrower all of the Purchased Assets (as defined in the Purchase Agreement).

     "Affiliate" means any Person (other than Lender): (a) directly or indirectly controlling, controlled by, or under common control with, Borrower;
(b) directly or indirectly owning or holding five percent (5%) or more of any equity interest in Borrower; or (c) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by Borrower; PROVIDED, HOWEVER, that "Affiliate" shall not include a Whitney Investor or any general or limited partner of a Whitney Investor or any Person controlled by a Whitney Investor, other than Borrower and its Subsidiaries. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the Possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.

     "Agreement" means this Loan and Security Agreement as it may be amended, supplemented or otherwise modified from time to time.

     "Asset Disposition" means the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise, of any of the following: (a) any of the capital stock of any of Borrower's Subsidiaries, or
(b) any or all of the assets of Borrower or any of its Subsidiaries other than sales of Inventory in the ordinary course of business.

     "Assigned Agreements" means, collectively, the Acquisition Documents, the Agreement dated as of February 18, 1994 among Old TNF, TNF Scotland, Sophia Limited and Jean-Luc Derclaye, and the Trademark License Agreement dated as of August 1, 1992 between Old TNF and TNF Scotland.

     "Bankruptcy Plan" means the Second Amended Joint Plan of Reorganization dated as of April 8, 1994 as filed by the Odyssey Bankruptcy Debtors in April, 1994, with the amendments thereto set forth on the Confirmation Order, and without giving effect to any subsequent changes thereto that were not approved in writing by Lender in its sole discretion. which approval shall not be unreasonably withheld or delayed with respect to changes that Lender determines would not have a Material Adverse Effect or would not adversely affect Lender's security interest in the Collateral.

     "Borrower" means the Delaware corporation known as TNF Holdings Company, Inc. prior to consummation of the Acquisition and The North Face, Inc. thereafter.

     "Borrower Stock" means Common Stock and Series A Preferred Stock.

     "Borrowing Base" has the meaning assigned to that term in subsection
     2.1(B).

     "Borrowing Base Certificate" means a certificate and assignment schedule duly executed by an officer of Borrower appropriately completed and in substantially the form of Exhibit A.

     "Budget" means the annual budget for Borrower and its Subsidiaries prepared by the management of Borrower for the Board of Directors, including consolidated and consolidating: (a) balance sheets; (b) statements of income; (c) cash flow statements; and (d) statements of stockholder's equity, all prepared on a division by division and Subsidiary by Subsidiary basis and otherwise consistent with Old TNF's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

     "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of Illinois, Pennsylvania, New York, or California or is a day on which banking institutions located in any such states are closed.

     "Capital Expenditures" means all expenditures for (including deposits), or contracts for expenditures (excluding contracts for expenditures under or with respect to Capital Leases but including any cash down payments for assets acquired under Capital Leases) with respect to, any fixed assets or improvements, or for replacements, substitutions or additions thereto, which have a useful life of more than one year, including the direct or indirect acquisition of such assets by way of increased product or service charges, offset items or otherwise.

     "Capital Lease" means any lease of any property (whether real, personal or mixed) that, in conformity with GAAP, should be accounted for as a capital lease.

     "Cash Equivalents" means: (a) marketable direct obligations issued or unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within six (6) months from the date of acquisition thereof,
(b) commercial paper maturing no more than six (6) months from the date issued and. at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; and (c) certificates of deposit or bankers' acceptances maturing within six (6) months from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $250,000,000 and not subject to setoff rights in favor of such bank.

     "Change in Control" means (a) the Investor Group ceases to beneficially own and control in the aggregate shares of Borrower Stock equal to at least seventy-five percent (75%) of the sum of (i) the shares of Borrower Stock owned on the Closing Date PLUS (ii) any additional shares of Borrower Stock issued as dividends on the Series A Preferred Stock, or in respect of conversion of the Series A Preferred Stock or the exercise of Management Options (adjusted for any stock splits, combinations or reclassifications) or (b) the Investor Group ceases to own at least fifty-one percent (51%) of the Borrower Stock entitled to vote for the election of a majority of members of the Board of Directors or other matters on which shareholders are entitled to vote under the General Corporation Law of the State of Delaware or the Securityholders Agreement.

     "Closing Certificate" means a certificate duly executed by the chief executive officer or chief financial officer of Borrower appropriately completed and in substantially the form of Exhibit B.

     "Closing Date" means the date on which all conditions precedent to the initial Loans hereunder are satisfied or waived by Lender, and the Acquisition is consummated in accordance with the Purchase Agreement and the Confirmation Order.

     "Collateral" means, collectively, (a) all capital stock pledged to Lender pursuant to the Pledge Agreement, (b) all property of Borrower, now owned or hereafter acquired, in which a Lien is granted to Lender pursuant to this Agreement and any other Loan Document; (c) all property of Borrower or any of its Subsidiaries, now owned or hereafter acquired, in which a Lien is granted to Lender pursuant to any Loan Document; (d) any property or interest provided in addition to or in substitution for any of the foregoing; and (e) all proceeds thereof.

     "Commitment" or "Commitments" means the commitment or commitments of Lender to make Loans as set forth in subsections 2.1(A) and/or 2.1(B) and to issue Lender Letters of Credit and Lender Guaranties as set forth in subsection 2.1(G).

     "Common Stock" means the Common Stock, par value S.01 per share, of Borrower, or any other capital stock of Borrower into which such stock is reclassified or reconstituted.

     "Compliance Certificate" means a certificate duly executed by the chief executive officer or chief financial officer of Borrower appropriately completed and in substantially the form of Exhibit C.

     "Confirmation Order" means an order of the Bankruptcy Court for the Northern District of California which is duly entered in that certain Chapter 11 case, Case No. 93-40358-N (jointly administered) of the Odyssey Bankruptcy Debtors, in the form and on the terms set forth in the draft attached hereto as Exhibit L.

     "Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

     "Domestic Subsidiary" means any Subsidiary of Borrower or any of its Subsidiaries organized in the United States or having any business operations in the United States.

     "Dollars" and "$" means the lawful money of the United States of America.

     "Default Rate" has the meaning assigned to that term in subsection 2.2.

     "EBITDA" means, for any period, without duplication, the total of the following for Borrower and its Domestic Subsidiaries on a consolidated basis, each calculated for such period: (1) net income determined in accordance with GAAP PLUS, to the extent included in the calculation of net income (2) the sum of (a) taxes paid or accrued; (b) Interest Expenses, net of interest income, paid or accrued; (c) depreciation and amortization; and (d) other non-cash charges (excluding accruals for cash expenses made in the ordinary course of business), LESS (or PLUS in the case of non-cash losses), to the extent included in the calculation of net income, (3) the sum of (e) the income of any Person (other than wholly-owned Domestic Subsidiaries of Borrower) in which Borrower or any of its wholly-owned Domestic Subsidiaries has an ownership interest unless such income is received by Borrower or such wholly-owned Domestic Subsidiary in a cash distribution; (f) gains or losses from sales or other dispositions of assets (other than Inventory in the normal course of business); and (g) extraordinary or non-recurring gains or non-cash losses, but not net of extraordinary or nonrecurring "cash" losses.

     "Eligible Accounts" has the meaning assigned to that term in subsection 2.1(D).

     "Eligible Inventory" has the meaning assigned to that term in subsection 2.1(D).

     "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Loan Party or any ERISA Affiliate or (b) has at any time within the preceding six (6) years been maintained for the employees of any Loan Party or any Seller or any current or former ERISA Affiliate.

     "Environmental Laws" means any present or future federal, foreign, state or local law, rule, regulation or order relating to pollution, waste disposal, industrial hygiene or the protection of human health or safety, plant life or animal life, natural resources or the environment.

     "Equipment" means as to the relevant Person, all "equipment" (as defined in the UCC) now owned or hereafter acquired by such Person including, without limitation, all machinery, motor vehicles, trucks, trailers, vessels, aircraft and rolling stock and all parts thereof and all additions and accessions thereto and replacements therefor.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

     "ERISA Affiliate", as applied to any Loan Party or any Seller, means any Person who is a member of a group which is under common control with such Person, who together with such Person is treated as a single employer within the meaning of Section 414(b) and (c) of the IRC.

     "Event of Default" means each of the events set forth in subsection 8.1.

     "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the immediately following Business Day by the Federal Reserve Bank of New York or, if such rate is not published for any Business Day, the average of the quotations for the day of the requested Loan received by Lender from three Federal funds brokers of recognized standing selected by Lender.

     "Fiscal Year" means each twelve month period ending on the last day of March in each year.

     "Fixed Charge Coverage" means, for any period, Operating Cash Flow DIVIDED BY Fixed Charges.

     "Fixed Charges" means, for any period, without duplication, for Borrower and its Domestic Subsidiaries on a consolidated basis, and each calculated for such period, (a) Interest Expenses; PLUS (b) scheduled payments of principal with respect to all Indebtedness; PLUS (c) any provision for (to the extent it is greater than zero) income or franchise taxes included in the determination of net income, excluding any provision for deferred taxes included in net income; LESS (d) payment of deferred taxes accrued in any prior period.

     "Funding Date" means the date of each funding of a Loan or issuance of a Lender Letter of Credit or a Lender Guaranty.

     "GAAP" means generally accepted accounting principles in effect in the United States of America and set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

     "Goldwin" means Kabushiki Kaisha Goldwin, a Japanese corporation.

     "Goldwin Stock Purchase Agreement" means that certain Stock Purchase Agreement dated as of December 28, 1993 between Borrower and Goldwin, as amended prior to the date hereof, and as it may be further amended with the prior written approval of Lender.

     "Hazardous Material" means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances". "hazardous materials", "hazardous wastes", "toxic substances" or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity or "EP toxicity"; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; and (d) asbestos in any form or electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated b1phenyls in excess of fifty parts per million.

     "Indebtedness". as applied to any Person, means, without duplication: (a) all indebtedness for borrowed money; (b) obligations under leases which in accordance with GAAP constitute Capital Leases; (c) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, including reimbursement obligations in respect of letters of credit; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six months from the date the obligation is incurred or is evidenced by a note or similar written instrument (but excluding any operating leases); and
(e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person (but, only as to indebtedness which is non-recourse to the credit of such Person, not in excess of the value of the asset so secured).

     "Intangible Assets" means the amount of intangible assets (determined in conformity with GAAP) of Borrower and its Subsidiaries, including, without limitation, goodwill, trademarks, tradenames, licenses, organizational costs, deferred amounts, covenants not to compete unearned income and restricted funds.

     "Intellectual Property" means, with respect to the applicable Person, all of such Person's present and future designs, patents, patent rights and applications therefor, trademarks and registrations or applications therefor, trade names, trade styles, logos, inventions, copyrights and all applications and registrations therefor, software or computer programs, license rights, trade secrets, methods, processes, knowhow, drawings, specifications, descriptions, and all memoranda, notes and records with respect to any research and development, whether now owned or hereafter acquired by such Person, all goodwill associated with any of the foregoing, and proceeds of all of the foregoing, including, without limitation, proceeds of insurance policies thereon.

     "Interest Expenses" means, without duplication, for any period, the following for Borrower and its Domestic Subsidiaries, each calculated for such period: interest expenses deducted in the determination of net income (excluding
(i) the amortization of fees and costs with respect to the transactions contemplated hereunder on the Closing Date which have been capitalized as transaction costs; and (ii) interest paid in kind).

     "Inventory" means, with respect to the applicable Person, all "inventory" (as defined in the UCC) now owned or hereafter acquired by such Person, wherever located including finished goods, raw materials, work in process and other materials and supplies used or consumed in its business and goods which are returned to or repossessed by such Person.

     "Inventory Report" means a report duly executed by an officer of Borrower and each of its Subsidiaries appropriately completed and in substantially the form of Exhibit D.

     "Investor Group" means, collectively, the Whitney Investors, Marsden S. Cason and William A. McFarlane.

     "IRC" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

     "Lender" means Heller Financial, Inc. together with its successors and permitted assigns pursuant to subsection 9.1.

     "Lender Guaranty" has the meaning assigned to that term in subsection 2.1
     (G).

     "Lender Guaranty Liability" means, as to each Lender Letter of Credit and each Lender Guaranty, all liabilities of Borrower or any of its Subsidiaries to the bank that issued the Lender Letter of Credit or to the obligee with respect to the transaction for which the Lender Guaranty was issued, whether contingent or otherwise, including with respect to any letter of credit: (a) the amount available to be drawn or which may become available to be drawn; (b) all amounts which have been paid or made available by the issuing bank to the extent not reimbursed; and (c) all unpaid interest, fees and expenses.

     "Lender Guaranty Reserve" means, at any time, an amount equal to (a) the aggregate amount of Lender Guaranty Liability with respect to all Lender Letters of Credit and all Lender Guaranties outstanding at such time PLUS (b) the aggregate amount theretofore paid by any Lender under Lender Letters of Credit or Lender Guaranties and not debited to the Loan Account pursuant to subsection 2.1(G)(2).

     "Lender Letter of Credit" has the meaning assigned to that term in subsection 2.1(G).

     "Lender's Account" has the meaning assigned to that term in subsection 2.4(A).

     "Lender's Depository Account" has the meaning assigned to that term in subsection 5.6.

     "Leverage Ratio" means as of any date of determination, the ratio of (a) the sum of all long term Indebtedness of Borrower and its Domestic Subsidiaries (including the current portion thereof but excluding any Revolving Loan) outstanding PLUS the average daily balance of the Revolving Loan during the applicable period to (b) EBITDA for such period.

     "Lien" means any lien, mortgage, pledge, security interest, charge or encumbrance of any kind, whether voluntary or involuntary, (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

     "Loan" or "Loans" means an advance or advances under the Term Loan Commitment or the Revolving Loan Commitment or a Seasonal Overadvance.

     "Loan Documents" means this Agreement, the Term Note, the Pledge Agreement, the Trademark and Patent Agreements, any Mortgages, and all other instruments, documents and agreements executed by or on behalf of any Loan Party and delivered concurrently herewith or at any time hereafter to or for Lender in connection with the Loans and other transactions contemplated by this Agreement, all as amended, restated, supplemented or modified from time to time.

     "Loan Party" means, collectively, Borrower, Borrower's Subsidiaries, and any other Person (other than Lender or a Shareholder) which is or becomes a party to any Loan Document.

     "Loan Year" has the meaning assigned to that term in subsection 2.3(D).

     "Management Options" means options to acquire Common Stock issued on the Closing Date and from time to time thereafter pursuant to Borrower's 1994 Stock Incentive Plan.

     "Management Restricted Shares" means shares of Common Stock issued as "restricted stock" on the Closing Date and from time to time thereafter pursuant to Borrower's 1994 Stock Incentive Plan, which shares have not vested.

     "Management Stock Purchase Agreement" means the Stock Purchase and Non-Competition Agreement dated as of the date hereof among Borrower, Marsden
S. Cason and William A. McFarlane.

     "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of Borrower on an individual basis or on Borrower and its Subsidiaries, taken as a whole or (b) the impairment in any material respect of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party or of Lender to enforce or collect any of the Obligations or (c) prior to consummation of the Acquisition, a material adverse effect upon the business, operations. properties, assets or condition (financial or otherwise) of Old TNF on an individual basis or on Old TNF and TNF Scotland, taken as a whole.

     "Maximum Revolving Loan Amount" has the meaning assigned to that term in subsection 2.1(B).

     "Mortgage" means any mortgage, deed of trust, leasehold mortgage, leasehold deed of trust, collateral assignments of leases or other documents under the laws of any applicable jurisdiction granting Liens on interests in real property and delivered by any Loan Party to Lender with respect to Mortgaged Property, all in form and substance acceptable to Lender.

     "Mortgaged Property" has the meaning assigned to that term in subsection 5.15(a).

     "Obligations" means all obligations, liabilities and indebtedness of every nature of each Loan Party from time to time owed to Lender under the Loan Documents including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable.

     "Odyssey Bankruptcy Debtors" means Odyssey International Inc., Odyssey Holding Inc., Odyssey International Pte. Ltd. and Odyssey Worldwide Holdings B.V.

     "Odyssey Banks" means Chemical Bank, The First National Bank of Boston, and The Hong Kong & Shangai Banking Corporation Limited and each and all of their successors and assigns in respect of any claim against or interest in any member of the Odyssey Group.

     "Odyssey Group" means each United States and foreign entity that was an affiliate of the Odyssey Bankruptcy Debtors in 1992, as described in the disclosure statement approved with respect to the Bankruptcy Plan, except those subsequently sold in a sale of stock and not of assets.

     "Old TNF" means the California corporation that is known as The North Face prior to the Closing Date.

     "Operating Cash Flow" means, for any period, (a) EBITDA; LESS (b) Capital Expenditures.

     "Permitted Encumbrances" means the following types of Liens: (a) Liens (other than Liens relating to Environmental Laws or ERISA) for taxes, assessments or other governmental charges not yet due and payable; (b) statutory Liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith if Borrower has notified Lender of the assertion of such Liens. and, if required by Lender, an adequate reserve against the Borrowing Base shall have been made therefor: (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, statutory obligations, surety and appeal bonds, bids, leases, utilities, government contracts, trade contracts, licenses of computer software or hardware, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (d) easements, rights-of-way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of any Loan Party or any of its Subsidiaries; (e) Liens for purchase money obligations or Capital Leases, PROVIDED that (i) the purchase of the asset subject to any such Lien is permitted under subsection 6.3, (ii) the Indebtedness secured by any such Lien is permitted under subsection 7.1, and
(iii) such Lien encumbers only the asset so purchased; (f) Liens in favor of Lender; (g) judgment Liens which do not create an Event of Default; (h)

Liens set forth on Schedule 1.1(B); and (i) Liens securing Indebtedness of TNF Scotland permitted to be incurred under subsection 7.1(d).


     "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Pledge Agreement" means the stock pledge agreement to be executed and delivered by Borrower in favor of Lender on the Closing Date, substantially in the form attached hereto as Exhibit G.

     "Preferred Stock Purchase Agreement" means the Preferred Stock Purchase Agreement dated as of the date hereof among Borrower, Whitney 1990 Equity Fund, L.P. and J.H. Whitney & Co., as amended, supplemented or otherwise modified as permitted under subsection 7.7.

     "Prime Rate" means a variable rate of interest per annum equal to the higher of (a) the rate of interest from time to time published by the Board of Governors of the Federal Reserve System as the "Bank Prime Loan" rate in Federal Reserve Statistical Release H.15(519) entitled "Selected Interest Rates" or any successor publication of the Federal Reserve System reporting the Bank Prime Loan rate or its equivalent, or (b) the Federal Funds Effective Rate. The statistical release generally sets forth a Bank Prime Loan rate for each Business Day. In the event the Board of Governors of the Federal Reserve System ceases to publish a Bank Prime Loan rate or its equivalent, the term "Prime Rate" shall mean a variable rate of interest per annum equal to the highest of the "prime rate", "reference rate", "base rate", or other similar rate announced from time to time by any of Bankers Trust Company, The Chase Manhattan Bank, National Association or Chemical Bank (with the understanding that any such rate may merely be a reference rate and may not necessarily represent the lowest or best rate actually charged to any customer by the any such bank).

     "Pro Forma" means the unaudited consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the Closing Date after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents. On the Closing Date, the Pro Forma shall be annexed hereto as Schedule 1.1(C).

     "Purchase Agreement" means that certain Purchase and Sale Agreement [Short Form] dated as of May 25, 1994 among Sellers and Borrower, as purchaser, including all exhibits and schedules thereto, as it may be amended prior to the Closing Date with the prior written approval of Lender.

     "Reconciliation Report" means a report duly executed by the chief executive officer or chief financial officer of Borrower appropriately completed and in substantially the form of Exhibit E.

     "Restated Certificate of Incorporation" means the Restated Certificate of Incorporation of Borrower in the form approved by Lender to be filed on the Closing Date.

     "Restricted Junior Payment" means: (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; (b) any payment or prepayment of principal of, premium, if any, or interest on, or any redemption, conversion, exchange, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Subordinated Debt or any shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or any of its Subsidiaries now or hereafter outstanding; (d) any payment by Borrower or any of its Subsidiaries of any management fees, director's fees, guarantee fees or similar fees to any Affiliate, whether pursuant to a management agreement or otherwise, and (e) fees, salaries or other compensation to any Shareholder or to the chief executive officer and second most senior executive officer of Borrower.

     "Revolving Loan" means all advances made by Lender pursuant to subsection 2.1(B) and any amounts added to the principal balance of the Revolving Loan pursuant to this Agreement.

     "Revolving Loan Commitment" means the commitment of Lender to make Revolving Loans as set forth in subsection 2.1(B).

     "Scheduled Installment" has the meaning assigned to that term in subsection 2.1(A).

     "Seasonal Overadvance" means all advances made by Lender pursuant to subsection 2.1(C).

     "Securityholders Agreement" means that certain Securityholders Agreement dated as of the date hereof among the members of the Investor Group, the other Shareholders named therein and Borrower.

     "Sellers" means, collectively, Odyssey Holding Inc. and Old TNF as sellers under the Purchase Agreement.

     "Series A Preferred Stock" means the Series A Convertible Preferred Stock, par value $1.00 per share, of Borrower to be issued pursuant to the Preferred Stock Purchase Agreement and the Restated Certificate of Incorporation, or any other capital stock of Borrower into which such stock is reclassified or reconstituted.

     "Shareholder" means each Person which owns shares of the capital stock of Borrower, whether beneficially or of record.

     "Subordinated Debt" means all Indebtedness owing by Borrower to Whitney Subordinated Debt Fund, L.P., a Delaware limited partnership, or its successors and assigns pursuant to the Subordinated Debt Agreement.

     "Subordinated Debt Agreement" means the Subordinated Note and Common Stock Purchase Agreement dated as of the date hereof between Borrower and Whitney Subordinated Debt Fund, L.P., and the Subordinated Promissory Note due June 7, 2001 in the aggregate principal amount of $24,333,333 issued by Borrower thereunder, each as amended, supplemented or otherwise modified as permitted under subsection 7.7 or increased as permitted by subsection 7.1.

     "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which 50% or more of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "Tangible Net Worth" means an amount equal to (a) Borrower's and its Domestic Subsidiaries' net worth; plus (b) the principal amount of Subordinated Debt to the extent permitted pursuant to subsection 7.1, less (c) Borrower's and its Domestic Subsidiaries' Intangible Assets; less (d) Borrower's and its Domestic Subsidiaries' prepaid expenses; less (e) all obligations owed to Borrower or any of its Domestic Subsidiaries by an Affiliate of Borrower or any of its Subsidiaries; less (f) all loans by Borrower or any of its Domestic Subsidiaries to officers, stockholders or employees of Borrower or any of its Subsidiaries; and less (g) any investment in TNF Scotland.


     "Term" has the meaning assigned to that term in subsection 2.5.

     "Term Loan" means the advance made pursuant to subsection 2.1(A).

     "Term Loan Commitment" means the commitment of Lender to make the Term Loan as set forth in this Agreement.

     "Term Note" or "Term Notes" means each promissory note made by Borrower in substantially the form of Exhibit F and issued pursuant to subsection 2.1(A).

     "Termination Date" means the date this Agreement is terminated as set forth in subsection 2.5.

     "TNF Scotland" means The North Face (Scotland) Limited, a private limited company incorporated in Scotland under the Companies Acts.

     "Total Interest Coverage" means, for any period, Operating Cash Flow DIVIDED BY Interest Expenses.

     "Trademark and Patent Agreements" means, collectively, the agreement entitled Confirmation and Grant of Security Interest in Trademarks and Trademark Applications and the agreement entitled Confirmation and Grant of Security Interest in Patents, each dated as of the Closing Date, between Borrower and Lender, substantially in the forms attached hereto as Exhibits H and I, respectively, as amended, supplemented or otherwise modified from time to time.

     "Transaction Documents" means collectively, the Loan Documents, the Subordinated Debt Agreement, the Preferred Stock Purchase Agreement, the Goldwin Stock Purchase Agreement, the Management Stock Purchase Agreement, the Management Options, the Securityholders Agreement, the 1994 Stock Option Plan, the Restated Certificate of Incorporation, the Borrower Stock and the Acquisition Documents and all other documents and agreements executed and delivered by Borrower on the Closing Date in connection with the Acquisition, including the financing thereof.

     "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York, as amended from time to time, and any successor statute, or as in effect in any jurisdiction in which Collateral is located (PROVIDED, that with respect to the shares pledged under the Pledge Agreement, UCC means the Uniform Commercial Code as in effect in the State of New York).

     "Whitney Investor" means each of J.H. Whitney & Co., Whitney 1990 Equity Fund, L.P. and Whitney Subordinated Debt Fund, L.P., and each of their "Permitted Transferees" (as defined in the Securityholders Agreement) which is bound by the terms of the Securityholders Agreement.

1.2 ACCOUNTING TERMS. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP. Financial statements and other information furnished to Lender pursuant to subsection 5.1 shall be prepared in accordance with GAAP as in effect at the time of such preparation. In the event any "Accounting Changes" (as defined below) shall occur and such changes affect financial covenants, standards or terms in this Agreement, then Borrower and Lender agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Borrower and its Subsidiaries shall be the same after such Accounting Changes as if such Accounting Changes had not been made, and until such time as such an amendment shall have been executed and delivered by Borrower and Lender, (A) all financial covenants, standards and terms in this Agreement shall be calculated and/or construed as if such Accounting Changes had not been made, and (B) Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting

Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (a) changes in accounting principles required by GAAP and implemented by Borrower and/or any of its Subsidiaries; (b) changes in accounting principles recommended by the certified public accountants for Borrower and/or any of its Subsidiaries (which certified public accountants have been approved by Lender); and (c) changes in carrying value of Borrower's (or any of its Subsidiaries') assets, liabilities or equity accounts resulting from (i) the application of purchase accounting principles (A.P.B. 16 and/or 17 and EITF 88-16 and FASB 109) to the Acquisition or (ii) as the result of any other adjustments that, in each case, were applicable to, but not included in, the Pro Forma. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period.

1.3 OTHER DEFINITIONAL PROVISIONS. References to "Sections", "subsections", "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, words importing any gender include the other genders; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

SECTION 2 LOANS AND COLLATERAL

2.1    Loans

     (A) TERM LOAN. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, Lender agrees to lend to Borrower on the Closing Date the Term Loan in the amount of One Million Five Hundred Thousand Dollars ($1,500,000). Amounts of the Term Loan which are repaid may not be reborrowed. Borrower shall make principal repayments in the amounts of the applicable Scheduled Installments (or such lesser principal amount of the Term Loan as shall then be outstanding) on the dates and in the amounts set forth below.

     "Scheduled Installment" means, for each date set forth below, the amount in Dollars set forth opposite such date.

                       Date                      Scheduled Installment
                       ----                      ---------------------

                 October 1, 1994                         $250,000
                 January 1, 1995                         $250,000
                 April 1, 1995                           $250,000
                 July 1, 1995                            $250,000
                 October 1, 1995                         $250,000
                 January 1, 1996                         $250,000

     (B) REVOLVING LOAN. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, Lender agrees to lend to Borrower from time to time an aggregate amount not to exceed at any time Twenty-Six Million Five Hundred Thousand Dollars ($26,500,000) (the "Revolving Loan Commitment"). Amounts borrowed under this subsection 2.1(B) may be repaid and reborrowed at any time prior to the earlier of (i) the termination of the Revolving Loan Commitment pursuant to subsection
8.3 or (ii) the Termination Date. Lender shall have no obligation to make advances under this subsection 2.1(B) to the extent any requested advance would cause the balance of the Revolving Loans then outstanding to exceed the Maximum Revolving Loan Amount; PROVIDED that Lender may, in its sole discretion, elect from time to time to make Loans in excess of the Maximum Revolving Loan Amount or the Revolving Loan Commitment.

          (1) "Maximum Revolving Loan Amount" means, as of any date of determination, the lesser of (a) the Revolving Loan Commitment minus the Lender Guaranty Reserve and minus the outstanding principal amount of all Seasonal Overadvances and (b) the Borrowing Base minus the Lender Guaranty Reserve.

          (2) "Borrowing Base" means, as of any date of determination, an amount equal to the sum of (a) seventy-five percent (75%) of Eligible Accounts less such reserves as Lender in its sole, reasonable discretion elects to establish from time to time plus (b) the sum of fifty percent (50%) of Eligible Inventory and fifty percent (50%) of the face amount of Lender Guaranties issued for documentary letters of credit to purchase Inventory (net of provisions for duty and freight charges) less such reserves as Lender in its sole, reasonable discretion elects to establish from time to time.

     (C)  Seasonal Overadvance Facility.

          During a period not to exceed one hundred eighty (180) consecutive days in the first Loan Year, ninety (90) consecutive days in the second Loan Year and sixty (60) consecutive days in the third Loan Year, Lender may, in its sole and absolute discretion, elect to make loans to Borrower in excess of the Borrowing Base (each advance, a "Seasonal Overadvance"). In no event may the aggregate outstanding Seasonal Overadvances exceed the lesser of (i) twenty percent (20%) of Eligible Inventory and (ii) Four Million Dollars ($4,000,000), nor may the aggregate outstanding amount of Revolving Loans plus Seasonal

Overadvances plus the Lender Guaranty Reserve exceed the Revolving Loan Commitment. All Seasonal Overadvances shall be repaid no later than December 31 of each year.

     (D)     Eligible Collateral

     "Eligible Accounts" means, as at any date of determination, the aggregate of all Accounts of Borrower that Lender, in its reasonable credit judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Lender, the following Accounts are not Eligible Accounts:

          (1) Any Account which, at the date of issuance of the respective invoice therefor, was (i) payable more than sixty (60) days after the date of issuance of such invoice or (ii) solely with respect to Accounts under a payment dating program which is consistent with normal industry practices and approved by Lender ("Dating Program"), payable later than the last day of the Dating Program;


          (2) Any Dating Program Account which remains unpaid for more than thirty (30) days after the due date under the Dating Program or any other Account which remains unpaid for more than sixty (60) days after the due date specified in the original invoice or for more than ninety (90) days after invoice date if no due date was specified;

          (3) Any Account due from a customer whose principal place of business is located outside the United States of America or Canada unless such Account is backed by a letter of credit, in form and substance and issued by a bank reasonably acceptable to Lender, in its sole discretion, provided that such letter of credit is by its terms transferrable and has been delivered to Lender as additional collateral;

          (4) Any Account due from a customer which Lender has notified Borrower does not have a an acceptable credit standing (as determined in the sole discretion of Lender);

          (5) Any Account with respect to which the customer is the United States of America or any department, agency or instrumentality thereof unless Borrower has, with respect to such Account, fully complied with the Federal Assignment of Claims Act (31 U.S.C. Section 3727);

           (6) Any Account with respect to which the customer is an Affiliate of Borrower or a director, officer, agent, stockholder or employee of Borrower or any of its Affiliates (other than an Account from Goldwin);

          (7) Any Account due from a customer if more than twenty-five percent (25%) of the aggregate amount of Accounts of such customer have at the time remained unpaid for more than sixty (60) days after the due date and/or, with respect to Dating Program Accounts, more than thirty (30) days after the end of the Dating Program;

          (8) Any Account with respect to which there is any unresolved dispute with the respective customer (but only to the extent of such dispute);

          (9) Any Account evidenced by an "instrument" (as defined in the UCC) not in the possession of Lender;

          (10) Any Account with respect to which Lender does not have a valid, first priority and fully perfected security interest;

          (11) Any Account subject to any Lien except those in favor of Lender;

          (12) Any Account with respect to which the customer is the subject of any bankruptcy or other insolvency proceeding;

          (13) Any Account due from a customer to the extent that such Account, if taken together with all Accounts due from the same customer, would exceed in the aggregate an amount equal to twenty percent (20%) of the aggregate of all Accounts at said date; or, solely with respect to Accounts due from REI, an amount equal to thirty percent (30%) of the aggregate of all Accounts at that date;

          (14) Any Account with respect to which the customer's obligation to pay is conditional or subject to a repurchase obligation or right to return or with respect to which the goods or services giving rise to such Account have not been delivered (or performed, as applicable) and accepted by such account debtor, including progress billings, bill and hold sales, guarantied sales, sale or return transactions, sales on approval or consignment sales (PROVIDED, that express warranties to retail customers in the ordinary course of business consistent with past practice shall not, of themselves, make an Account ineligible);

          (15) Any Account with respect to which the customer is located in New Jersey, Minnesota, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year; and

          (16) Any Account with respect to which the customer is a creditor of Borrower (including a customer to which Borrower owes a credit balance); provided, however, that any such Account shall only be ineligible as to that portion of such Account which is less than or equal to the amount owed by Borrower to such customer.

     "Eligible Inventory" means, as at any date of determination, the value (determined at the lower of cost or market on a first-in, first-out basis) of all Inventory owned by and in the possession of Borrower and located in the United States of America that Lender, in its reasonable credit judgment, deems to be eligible for borrowing purposes. Without limiting the generality of the foregoing, unless otherwise agreed by Lender, the following is not Eligible Inventory: (a) work-in-process ; (b) finished goods which do not meet the specifications of the purchase order for such as goods; (c) Inventory which Lender determines, in the exercise of reasonable discretion and in accordance with Lender's or Borrower's customary business practices, to be unacceptable for borrowing purposes due to age, quality, type, category and/or quantity; (d) Inventory with respect to which Lender does not have a valid, first priority and fully perfected security interest; (e) Inventory with respect to which there exists any Lien in favor of any Person other than Lender; and (f) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provisions contained in Title 29 U.S.C. 215 (a)(i).

     (E) BORROWING MECHANICS. On any day when Borrower desires to borrow under this subsection 2.1. Borrower shall give Lender telephonic notice by noon (New York time) of the proposed borrowing. Lender shall not incur any liability to Borrower for acting upon any telephonic notice that Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this subsection 2.1(E). Lender will not make any advance pursuant to any telephonic notice unless Lender has also received the most recent Borrowing Base Certificate and all other documents required under subsection 5.1(F) by noon (New York time). The making of an advance pursuant to telephonic notice shall constitute a Loan under this Agreement. Each such advance made to Borrower under the Revolving Loan and each Seasonal Overadvance, if any, shall be deposited by wire transfer in immediately available funds in such account as Borrower may from time to time designate to Lender in writing.

     (F) TERM NOTE. Borrower shall execute and deliver to Lender a Term Note to evidence the Term Loan, such Term Note to be in the principal amount of the Term Loan Commitment and with other appropriate insertions.

     (G) LETTERS OF CREDIT AND GUARANTIES. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, the Revolving Loan Commitment may, in addition to advances under the Revolving Loan be utilized, upon the request of Borrower, for
(i) the issuance of letters of credit by Lender (each such letter of credit, a "Lender Letter of Credit") or (ii) the issuance of guaranties by Lender (each such guaranty, a "Lender Guaranty") to guaranty payment to banks which issue sight or standby letters of credit for the account of Borrower or to guaranty other obligations of Borrower under written contracts.

          (1) MAXIMUM AMOUNT. The aggregate amount of Lender Guaranty Liability with respect to all Lender Letters of Credit and Lender Guaranties outstanding at any time shall not exceed Ten Million Dollars ($10,000,000), subject to, and reduced by, any reductions in the Revolving Loan Commitment under subsection 2.4.

          (2) REIMBURSEMENT. Borrower shall be irrevocably and unconditionally obligated forthwith without presentment, demand, protest or other formalities of any kind, to reimburse Lender for any amounts paid by Lender with respect to any Lender Letter of Credit or any Lender Guaranty including all fees, costs and expenses paid by Lender to any bank that issues letters of credit. Borrower hereby authorizes and directs Lender, at Lender's option, to debit Borrower's account (by increasing the principal balance of the Revolving Loan) in the amount of any payment made by Lender with respect to any Lender Letter of Credit or any Lender Guaranty. All amounts paid by Lender with respect to any Lender Letter of Credit or Lender Guaranty that are not immediately repaid by Borrower with the proceeds of a Revolving Loan or otherwise shall bear interest at the Default Rate applicable to Revolving Loans.

          (3) CONDITIONS OF ISSUANCE. In addition to all other terms and conditions set forth in this Agreement, the issuance by Lender of any Lender Letter of Credit or any Lender Guaranty shall be subject to the conditions precedent that the Lender Letter of Credit or the letter of credit or written contract for which Borrower requests a Lender Guaranty be in such form, be for such amount, contain such terms and support such transactions as are reasonably acceptable to Lender. Each Lender Letter of Credit and each Lender Guaranty shall be in form and substance acceptable to Lender. The expiration date of each Lender Letter of Credit shall be on a date which is at least thirty (30) days before the Termination Date. Each Lender Guaranty shall provide that the guaranty terminates and all demands or claims for payment must be presented by a date certain, which date will be at least thirty (30) days before the Termination Date.

          (4) REQUEST FOR LETTERS OF CREDIT OR GUARANTIES. Borrower shall give Lender at least two (2) Business Days prior notice specifying the date a Lender Letter of Credit or Lender Guaranty is to be issued, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the requested Lender Letter of Credit or the letter of credit or other written contract to be guarantied.


     (H)  OTHER LETTER OF CREDIT AND GUARANTY PROVISIONS.

          (1) OBLIGATIONS ABSOLUTE. The obligation of Borrower to reimburse Lender for payments made under any Lender Letter of Credit or Lender Guaranty shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including the following circumstances:

               (a) any lack of validity or enforceability of any Lender Letter of Credit or Lender Guaranty or any other agreement;

               (b) the existence of any claim, setoff, defense or other right which Borrower, any of its Subsidiaries or Affiliates or Lender, on the one hand may at any time have against any beneficiary or transferee of any Lender Letter of Credit or any Lender Guaranty (or any Persons for whom any such transferee may be acting), Lender or any other

Person, on the other hand, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between Borrower or any of its Subsidiaries or Affiliates and the beneficiary for which the Lender Letter of Credit or Lender Guaranty was procured);

          (c) any draft, demand, certificate or any other document presented under any Lender Letter of Credit or Lender Guaranty proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (d) payment by Lender under any Lender Letter of Credit or Lender Guaranty against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Lender Letter of Credit or Lender Guaranty; PROVIDED that, in the case of any payment by Lender under any Lender Letter of Credit or Lender Guaranty, Lender has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Lender Letter of Credit or Lender Guaranty complies on its face with any applicable requirements for a demand for payment under such Lender Letter of Credit or Lender Guaranty;

          (e) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

          (f) the fact that a Default or an Event of Default shall have occurred and be continuing.

     (2) NATURE OF LENDERS' DUTIES. As between Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Lender Letter of Credit or Lender Guarantv by beneficiaries of any Lender Letter of Credit or Lender Guaranty. In furtherance and not in limitation of the foregoing, Lender shall not be responsible: (a) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Lender Letter of Credit or Lender Guaranty, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (b) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Lender Letter of Credit or Lender Guaranty or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (c) for failure of the beneficiary of any Lender Letter of Credit or Lender Guaranty to comply fully with conditions required in order to demand payment under such Lender Letter of Credit or Lender Guaranty; PROVIDED that, in the case of any payment by Lender under any Lender Letter of Credit or Lender Guaranty, Lender has not acted with gross negligence or willful misconduct (as determined by a court of competent jurisdiction) in determining that the demand for payment under such Lender Letter of Credit or Lender Guaranty complies on its face with any applicable requirements for a demand for payment under such Lender Letter of Credit or Lender Guaranty; (d) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

(e) for errors in interpretation of technical terms; (f) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Lender Letter of Credit or Lender Guaranty or of the proceeds thereof; (g) for the credit of the proceeds of any drawing under any Lender Letter of Credit or Lender Guaranty; and (h) for any consequences arising from causes beyond the control of Lender. None of the above shall affect, impair, or prevent the vesting of any of Lender's rights or powers hereunder.

          (3) In furtherance and extension of and not in limitation of, the specific provisions hereinabove set forth, any action taken or omitted by Lender under or in connection with any Lender Letter of Credit or Lender Guaranty, if taken or omitted in good faith, shall not put Lender under any resulting liability to Borrower.

2.2 INTEREST. So long as no Event of Default has occurred and is continuing, (a) the Revolving Loans shall bear interest from the date such Revolving Loans are made to the date paid at a rate per annum equal to two percent (2.0%) plus the Prime Rate and (b) the Term Loan, any Seasonal Overadvances and all other Obligations shall bear interest from the date such Term Loan or Seasonal Overadvances are made or such other Obligations become due to the date paid at a rate per annum equal to two and one-half percent (2.5%) plus the Prime Rate (each, an "Interest Rate"). After the occurrence of an Event of Default and for so long as such Event of Default continues, the Loans and all other Obligations shall, at Lender's option, bear interest at a rate per annum equal to two percent (2.0%) plus the applicable Interest Rate (the "Default Rate"). Interest on the Loans and all other Obligations shall be computed on the daily principle balance on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues and shall be payable monthly in arrears on the first day of each month. Any publicly announced change in the Prime Rate shall result in an adjustment to the Interest Rate on the next Business Day.

     Notwithstanding any provision to the contrary contained in this Agreement or any other Loan Document, Borrower shall not be required to pay, and Lender shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law ("Excess Interest"). If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement or in any other Loan Document, then in such event: (1) the provisions of this subsection shall govern and control; (2) neither Borrower nor any Loan Party shall be obligated to pay any Excess Interest; (3) any Excess Interest that Lender may have received hereunder shall be, at Lender's option, (a) applied as a credit against the outstanding principal balance of the Obligations or accrued and unpaid interest (not to exceed the maximum amount permitted by law), (b) refunded to the payor thereof, or (c) any combination of the foregoing; (4) the interest rate(s) provided for herein shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the "Maximum Rate"), and this Agreement and the other Loan Documents shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (5) neither Borrower nor any Loan Party shall have any action against Lender for any damages arising out of the payment or collection of any Excess Interest. Notwithstanding the foregoing, if for any period of time interest on any Obligations is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Obligations shall remain at the Maximum Rate until Lender shall have received the amount of interest which Lender would have received during such period on such Obligations had the rate of interest not been limited to the Maximum Rate during such period.

     2.3  FEES

          (A) TRANSACTION FEE. Borrower shall pay to Lender on the Closing Date a closing fee in the amount of Seven Hundred Thousand Dollars ($700,000) LESS the amount of Two Hundred Seventy-five Thousand Dollars ($275,000) constituting the commitment fee heretofore paid by Borrower to Lender.

          (B) UNUSED LINE FEE. From and after the Closing Date, Borrower shall pay to Lender a fee in an amount equal to the Revolving Loan Commitment less the sum of the average daily balance of the Revolving Loan plus the average daily face amount of the Lender Guaranty Reserve plus the average daily balance of the Seasonal Overadvances), if any, during the preceding month multiplied by one-half percent (.5%) per annum, such fee to be payable monthly in arrears on the first day of the first month following the Closing Date and the first day of each month thereafter.

          (C) LETTER OF CREDIT AND GUARANTY FEES. Borrower shall pay to Lender fees for each Lender Letter of Credit and each Lender Guaranty for the period from and including the date of issuance of same to and excluding the date of expiration or termination, equal to the average daily face amount of Lender Guaranty Liability multiplied by two percent (2.0% per annum, such fees to be calculated on the basis of a 360-day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each July, October, January and April. Borrower shall also reimburse Lender for any and all fees and expenses, if any, paid by the Lender to the issuer of the letter of credit or other written contract guarantied.

          (D) PREPAYMENT FEES. The Term Loan may not be voluntarily prepaid nor may the Commitments be terminated during the first Loan Year (defined below) and Borrower may not prepay the Term Loan in part or reduce the Commitments except in connection with a mandatory prepayment. If Borrower prepays the Obligations in full or (other than voluntary prepayments of the Revolving Loans or Seasonal Overadvances) in part, prior to the Termination Date, Borrower, at the time of such prepayment, shall pay to Lender, as compensation for the costs of being prepared to make funds available to Borrower under this Agreement, and not as a penalty, an amount determined by multiplying the percentage set forth below by (1) in the case of a prepayment in full of the Obligations, the sum of the outstanding principal balance of the Term Loan at the date of such prepayment plus the amount of the Revolving Loan Commitment, or (2) in the case of a prepayment of the Term Loan, in whole or in part, or a reduction in the Revolving Loan Commitment, the amount of such prepayment or reduction: three percent (3.0%) upon a mandatory prepayment during the first Loan Year, two percent (2.0%) upon any prepayment during the second Loan Year; and one percent (1.0%) upon any prepayment during the third Loan Year; PROVIDED that no amount shall be due with respect to a partial prepayment of the Term Loan (or reduction in the Revolving Loan Commitment) as a result of any Asset Disposition in the ordinary course of business. "Loan Year" means each period of twelve (12) consecutive months commencing on the Closing Date and on each anniversary thereof.

     (E) COLLATERAL MONITORING FEE. Borrower shall pay to Lender on the Closing Date and on each anniversary date thereof an annual fee in advance (the "Collateral Monitoring Fee") in the amount of Fifty Thousand Dollars ($50,000) per year. Such Collateral Monitoring Fee shall be nonrefundable.

2.4  PAYMENTS AND PREPAYMENTS

     (A) MANNER AND TIME OF PAYMENT. In its sole discretion, Lender may charge interest and other amounts payable hereunder to the Revolving Loan, all as set forth on Lender's books and records. Unless otherwise directed by Lender, all payments to Lender hereunder shall be made by delivery thereof to Lender to the account specified below or, with respect to the Revolving Loan and any Seasonal Overadvance only, by delivery to Lender of all proceeds of Accounts or other Collateral deposited in Lender's Depository Accounts in accordance with subsection 5.6 hereof. If Lender elects to bill Borrower for any amount due hereunder, such amount shall be immediately due and payable with interest thereon as provided herein. All payments made directly by Borrower of the Obligations shall be made in Dollars without deduction, defense, setoff or counterclaim and in same day funds and delivered to Lender by wire transfer to Lender's account ("Lender's Account"), ABA No. 071-0000-13, Account No. 52-98695 at First National Bank of Chicago, One First National Plaza, Chicago, IL 60670,
Reference: Heller Business Credit for the benefit of The North Face or at such other place as Lender may direct from time to time by notice to Borrower. Proceeds remitted from the Lender's Depository Accounts or otherwise wire transferred to Lender's Account shall be credited to the Obligations on the Business Day on which Lender receives immediately available funds in Lender's Account if received prior to 3 p.m. (New York time); PROVIDED, HOWEVER, for the purposes of calculating interest on the Obligations, such funds shall be deemed received two (2) Business Days following such date of receipt.

     (B)  MANDATORY PREPAYMENTS

          (1) OVERADVANCE. At any time that the principal balance of the Revolving Loan exceeds the Maximum Revolving Loan Amount, Borrower shall immediately repay the Revolving Loan to the extent necessary to reduce the principal balance to an amount that is equal to or less than the Maximum Revolving Loan Amount. Such prepayments shall be applied first to any Seasonal Overadvances and then to Revolving Loans.

          (2) SEASONAL OVERADVANCES. At any time that the principal balance of the Seasonal Overadvances exceeds the amounts determined by Lender in its discretion pursuant to subsection 2.1(C), Borrower shall immediately repay the Seasonal Overadvances to the extent necessary to reduce the principal balance to such amount. In addition, in no event may Seasonal Overadvances remain outstanding beyond the time period permitted in subsection 2.1(C), and all Seasonal Overadvances shall be immediately repaid at the end of the applicable period, and in no event later than December 31 of each year.

     (3) PROCEEDS OF ASSET DISPOSITIONS AND SECURITIES SALES. Immediately upon receipt by Borrower or any of its Subsidiaries of proceeds of any Asset Disposition in one or a series of related transactions), which proceeds exceed Fifty Thousand Dollars ($50,000) , net of taxes and other customary closing costs payable in connection therewith and the amount applied to repay Indebtedness secured by any Permitted Encumbrance (it being understood that if the net proceeds exceed Fifty Thousand Dollars ($50,000), the entire amount and not just the portion above Fifty Thousand Dollars ($50,000) shall be subject to this paragraph), or the proceeds from the issuance of securities of Borrower or any of its Subsidiaries (net of reasonable underwriting fees and customary closing costs payable in connection therewith), Borrower shall prepay the Obligations in an amount equal to such proceeds. Notwithstanding the foregoing, (a) no prepayment shall be required in connection with the sale of trademarks listed on Schedule 7.3(A) to Goldwin pursuant to the Goldwin Stock Purchase Agreement; and (b) if Borrower reasonably expects the proceeds of any Asset Disposition to be reinvested within 180 days to repair or replace any assets with like assets, Borrower shall deliver the proceeds to Lender to be applied to the Revolving Loan, and Borrower may, so long as no Default or Event of Default shall have occurred and be continuing, borrow Revolving Loans for such repair or replacement. If Borrower fails to reinvest such proceeds within 180 days, Borrower hereby authorizes Lender to make a Revolving Loan to repay the Term Loan as required hereby and/or if the Term Loan has been repaid, the Revolving Loan Commitment shall be permanently reduced as provided herein. All such prepayments shall first be applied in payment of Scheduled Installments in the inverse order of maturity and, at any time after the Term Loan shall have been repaid in full, such payments shall be applied as a permanent reduction of the Revolving Loan Commitment.

     (C) VOLUNTARY PREPAYMENTS AND REPAYMENTS. Except as provided in subsection 2.4(B), Borrower's Obligations may only be prepaid or repaid in full and not in part. Borrower may, at any time after the end of the first Loan Year and upon not less than three (3) Business Days prior notice to Lender, prepay the Term Loan and any Seasonal Overadvance in full and terminate the Revolving Loan Commitment, PROVIDED, HOWEVER, the Revolving Loan Commitment may not be terminated by Borrower until the Term Loan and any Seasonal Overadvance and all Revolving Loans are paid in full. Upon termination of the Revolving Loan Commitment, Borrower shall cause Lender to be released to the satisfaction of Lender from all liability under any Lender Letters of Credit or Lender Guaranties or, at Lender's option, Borrower will deposit cash collateral with Lender in an amount equal to the Lender Guaranty Liability with respect to each Lender Letter of Credit and each Lender Guaranty that will remain outstanding after prepayment or repayment or provide one or more letters of credit to Lender, from a bank and on terms acceptable to Lender.

     (D) PAYMENTS ON BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest or fees due hereunder.

2.5 TERM OF THIS AGREEMENT. This Agreement shall be effective until June 1, 1997 (the "Termination Date"). The Commitments shall (unless earlier terminated) terminate on the Termination Date. In addition, this Agreement may be terminated as set forth in Section 8.3 hereof. Upon termination in accordance with Section 8.3 or on the Termination Date, all Obligations shall be immediately due and payable without notice or demand. Notwithstanding any termination, until all Obligations have been fully paid and satisfied, Lender shall be entitled to retain security interests in and liens upon all Collateral, and even after payment of all Obligations hereunder, the obligation of Borrower and its Subsidiaries to indemnify Lender in accordance with the terms hereof or of any other Loan Document shall continue.

2.6 STATEMENTS: APPLICATION OF PAYMENTS. Lender shall render a monthly statement of account to Borrower within twenty (20) days after the end of each month. Such statement of account shall constitute an account stated unless Borrower makes written objection thereto in reasonable detail (including appropriate calculations) within thirty (30) days from the date such statement is mailed to Borrower. Borrower promises to pay all of its Obligations as such amounts become due or are declared due pursuant to the terms of this Agreement. Except for payments on the Term Loan and mandatory prepayments, principal payments of the Loans shall be applied first to Seasonal Overadvances and then to Revolving Loans. After the occurrence and during the continuance of an Event of Default, Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Lender from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Lender shall have the continuing exclusive right to apply and to reapply any and all payments received at any time or times after the occurrence and during the continuance of an Event of Default against the Obligations in such manner as Lender may deem advisable notwithstanding any previous entry by Lender upon any books and records.

2.7 GRANT OF SECURITY INTEREST. To secure the payment and performance when due of the Obligations, including all renewals, extensions, restructurings and refinancings of any or all of the Obligations, Borrower hereby grants to Lender a continuing first priority security interest, lien and mortgage in and to all right, title and interest of Borrower in the following property of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively included within the "Collateral"): (A) Accounts; (B) Inventory; (C) general intangibles (as defined in the UCC), including Borrower's rights and claims under the Assigned Agreements; (D) documents (as defined in the UCC) or other receipts covering, evidencing or representing goods; (E) instruments (as defined in the UCC); (F) chattel paper (as defined in the UCC); (G) Equipment; (H) Mortgaged Property; (I) Intellectual Property, including without limitation that set forth on Schedule 4.13 hereof; (J) all deposit accounts of Borrower maintained with any bank or financial institution; (K) all cash and other monies and property of Borrower in the possession or under the control of Lender or any participant; (L) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described above or are otherwise necessary or helpful in the collection thereof or realization thereon; (M) rights under this Agreement or any other Loan Document and the proceeds of any Loans hereunder; and (N) proceeds of all or any of the property described above, including, without limitation, the proceeds of any insurance policies covering any of the above described property.

2.8 CAPITAL ADEQUACY AND OTHER ADJUSTMENTS. In the event that Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by Lender or any corporation controlling Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or shall have the effect of increasing the amount of capital, reserves or other funds required to be maintained by Lender or any corporation controlling Lender with respect to the Obligations and thereby reducing the rate of return on Lender's or such corporation's capital as a consequence of its obligations hereunder, then Borrower shall from time to time within fifteen (15) days after notice and demand from Lender (together with the certificate referred to in the next sentence) pay to Lender additional amounts sufficient to compensate such Lender for such reduction, so long as Lender is then requiring such payments from other borrowers, the demand does not seek payment for a period more than 90 days in arrears and the demand is made prior to payment in full of the Obligations and termination of all Commitments. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes. If Lender makes a demand for compensation pursuant to this subsection 2.8, Borrower may obtain, at Borrower's expense but without payment of any fee under subsection 2.3)(D), a replacement lender who agrees to acquire Lender's interest in the Loans and the Commitments on the terms set forth in this Agreement and Lender shall assign to such replacement lender its interest in the Loans and the Commitments, PROVIDED that Borrower has paid all amounts then due to Lender (including any amounts due under this subsection 2.8).

2.9  TAXES.

     (A) NO DEDUCTIONS. Any and all payments or reimbursements made hereunder or under the Term Notes shall be made free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto; excluding, however, the following: taxes imposed on the net income of Lender by the jurisdiction under the laws of which Lender is organized or doing business or any political subdivision thereof and taxes imposed on its net income by the jurisdiction of Lender's applicable lending office or any political subdivision thereof. If Borrower shall be required by law to deduct any such amounts from or in respect of any sum payable hereunder to Lender, then the sum payable hereunder shall be increased as may be necessary so that, after making all required deductions, Lender receives an amount equal to the sum it would have received had no such deductions been made.

     (B) CHANGES IN TAX LAWS. In the event that, subsequent to the Closing Date, (1) any changes in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (2) any new law, regulation, treaty or directive enacted or any interpretation or application thereof, or (3) compliance by Lender with any request or directive (whether or not having the force of law) from any governmental authority, agency or instrumentality:

          (1) does or shall subject Lender to any tax of any kind whatsoever with respect to this Agreement, the other Loan Documents or any Loans made or Lender Guaranties or Lender Letters of Credit issued hereunder, or change the basis of taxation of payments to Lender of principal, fees, interest or any other amount payable hereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state or local taxing authorities with respect to interest or commitment or other fees payable hereunder or changes in the rate of tax on the overall net income of Lender); or

          (2) does or shall impose on Lender any other condition or increased cost in connection with the transactions contemplated hereby or participations herein; and the result of any of the foregoing is to increase the cost to Lender of issuing any Lender Guaranty or Lender Letter of Credit or making or continuing any Loan hereunder, as the case may be, or to reduce any amount receivable hereunder, then, in any such case, Borrower shall promptly pay to Lender, upon its demand, any additional amounts necessary to compensate Lender, on an after-tax basis, for such additional cost or reduced amount receivable, as determined by Lender with respect to this Agreement or the other Loan Documents. If Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify Borrower of the event by reason of which Lender has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lender to Borrower shall, absent manifest error, be final, conclusive and binding for all purposes.

SECTION 3 CONDITIONS TO LOANS

3.1 CONDITIONS TO LOANS ON THE CLOSING DATE. The obligations of Lender to make Loans or to issue Lender Letters of Credit or Lender Guaranties on the Closing Date are subject to the prior or concurrent satisfaction of all of the conditions set forth below.

     (A) CLOSING DELIVERIES. Lender shall have received, in form and substance acceptable to Lender, all documents, instruments and information identified on
Schedule 3.1(A), and all other agreements, notes, certificates, legal opinions, orders, authorizations, financing statements, mortgages and other documents which Lender may in good faith request and each and all of the foregoing must be in form and substance acceptable to Lender.

     (B) SECURITY INTERESTS. The Pledge Agreement and the Trademark and Patent Agreements shall have been executed and delivered by Borrower and Lender shall have received satisfactory evidence that all security interests and liens granted to Lender pursuant to this Agreement or the other Loan Documents have been duly perfected and constitute first priority liens on the Collateral, subject only to Permitted Encumbrances. Lender shall have received UCC termination statements and other releases of Liens, duly executed by the applicable secured parties, releasing any and all Liens against the Collateral, except Permitted Encumbrances.

     (C) TRANSACTION DOCUMENTS. On the Closing Date, Borrower shall have issued Borrower Stock and Subordinated Debt in accordance with the Management Stock Purchase Agreement, the Goldwin Stock Purchase Agreement, the Preferred Stock Purchase Agreement and the Subordinated Debt Agreement in amounts and on terms and conditions acceptable to Lender and used the proceeds thereof to fund a portion of the purchase price of the Acquisition. In addition, Borrower shall have sold the trademarks listed on Schedule 7.3(A) to Goldwin pursuant to the Goldwin Stock Purchase Agreement for a price not less than $10,800,000 (net of withholding tax obligations). The amount of Borrower's cash equity capital from the Whitney Investors at closing shall be not less than fifty percent (50%) of the principal amount of the Subordinated Debt.

     (D) CLOSING DATE AVAILABILILY AND CASH AVAILABILITY. After giving effect to the consummation of the Acquisition and the transactions contemplated by the Transaction Documents, and the payment of fees and costs relating thereto, Borrower shall have the ability to borrow additional Loans under this Agreement in at least the amount set forth on Schedule 3.1 (D).

     (E) FEES AND COSTS. Borrower shall have paid the fees payable on the Closing Date referred to in subsections 2.3(A) and (E). The fees and costs in connection with the Acquisition and the Transaction Documents shall not exceed the amount set forth on Schedule 3.1 (D)

     (F) CONFIRMATION ORDER. The Confirmation Order shall have been entered and the conditions set forth in Section 6.2 of the Purchase Agreement shall have been satisfied.

     (G) BANKRUPTCY PLAN. The Bankruptcy Plan shall not have been modified, whether before or after confirmation, except as set forth in the Confirmation Order and all actions required to be taken and conditions required to be met under the terms of the Bankruptcy Plan in order for the Bankruptcy Plan to become effective or for the consummation of the Acquisition shall have been timely and fully taken or met (whether or not the Bankruptcy Plan contemplates that the Odyssey Bankruptcy Debtors or any other Person may waive such action or condition and without giving effect to any such waiver). The Effective Date under and as defined in the Bankruptcy Plan shall have occurred.

     (H) ACQUISITION. The Acquisition shall be consummated in accordance with the Purchase Agreement, with no amendment or waiver of any provisions thereof (including the conditions to the Acquisition) by any party thereto except such as have been approved in writing by Lender. None of Sellers nor Borrower, nor any other Person, shall have failed to perform timely any covenant or obligation required to be performed by it under the Purchase Agreement and the Acquisition Documents prior to the Closing Date. The terms and form of the Acquisition Documents shall be effective to transfer to Borrower all right, title and interest in the Assets (as defined in the Purchase Agreement) free and clear of all Liens (other than Permitted Encumbrances), and claims (other than the Assumed Liabilities, as defined in the Purchase Agreement) and all Acquisition Documents shall have been duly executed and delivered (and where appropriate acknowledged) by the applicable Seller.

     (1) BULK SALES AND OTHER NOTICES. All actions required to comply with all applicable "bulk sale" or "vendor in possession" laws shall have been duly and timely completed.

     (J) SUBORDINATION. All Indebtedness of Borrower not repaid upon consummation of the Acquisition shall be subordinated to the Obligations, on terms and conditions acceptable to Lender (including that no principal payments shall be made until the Obligations have been repaid in full in cash), and any Liens securing such Indebtedness shall have been released.

     (K) RELEASES. A release meeting the requirements of the Purchase Agreement shall have been duly executed, attested and delivered and acknowledged on behalf of each of (i) the members of the Odyssey Group, (ii) the Receivers (as defined in the Bankruptcy Plan) for and on behalf of the persons and assets in receivership, and (iii) the Odyssey Banks.

     (L) BUDGET. Lendcr shall have received and approved the Budget of Borrower and its Subsidiaries for the forthcoming three Fiscal Years, year by year, and for the forthcoming Fiscal Year, month bv month.

     (M) NO PROHIBITION. No provision of any law or regulation, and no order, judgment or decree of any court, arbitrator or governmental authority, shall purport to enjoin or restrain Borrower from consummating the Acquisition or issuing the Borrower Stock or the Subordinated Debt or purport to restrain, prohibit, or otherwise interfere with the effective operation or enjoyment by Borrower or any of its Subsidiaries of all or any portion of the assets to be acquired pursuant to the Purchase Agreement.

     (O) OPINIONS. Lender shall have received legal opinions from Borrower's counsel and from Borrower's trademark counsel substantially in the forms attached hereto as Exhibits J and K.

3.2 CONDITIONS TO ALL LOANS AND LENDER GUARANTIES. The obligations of Lender to make Loans or to issue Lender Letters of Credit or Lender Guaranties on any Funding Date (including the Closing Date) are subject to satisfaction of all of the conditions set forth below.

     (A) LOAN DOCUMENTS. Lender shall have received, in form and substance satisfactory to Lender, all agreements, mortgages, financing statements and other documents as required to perfect or continue the perfection of Lender's first priority security interests in the Collateral.

     (B) CONSENTS. All consents, approvals or authorizations of any Person required for the execution, delivery or performance of the Loan Documents shall have been obtained and remain in full force and effect.

     (C) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein and in the Loan Documents shall be true, correct and complete in all material respects on and as of that Funding Date to the same extent as though made on and as of that date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made by Borrower to Lender after the Closing Date and approved by Lender.

     (D) NO DEFAULT. No event shall have occurred and be continuing or would result from the consummation of the requested borrowing or notice requesting issuance of a Lender Letter of Credit or Lender Guarantv that would constitute a Default or an Event of Default.

     (E) PERFORMANCE OF AGREEMENTS. Each Loan Party shall have performed in all material respects all agreements and satisfied all conditions which any Loan Document or (if failure to perform would have a Material Adverse Effect or permit other parties to exercise remedies against a Loan Party) any other Transaction Document provides shall be performed by it on or before that Funding Date.

     (F) NO PROHIBITION. No provision of any law or regulation, and no order, judgment or decree ofany court, arbitrator or governmental authority, shall purport to enjoin or restrain Lender from making any Loans or issuing any Lender Letters of Credit or Lender Guaranties or impair any security interest in the Collateral.

     (G) MARGIN REGULATIONS. The making of the Loans requested on such Funding Date shall not violate Regulation G, Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

     (H) NO LITIGATION. There shall not be pending or, to the knowledge of Borrower, threatened, any action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration against or affecting any Loan Party or any of its Subsidiaries or any property of any Loan Party or any of its Subsidiaries that has not been disclosed by Borrower in writing, and that, in the opinion of Lender, would reasonably be expected to have a Material Adverse Effect and there shall have occurred no development in any such action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration that, in the opinion of Lender, would reasonably be expected to have a Material Adverse Effect.

     (I) NO MATERIAL ADVERSE CHANGE. No event shall have occurred since November 30, 1993 which has resulted in any material adverse change in the business, properties, assets or condition (financial or otherwise) of (i) Borrower individually or Borrower and TNF Scotland, taken as a whole, in each case giving effect to the Acquisition, or (ii) prior to the Acquisition, of Old TNF.

SECTION 4  BORROWER'S REPRESENTATIONS AND WARRANTIES

          In order to induce Lender to enter into this Agreement, to make Loans and to issue Lender Letters of Credit and Lender Guaranties, Borrower represents and warrants to Lender that the following statements are and will be true, correct and complete both before and after giving effect to the Acquisition and the transactions contemplated by the Transaction Documents:

4.1  ORGANIZATION, POWERS, CAPITALIZATION.

     (A) ORGANIZATION AND POWERS. Each of the Loan Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and qualified to do business in all jurisdictions where such qualification is required. Each of the Loan Parties has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted and to enter into each Loan Document and other Transaction Document to which such Loan Party is a signatory.

     (B) CAPITALIZATION. The authorized capital stock of each of the Loan Parties is as set forth on Schedule 4.1(B). All issued and outstanding shares of capital stock of each of the Loan Parties are duly authorized and validly issued, fully paid, nonassessable, free and clear of all Liens other than those in favor of Lender and such shares were issued in compliance with all applicable state and federal (domestic or foreign) laws concerning the issuance of securities. As of the Closing Date, the capital stock of Borrower is owned by the Shareholders and in the amounts set forth on Schedule 4.1 (B). All of the capital stock of TNF Scotland is owned by Borrower (except one director's qualifying share). There are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party or any other Person of any shares of capital stock or other securities of any such entity, except as described in Schedule 4.1(B).

4.2 AUTHORIZATION OF BORROWING AND ACQUISITION, NO CONFLICT. Borrower has the corporate power and authority to incur the Obligations and to grant security interests in the Collateral. On the Closing Date, the execution, delivery and performance of the Loan Documents and the other Transaction Documents by each Loan Party signatory thereto will have been duly authorized by all necessary corporate and shareholder action. The execution, delivery and performance by each Loan Party of each Loan Document and other Transaction Document to which it is a party and the consummation of the transactions contemplated by this Agreement and the Transaction Documents do not and will not be in contravention of any applicable law, the corporate charter or bylaws of any Loan Party or any agreement or order by which any Loan Party or any of its property is bound. No consents, authorizations or permits are required to be obtained by Borrower, Old TNF or TNF Scotland for the execution, delivery or performance of any of the Transaction Documents, except as set forth on Schedule 4.2. Failure to obtain any such consent will not have a Material Adverse Effect. No filing by Borrower, Old TNF or any Shareholder is required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in connection with the Acquisition. This Agreement is, and the other Transaction Documents, including the Term Note, when executed and delivered will be, the legally valid and binding obligations of the applicable Loan Parties, respectively, and will be enforceable against the Loan Parties in accordance with the respective terms of the respective Transaction Documents.

4.3 FINANCIAL CONDITION. The financial statements of Old TNF and its Subsidiaries as of November 30, 1993 and for each period thereafter (but prior to the Closing Date) which have been, and all financial statements concerning Borrower and its Subsidiaries which will hereafter be, furnished by Borrower and its Subsidiaries to Lender pursuant to this Agreement have been or will be prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and do or will present fairly in all material respects the financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. The Pro Forma was prepared by Borrower based on the audited consolidated balance sheet of Old TNF dated March 31, 1994. The Budgets delivered and to be delivered have been and will be prepared by Borrower in light of the past operations of the business of Old TNF and its Subsidiaries.

4.4 INDEBTEDNESS AND LIABILITIES. As of the Closing Date and upon giving effect to the Acquisition and the transactions contemplated by the Transaction Documents, neither Borrower nor any of its Subsidiaries has (a) any Indebtedness except as stated in the Pro Forma; or (b) any liabilities other than as stated in the Pro Forma or trade credit to Persons other than members of the Odyssey Group incurred in the ordinary course of business following the date of the Pro Forma.

4.5 ACCOUNT WARRANTIES. Borrower represents, warrants and covenants as to each Account of Borrower or any of its Subsidiaries which is a party to a Loan Document that, at the time of its creation, the Account is a valid, bona fide account, representing an indebtedness incurred by the named account debtor for goods actually sold and delivered or for services completely rendered; there are no setoffs, or counterclaims, genuine or otherwise, against the Account; the Account does not represent a sale to an Affiliate (other than Goldwin) or a consignment, sale or return or a bill and hold transaction; no agreement exists permitting any deduction or discount (other than the discount stated on the invoice); Borrower or the applicable Subsidiary is the lawful owner of the Account and Borrower or such Subsidiary has the right to assign the same to Lender; each Account is free of all security interests, liens and encumbrances other than those in favor of Lender, and the Account is due and payable in accordance with its terms.

4.6 NAMES. Borrower does not conduct business, nor has it at any time during the past five years conducted business, under any name, trade name or fictitious business name other than those names set forth on Schedule 4.6.

4.7 LOCATIONS: FEIN. Schedule 4.7 sets forth the locations of Borrower's and each Subsidiary's principal places of business, the locations of their books and records, the locations of all other offices of Borrower and its Subsidiaries and all Collateral locations, and such locations are Borrower's and its Subsidiaries sole locations for their respective businesses and the Collateral. Borrower's federal employer identification number is 94-320-4082.

4.8 TITLE TO PROPERTIES: LIENS. Borrower and each of its Subsidiaries has good, sufficient and legal title, subject to Permitted Encumbrances, to all its respective material properties and assets. Except for Permitted Encumbrances, all such properties and assets are free and clear of Liens. To the best knowledge of the Borrower after due inquiry, there are no actual, threatened or alleged defaults with respect to any leases of real property under which Borrower or any of its Subsidiaries is lessee or lessor which would have a Material Adverse Effect.

4.9 LITIGATION: ADVERSE FACTS. Except as set forth on Schedule 4.9, there are no judgments outstanding against any Loan Party or Old TNF or affecting any property of any Loan Party or Old TNF nor is there anv action, charge, claim, demand, suit, proceeding, petition, governmental investigation or arbitration now pending or, to the best knowledge of Borrower after due inquiry, threatened against or affecting any Loan Party or Old TNF or any property of any Loan Party or Old TNF which could reasonably be expected to result in any Material Adverse Effect. No Loan Party has received any opinion or memorandum or legal advice from legal counsel to the effect that such Loan Party is exposed to any liability which could reasonably be expected to result in any Material Adverse Effect.

4.10 PAYMENT OF TAKES. Except as set forth on Schedule 4.10 or permitted pursuant to Section 5.9, all tax returns and reports of Borrower and each of its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon such Persons and upon their respective properties, assets, income and franchises which are shown on such returns as due and payable have been paid when due and payable. None of the income tax returns of Borrower or any of its Subsidiaries are under audit. No tax liens have been filed against any assets of Borrower or its Subsidiaries and not discharged and no claims are being asserted with respect to any taxes against Borrower or its Subsidiaries. The charges, accruals and reserves on the books of Borrower and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

4.11 PERFORMANCE OF AGREEMENTS. None of the Loan Parties, nor Old TNF and none of their respective Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any contractual obligation of any such Person, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except as set forth in Schedule 4.11 and for such defaults which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.12 EMPLOYEE BENEFIT PLANS. Borrower, each Subsidiary of Borrower, Old TNF and each ERISA Affiliate is in compliance in all material respects with all applicable provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof with respect to all Employee Benefit Plans and, as to TNF Scotland, with all applicable laws relating to any employee benefit or retirement plans. No liability has been incurred by Borrower, any Subsidiary of Borrower, Old TNF or any ERISA Affiliate which remains unsatisfied for anv funding obligation, taxes or penalties with respect to any Employee Benefit Plan or any similar plan of TNF Scotland, except the liability of TNF Scotland for underfunding of its pension plan as disclosed prior to the date hereof, for which Borrower has no liability. Neither Borrower, any Subsidiary of Borrower, Old TNF or any ERISA Affiliate has any withdrawal liability under any multi-employer plan.

4.13 INTELLECTUAL PROPERTY. Borrower and each of its Subsidiaries owns, is licensed to use or otherwise has the right to use all Intellectual Property used in or necessary for the conduct of its business as currently conducted and as conducted by Old TNF and its Subsidiaries prior to the Closing Date and all such Intellectual Property is identified on Schedule 4.13, except that the trademarks identified on Schedule 7.3(A) will be sold to Goldwin on the Closing Date in accordance with the terms of the Goldwin Stock Purchase Agreement.

4.14 BROKER'S FEES. No broker's or finder's fee or commission will be payable with respect to the Acquisition, the issuance and sale of the Term Note or any of the other transactions contemplated hereby, except as described on Schedule 4.14.

4.15 ENVIRONMENTAL COMPLIANCE. Each Loan Party and Old TNF has been and is currently in compliance in all material respects with all applicable Enviromnental Laws, including obtaining and maintaining in effect all permits, licenses or other authorizations required by applicable Environmental Laws. There are no claims, liabilities, investigations, litigation, administrative proceedings, whether pending or threatened, or judgments or orders relating to any Hazardous Materials asserted or (to the best knowledge of Borrower) threatened against any Loan Party or Old TNF or relating to any real property currently or formerly owned, leased or operated by any Loan Party or Old TNF which could have a Material Adverse Effect.

4.16 SOLVENCY. As of and from and after the date of this Agreement, Borrower and each of its Subsidiaries: (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including contingent liabilities); (ii) greater than the amount that will be required to pay its probable liabilities as they mature; (b) has capital that is not unreasonably small in relation to its business as presently conducted or any contemplated or undertaken transaction; and (c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

4.17 DISCLOSURE. No representation or warranty of Borrower, any of its Subsidiaries or any other Loan Party contained in this Agreement, the Purchase Agreement, or any other Transaction Document, the financial statements described in subsection 4.3 or delivered by Borrower under this Agreement, the other Loan Documents, or any other document, certificate or written statement in final form furnished to Lender by or on behalf of any such Person for use in connection with the Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit (in each case at the time made) to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. The Budgets and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by Lender that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no material fact known to Borrower that has had or could reasonably be expected to have a Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to Lender for use in connection with the transactions contemplated hereby.

4.18 INSURANCE. Borrower and each of its Subsidiaries maintains insurance policies for business interruptions and public liability and property and casualty damage for its business and properties as required by subsection 5.10, no notice of cancellation has been received with respect to such policies and Borrower and each of its Subsidiaries is in compliance with all conditions contained in such policies. Lender has been named as an additional insured and loss payee, respectively, on all such insurance policies.

4.19 COMPLIANCE WITH LAWS. Neither Borrower, nor Old TNF nor any of their Subsidiaries is in violation of any law, ordinance, rule, regulation, order, policy, guideline or other requirement of any domestic or foreign government or any instrumentality or agency thereof, having jurisdiction over the conduct of its business or the ownership of its properties, including, without limitation, any violation relating to any use, release, storage, transport or disposal of any Hazardous Material, which violation would subject Borrower or any such Subsidiary, or any of their respective officers to criminal liability or have a Material Adverse Effect and no such violation has been alleged.

4.20 BANK ACCOUNTS. Schedule 4.20 sets forth the account numbers and locations of all bank accounts of Borrower and its Subsidiaries after consummation of the Acquisition.

4.21 SUBSIDIARIES. Borrower has no Subsidiaries other than TNF Scotland and a dormant Subsidiary of TNF Scotland, Black & Edgington (Exports) Limited, which conducts no business and has no assets or liabilities other than a guaranty of the indebtedness and/or obligations of TNF Scotland.

4.22 USE OF PROCEEDS AND MARGIN SECURITY. Borrower shall use the proceeds of all Loans for proper business purposes (as described in the recitals to this Agreement) consistent with all applicable laws, statutes, rules and regulations. No portion of the proceeds of any Loan shall be used by Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation G, Regulation U, Regulation T or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

4.23 EMPLOYEE MATTERS. Except as set forth on Schedule 4.23, (a) no Loan Party nor Old TNF nor any of such Loan Party's employees is subject to any collective bargaining agreement, (b) no petition for certification or union election is pending with respect to the employees of any Loan Party or Old TNF and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Loan Party or Old TNF within the past three (3) years and (c) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of Borrower after due inquiry, threatened between any Loan Party or Old TNF and its respective employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.23, neither Borrower nor any of its Subsidiaries is or will be after consummation of the Acquisition subject to an employment contract or any liability for severance pay.

4.24 GOVERNMENTAL REGULATION. None of the Loan Parties is, or after giving effect to any Loan will be, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940 or to any federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money.

4.25 PURCHASE AGREEMENT: TRANSACTION DOCUMENTS. Borrower represents and warrants that each of the representations and warranties of Sellers and Borrower in the Purchase Agreement and each representation and warranty of Borrower in any other Transaction Document, all of which are incorporated herein by this reference, are true and correct in all material respects on the date hereof and as of the Closing, Date. Notwithstanding anything in the Purchase Agreement or any Transaction Document to the contrary, all such representations and warranties incorporated herein shall, solely for purposes of this Agreement, survive the execution and delivery of the Purchase Agreement or any Transaction Document and the consummation of the Acquisition, the execution and delivery of this Agreement and the making of the Loans.

SECTION 5  AFFIRMATIVE COVENANTS

     Borrower covenants and agrees that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit and Lender Guaranties, unless Lender shall otherwise give its prior written consent, Borrower shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 5 applicable to such Person.

5.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Borrower will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Borrower will deliver to Lender the financial statements and other reports described below.

     (A) MONTHLY FINANCIALS. As soon as available and in any event within twenty-five (25) days after the end of each month (or for the first three (3) months following the Closing Date, within thirty (30) days after the end of such month, Borrower will deliver (1) the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, (2) during the first Loan Year, the consolidated and consolidating balance sheet and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for Old TNF for the same period of the prior year and (3) a schedule of the outstanding Indebtedness for borrowed money of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

     (B) QUARTERLY FINANCIALS. As soon as available and in any event within forty-five (45) days after the end of each quarter of a Fiscal Year, Borrower will deliver the consolidated and consolidating balance sheet of Borrower and its Subsidiaries as at the end of such period and the related consolidated and consolidating statements of income, stockholders' equity and cash flow for such quarter of a Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such quarter of a Fiscal Year. During the first Loan Year, Borrower will also deliver the consolidated and consolidating balance sheet, and the related consolidated and consolidating statements of income, stockholders' equity and cash flow, of Old TNF and its Subsidiaries for the same periods in the prior Fiscal Year.

     (C) YEAR-END FINANCIALS. As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, Borrower will deliver: (1) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such year and the related consolidated statements of income, stockholders' equity and cash flow for such Fiscal Year; (2) for the Fiscal Year ending during the first Loan Year, the consolidated balance sheet, and the related consolidated statements of income, stockholders' equity and cash flow for Old TNF for the prior Fiscal Year; (3) a schedule of the outstanding Indebtedness of Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan; and (4) a report with respect to the financial statements of Borrower and its Subsidiaries from a firm of independent certified public accountants selected by Borrower and acceptable to Lender, which report shall be unqualified as to going concern and scope of audit and shall state that (a) such consolidated financial statements present fairly the consolidated financial position of Borrower and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and (b) that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards; and (5) copies of the consolidating financial statements of Borrower and its Subsidiaries, including (a) consolidating balance sheets of Borrower and its Subsidiaries as at the end of such Fiscal Year showing intercompany eliminations and (b) related consolidating statements of earnings of Borrower and its Subsidiaries showing intercompany eliminations and (c) consolidating cash flows of Borrower and its Subsidiaries.

     (D) ACCOUNTANTS' CERTIFICATION AND REPORTS. Together with each delivery of consolidated financial statements of Borrower and its Subsidiaries pursuant to subsection 5.1(C), Borrower will deliver (1) a written statement by its independent certified public accountants (a) stating that the examination has included a review of the terms of Agreement as same relate to accounting matters and (b) stating whether, in connection with the examination, any condition or event that constitutes a Default or an Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof and (2) a letter addressed to Lender from such accountants stating that such accountants have been informed that a primary intent of Borrower was to have the professional services such accountants provided to Borrower in preparing their audit report and the letter referred to in this subsection 5.1(D) benefit or influence Lender, and identifying Lender as a party that Borrower has indicated intends to rely on such professional services provided to Borrower by such accountants. Promptly upon receipt thereof, Borrower will deliver copies of all significant reports submitted to Borrower by independent public accountants in connection with each annual, interim or special audit of the financial statements of Borrower made by such accountants, including the comment letter submitted by such accountants to management in connection with their annual audit.

     (E) COMPLIANCE CERTIFICATE. Together with the delivery of each set of financial statements referenced in subparts (A), (B) and (C) of this subsection 5.1, Borrower will deliver to Lender a Compliance Certificate.

     (F) BORROWING BASE CERTIFICATES, REGISTERS AND JOURNALS. On each Business Day, Borrower shall deliver to Lender (1) a completed Borrowing Base Certificate updated to reflect the most recent sales and collections of Borrower; (2) a completed assignment schedule of all Accounts created by Borrower on that day; (3) an invoice register or sales journal describing all sales and credits of Borrower for that day, in form and substance acceptable to Lender, and, if Lender so requests, copies of invoices evidencing such sales and proofs of delivery relating thereto; and (4) a completed cash receipts journal (including information regarding non-cash credits and adjustments) for that day.

     (G) RECONCILIATION REPORTS, INVENTORY REPORTS AND LISTINGS AND AGINGS. On the Closing Date and within five (5) Business Days after the last day of each month and from time to time upon the request of Lender, Borrower will deliver to Lender: (1) an aged trial balance of all then existing Accounts of Borrower and its Subsidiaries; and (2) an Inventory Report as of the last day of such period. As soon as available and in any event within five (5) Business Days after the last day of each month, and from time to time upon the request of Lender, Borrower will deliver to Lender: (1) a Reconciliation Report as at the last day of such period; (2) an aged trial balance of all then existing accounts payable of Borrower and its Subsidiaries; and (3) a detailed inventory listing and cover summary report. All such reports shall be in form and substance acceptable to Lender.

     (H) MANAGEMENT REPORT. Together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to subdivisions (A), (B) and (C) of this subsection 5.1, Borrower will deliver a management report: (1) describing the operations and financial condition of Borrower and its Subsidiaries for the month then ended and the portion of the current Fiscal Year then elapsed (or for the Fiscal Year then ended in the case of year-end financials); (2) setting forth in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year (or for the first Fiscal Year of Old TNF) and the corresponding figures from the most recent Budget for the current Fiscal Year delivered to Lender puruant to 5.1(P); and (3) discussing the reasons for significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of Borrower to the effect that such information fairly presents the results of operations and financial condition of Borrower and its Subsidiaries as at the dates and for the periods indicated.

     (I) APPRAISALS. From time to time after the occurrence of an Event of Default, upon the request of Lender, Borrower will obtain and deliver to Lender, at Borrower's expense, appraisal reports in form and substance and from appraisers acceptable to Lender, stating the then current fair market and orderly liquidation values of all or any portion of the Collateral.

     (J) GOVERNMENT NOTICES. Borrower will deliver to Lender promptly after receipt by Borrower or any of its Subsidiaries copies of all notices, requests, subpoenas, inquiries or other writings received from any governmental agency concerning any Employee Benefit Plan, the violation or alleged violation of any Environmental Laws, the storage, use or disposal of any Hazardous Material, the violation or alleged violation of the Fair Labor Standards Act or Borrower's or any Subsidiary's payment or nonpayment of any taxes, including any tax audit.

     (K) EVENTS OF DEFAULT, etc. Promptly upon any officer of Borrower or of any of its Subsidiaries obtaining knowledge of any of the following events or conditions, Borrower shall deliver a certificate of Borrower's chief executive officer specifying the nature and period of existence of such condition or event and what action Borrower and/or its Subsidiary has taken, is taking and proposes to take with respect thereto: (1) any condition or event that constitutes an Event of Default or Default; (2) any notice of default that any Person has given to Borrower or any of its Subsidiaries or any other action taken with respect to a claimed default; or (3) any Material Adverse Effect.

     (L) TRADE NAMES. Borrower and its Subsidiaries will give Lender at least thirty (30) days advance written notice of any change of name or of any new trade name or fictitious business name. Borrower's and each of its Subsidiaries' use of any trade name or fictitious business name will be in compliance with all laws regarding the use of such names.

     (M) LOCATIONS. Borrower will give Lender at least thirty (30) days advance written notice of any change in the principal place of business of Borrower or of any of its Subsidiaries which is a party to any Loan Document or any change in the location of the books and records or any of the Collateral or of any new location for the books and records or any of the Collateral.

     (N) BANK ACCOUNTS. Borrower will give Lender at least fifteen (15) days' advance written notice of any new bank accounts established by Borrower or any of its Subsidiaries which is a party to any Loan Document.

     (O) LITIGATION. Promptly upon any officer of Borrower or of any of its Subsidiaries obtaining knowledge of (1) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting any Loan Party or any property of any Loan Party not previously disclosed by Borrower to Lender (other than any such action, suit, proceeding, investigation or arbitration which seeks only money damages in an amount not in excess of $25,000) or (2) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting any Loan Party or any property of any Loan Party which is reasonably likely to have a Material Adverse Effect, Borrower will promptly give notice thereof to Lender and provide such other information as may be reasonably available to them to enable Lender and its counsel to evaluate such matter.

     (P)  BUDGETS.  As soon as available and in any event no later than thirty
(30) days prior to the end of each Fiscal Year of Borrower, Borrower will deliver a consolidated and consolidating Budget of Borrower and its Subsidiaries for the forthcoming three Fiscal Years, year by year, and for the forthcoming Fiscal Year, month by month.

     (Q) SUBORDINATED DEBT AND EQUITY NOTICES. Borrower shall promptly deliver to Lender copies of all notices given or received by Borrower or any of its Subsidiaries with respect to noncompliance with any term or condition related to any Subordinated Debt, and shall promptly notify Lender of any potential or actual event of default with respect to any Subordinated Debt. Borrower shall deliver to Lender copies of notices given or received by Borrower under the Preferred Stock Purchase Agreement.

     (R) OTHER INFORMATION. With reasonable promptness, Borrower will deliver such other information and data with respect to any Loan Party, any Subsidiary of any Loan Party or any of the Collateral as Lender may reasonably request from time to time.

5.2 ACCESS TO ACCOUNTANTS. Borrower authorizes Lender to discuss the financial condition and financial statements of Borrower and its Subsidiaries with Borrower's or any of its

Subsidiaries' independent public accountants upon reasonable notice to Borrower of its intention to do so and authorizes such accountants to respond to all of Lender's inquiries.

5.3 INSPECTION. Borrower shall permit Lender and any authorized representatives designated by Lender to visit and inspect any of the properties of Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their employees and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably requested. Borrower acknowledges that Lender intends to make such inspections on at least a quarterly basis, and Borrower agrees to pay to Lender, an audit fee for each inspection equal to Five Hundred Dollars ($500.00) per auditor per day or any portion thereof, excluding all full days spent by Lender traveling to or from Borrower's locations, plus out of pocket expenses, for any audit conducted during such time as any Event of Default exists.

5.4 COLLATERAL RECORDS. Borrower shall keep and shall cause each of its Subsidiaries to keep full and accurate books and records relating to the Collateral and shall mark such books and records to indicate Lender's security interests in the Collateral.


5.5  ACCOUNT COVENANTS: VERIFICATION.  Borrower shall, at its own expense:
(a) cause all invoices evidencing Accounts of Borrower and each of its Subsidiaries which is a party to any Loan Document and all copies thereof to bear a notice that such invoices are payable in the name of Borrower to Lender's Depository Accounts established in accordance with subsection 5.6 and (b) use its best efforts to assure prompt payment of all amounts due or to become due under such Accounts. No discounts, credits or allowances will be issued, granted or allowed by Borrower or any Subsidiary to customers and no returns will be accepted without Lender's prior written consent except in the ordinary course of business; provided, that until Lender notifies Borrower to the contrary after the occurrence and during the continuance of an Event of Default, Borrower may presume consent. Borrower will promptly notify Lender in the event that a customer alleges any dispute or claim with respect to an Account of Borrower and each of its Subsidiaries in excess of $50,000 or of any other circumstances known to Borrower that may impair the validity or collectibility of such an Account. Lender shall have the right, at any time or times hereafter, to verify the validity, amount or any other matter relating to an Account, by mail, telephone or in person. After the occurrence of a Default or an Event of Default, Borrower shall not, and shall not permit any Subsidiary to, without the prior consent of Lender, adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereof, or allow any credit or discount thereon.

5.6 COLLECTION OF ACCOUNTS AND PAYMENTS. Borrower shall, and shall cause each of its Subsidiaries which is a party to any Loan Document to, establish such lockboxes and depository accounts (collectively, "Lender's Depository Accounts") in Lender's name with such banks as are acceptable to Lender to which all account debtors shall directly remit all payments on Accounts of Borrower and such Subsidiary and in which Borrower or such Subsidiary will immediately deposit all cash payments made for Inventory or other cash payments constituting proceeds of Collateral in the identical form in which such payment was made, whether by cash or check. Borrower hereby agrees that all payments received by Lender, whether by cash, check, wire transfer or any other instrument, made to such Lender Depository Accounts or otherwise received by Lender and whether on the Accounts or as proceeds of other Collateral or otherwise will be the sole and exclusive property of Lender. Borrower, and any of its Affiliates, employees, agents or other Persons acting for or in concert with Borrower, shall, acting as trustee for Lender, receive, as the sole and exclusive property of Lender, any monies, checks, notes, drafts or any other payments relating to and/or proceeds of Accounts or other Collateral which come into the possession or under the control of Borrower or any of Borrower's Affiliates, employees, agents or other Persons acting for or in concert with Borrower, and immediately upon receipt thereof, Borrower or such Persons shall remit the same or cause the same to be remitted, in kind, to Lender's Depository Accounts, Lender's Account or to Lender at its address set forth in subsection 9.6 below.

5.7 ENDORSEMENT. Borrower hereby constitutes and appoints, and shall cause each of its Subsidiaries which is a party to any Loan Document to constitute and appoint, Lender and all Persons designated by Lender for that purpose as Borrower's true and lawful attorney-in-fact, with power to endorse Borrower's name to any of the items of payment described in subsection 5.6 above and all proceeds of Collateral that come into Lender's possession or under Lender's control. Both the appointment of Lender as Borrower's or its Subsidiary's attorney and Lender's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

5.8 CORPORATE EXISTENCE. Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business. Borrower will promptly notify Lender of any change in its or any of its Subsidiaries' corporate structures.

5.9 PAYMENT OF TAXES. Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon: provided that no such tax need be paid if Borrower or such Subsidiary is contesting same in good faith by appropriate proceedings promptly instituted and diligently conducted and if Borrower or such Subsidiary has established appropriate reserves as shall be required in conformity with GAAP.

5.10 MAINTENANCE OF PROPERTIES; INSURANCE. Borrower will maintain or cause to be maintained in good repair, working order and condition all material properties used in the business of Borrower and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof. Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, business interruption insurance (with no exclusion for earthquakes), public liability and property damage and casualty insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by corporations of established reputation engaged in similar businesses and in amounts acceptable to Lender. Borrower shall cause Lender to be named as loss payee on all insurance policies relating to any Collateral and as additional insured under all liability policies, in each case pursuant to appropriate endorsements in form and substance acceptable to Lender. Borrower shall apply any proceeds received from any policies of insurance relating to any Collateral to the Obligations as set forth in subsection 2.4(B).

5.11 COMPLIANCE WITH LAWS. Borrower will, and will cause each of its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect and which may be imposed in the future in all jurisdictions in which Borrower or any of its Subsidiaries is now doing business or may hereafter be doing business, other than those laws the noncompliance with which would not have a Material Adverse Effect.

5.12 FURTHER ASSURANCES. Borrower shall, and shall cause each of its Subsidiaries to, from time to time, execute such guaranties. financing or continuation statements, documents, security agreements, reports and other documents or deliver to Lender such instruments, certificates of title or other documents as Lender at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Obligations provided for in the Loan Documents. At Lender's request, Borrower shall cause any of its Subsidiaries promptly to guaranty the Obligations and to grant to Lender security interests in the real, personal and mixed property of such Subsidiary to secure the Obligations; provided that, so long as Borrower does not loan or advance funds (by capital contribution or otherwise) to TNF Scotland, TNF Scotland shall not be required to guaranty the Obligations or grant Liens to Lender on its assets.

5.13 COLLATERAL LOCATIONS. Borrower will keep its Collateral at the locations specified as Borrower's locations on Schedule 4.7. With respect to any new location (which as to Borrower in any event shall be within the continental United States), Borrower will execute such documents and take such actions as Lender deems necessary to perfect and protect the security interests of Lender in the Collateral, including obtaining agreements from any landlord in form and substance acceptable to Lender. Borrower will segregate its Collateral from any Inventory of any other member of the Odyssey Group, and undertake such procedures as may be requested by Lender to identify all such Collateral.

5.14 BAILEES. If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Borrower's or any Subsidiary's agents or processors, Borrower shall, upon the request of Lender, notify, or cause its Subsidiary to notify, such warehouseman, bailee, agent or processor of the security interests in favor of Lender created hereby and shall instruct such Person to hold all such Collateral for Lender's account subject to Lender's instructions.

5.15 MORTGAGES;  TITLE INSURANCE; SURVEYS.

     (A) MORTGAGED PROPERTY. Lender may from time to time designate real property or leasehold interests of any Loan Partv or any Subsidiary of any Loan Party after the date hereof as "Mortgaged Property", in which case Borrower shall as promptly as possible (and in any event within sixty (60) days after such designation) deliver to Lender a fully executed Mortgage, in form and substance acceptable to Lender, together with title insurance policies and surveys as required by this subsection 5.15. Borrower agrees that, following the taking of the actions with respect to any Mortgaged Property required by the immediately preceding sentence, Lender shall have a valid and enforceable mortgage on the respective Mortgaged Property, free and clear of all defects and encumbrances except for Permitted Encumbrances. Notwithstanding the foregoing, Lender shall not require a leasehold mortgage or deed of trust to the extent that it is prohibited by the applicable lease, nor any Mortgage on the real property owned by TNF Scotland so long as TNF Scotland is not required to guaranty the Obligations.

     (B) TITLE INSURANCE. Within thirty (30) days following delivery of any Mortgage with respect to Mortgaged Property, Borrower shall deliver or cause to be delivered to Lender ALTA lender's title insurance policies issued by title insurers reasonably satisfactory to Lender (the "Mortgage Policies") in form and substance and in amounts reasonably acceptable to Lender assuring Lender that the Mortgages are valid and enforceable first priority mortgage liens on the respective Mortgaged Property, free and clear of all defects and encumbrances except Permitted Encumbrances. The Mortgage Policies shall be in form and substance reasonably acceptable to Lender and shall include an endorsement insuring against the effect of future advances under this Agreement, for mechanics' liens and for any other matter that Lender mav reasonably request, and shall provide for affirmative insurance and such reinsurance as Lender may reasonably request. In the case of each leasehold constituting Mortgaged Property, Lender shall have received such estoppel letters, consents and waivers from the landlords and non-disturbance agreements from any holders of mortgages or deeds of trust on such real estate as may have been requested by Lender, which letters shall be in form and substance satisfactory to Lender.

     (C) SURVEYS. Within thirty (30) days following delivery of any Mortgage with respect to Additional Mortgaged Property, Borrower shall deliver or cause to be delivered to Lender current surveys, certified by a licensed surveyor, for all real property that is the subject of the Mortgage Policies. All such surveys shall be sufficient to allow the issuer of the mortgage policy to issue an ALTA lender's policy.

5.16 POST-CLOSING AUDIT. Promptly following the Closing Date, Borrower shall cause an audit of its balance sheet to be undertaken by Deloitte & Touche, and shall provide the results thereof to Lender on or before the date which is forty-five (45) days after the Closing Date.

     5.17 INTEREST RATE PROTECTION.  Within ninety (90) days after the
Closing Date, Borrower shall enter into one or more interest rate swap agreements, interest rate cap agreements or other agreements designed to protect against fluctuations in interest rates, for a term of not less than two (2) years, and otherwise in form and substance and in amount acceptable to Lender.

5.18 NAME CHANGE. No later than the Business Day following the Closing Date, Borrower shall change its name to The North Face, Inc.

5.19 DIVIDENDS.  Borrower will not pay any cash dividends on any Borrower Stock.

5.20 POST-CLOSING DELIVERIES. (A) Within thirty (30) days after the Closing Date, Borrower shall take such actions as necessary to cause an amendment to the Articles of Association of TNF Scotland, in form and substance satisfactory to Lender, to create and pledge to Lender a class of non-voting capital shares and to permit Lender's exercise of remedies under the Pledge Agreement. (B) Borrower shall take such actions as may be required to perfect Lender's Liens on the Intellectual Property in foreign jurisdictions. (C) Borrower shall obtain consents and agreements from lessors of its real and personal property, and take such other actions as described on Schedule 3.1(A) under "Post Closing Matters."

5.21 INVENTORY AGING AND ACCOUNTING SYSTEMS. Within ninety (90) days after the Closing Date, Lender shall have received from Borrower and approved a plan to dispose of aged Inventory, and Borrower shall complete such disposition by March 31, 1995. Within ninety (90) days after the Closing Date, Borower will provide Lender with improved reporting (to Lender's reasonable satisfaction) regarding the identification of aged Inventory, and within one hundred eighty (180) days after the Closing Date, Lender shall have received and approved a detailed proposal for implementation of an improved system of accounting for Inventory, including identification and tracking of aged Inventory.

SECTION 6 FINANCIAL COVENANTS

          Borrower covenants and agrees that so long as any of the Commitments remain in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit and Lender Guaranties, Borrower shall comply with and shall cause each of its Subsidiaries to comply with all covenants in this
Section 6 applicable to such Person.

6.1 TANGIBLE NET WORTH. Tangible Net Worth shall be at least the amount set forth below as of the dates set forth below.

               Date                                              Amount
               ----                                              ------

               9/30/94                                           $ 5,300,000
               12/31/94                                          $ 6,400,000
               3/31/95                                           $ 6,800,000
               6/30/95                                           $ 5,600,000
               9/30/95                                           $ 9,300,000
               12/31/95                                          $10,000,000
               3/31/96                                           $10,000,000
               6/30/96                                           $ 9,100,000
               9/30/96                                           $14,6O0,000
               12/31/96                                          $14,6OO,000
               3/31/97 and each Fiscal Quarter thereafter        $14,6OO,000

6.2  MINIMUM EBITDA. Minimum EBITDA at the   end of each fiscal quarter set
forth below for the rolling four (4) quarter period (or such lesser period as may equal the number of fiscal quarters elapsed since June 30, 1994 (not including the quarter ended June 30, 1994)) ending on the last day of each fiscal quarter set forth below shall not be less than the amount set forth below opposite such date.

               Fiscal Quarter                                      Amount
               --------------                                      ------

               9/30/94                                             $4,500,000
               12/31/94                                            $6,750,000
               3/31/95                                             $8,500,000
               6/30/95                                             $7,100,000
               9/30/95                                             $7,300,000
               12/31/95                                            $7,500,000
               3/31/96                                             $7,5O0,000
               6/30/96                                             $7,500,000
               9/30/96                                             $8,200,000
               12/31/96                                            $8,800,000
               3/31/97 and thereafter                              $8,900,000

and in each Fiscal Year, minimum EBITDA for the fiscal quarter ending September 30 shall not be less than $4,500,000.

6.3 CAPITAL EXPENDITURE LIMITS. The aggregate amount of all Capital Expenditures of Borrower and its Domestic Subsidiaries (excluding trade-ins and excluding Capital Expenditures in respect of replacement assets to the extent funded with casualty insurance proceeds) will not exceed $600,000 in the Fiscal Year ended March 31, 1995, and $800,000 in each Fiscal Year thereafter. In the event that Borrower or any of its Domestic Subsidiaries enters into a Capital Lease or other contract with respect to fixed assets, for purposes of calculating Capital Expenditures under this subsection only, the amount of the Capital Lease initially capitalized on Borrower's balance sheet prepared in accordance with GAAP shall be considered expended in full on the date that Borrower or any of its Domestic Subsidiaries enters into such contract or Capital Lease.

6.4 FIXED CHARGE COVERAGE. Fixed Charge Coverage at the end of each fiscal quarter for the rolling four (4) quarter period (or such lesser period as may equal the number of fiscal quarters which have elapsed since June 30, 1994 (not including the quarter ended June 30, 1994)) ending on the last day of each fiscal quarter shall not be less than 1.2.

6.5 TOTAL INTEREST COVERAGE. Total Interest Coverage at the end of each fiscal quarter for the rolling four (4) quarter period (or such lesser period as may equal the number of fiscal quarters which have elapsed since June 30, 1994 (not including the quarter ended June 30, 1994)) ending on the last day of each fiscal quarter shall not be less than 1.75.

6.6 LEVERAGE RATIO. Commencing with the fiscal quarter ending March 31, 1995, the Leverage Ratio at the end of each fiscal quarter for the rolling four (4) quarter period (or three (3) fiscal quarters as of March 31, 1995) ending on the last day of each fiscal quarter shall not be less than 5.0.

SECTION 7 NEGATIVE COVENANTS

          Borrower covenants and agrees that so long as any of the Commitments remain in effect and until payment in full of all Obligations and termination of all Lender Letters of Credit and Lender Guaranties, Borrower shall comply, and shall cause each of its Subsidiaries to comply, with all covenants in this Section 7 applicable to such Person.

7.1 INDEBTEDNESS AND LIABILITIES. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable, on a fixed or contingent basis, with respect to any Indebtedness except: (a) the Obligations; (b) Indebtedness not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate at any time outstanding secured by purchase money Liens; (c) Indebtedness with respect to Capital Leases not to exceed Seven Hundred Fifty Thousand Dollars ($750,000) In the aggregate at any time outstanding; (d) Indebtedness existing on the Closing Date and identified on
Schedule 7.1(C) and refinancings thereof in amounts not in excess of that set forth on such Schedule 7.1(C); provided, that in no event may any refinancing of the Indebtedness of TNF Scotland require any guaranty of payment or other credit support by Borrower; (e) Subordinated Debt in an amount not in excess of the amount outstanding on the Closing Date; and (f) additional Subordinated Debt issued on the same terms as the Subordinated Debt issued on the Closing Date in a principal amount not to exceed five percent (5%) of the amount outstanding on the Closing Date if, at the time of and after giving effect to the issuance thereof no Event of Default has occurred and is continuing or would result therefrom and Borrower is in compliance on a pro forma basis with the covenants contained in Section 6 of this Agreement. Except for Indebtedness described in the preceding sentence and agreements required by subsection 5.17, Borrower will not, and will not permit

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

any of its Subsidiaries to, incur any indebtedness or liabilities except for trade payables and other liabilities not constituting Indebtedness in the ordinary course of business not yet due and payable or with respect to which Borrower or any of its Subsidiaries is contesting in good faith the amount or validity thereof by appropriate proceedings and then only to the extent that Borrower or any of its Subsidiaries has established adequate reserves therefor, if appropriate under GAAP.

7.2 GUARANTIES. Except for guaranties issued to Lender or endorsements of instruments or items of payment for collection in the ordinary course of business, Borrower shall not, and shall not permit any of its Subsidiaries to, guaranty, endorse, or otherwise in any way become or be responsible for any obligations of any other Person, whether directly or indirectly by agreement to purchase the indebtedness of any other Person or through the purchase of goods, supplies or services, or maintenance of working capital or other balance sheet covenants or conditions, or by way of stock purchase, capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of such other Person or otherwise. The foregoing shall not prohibit Subsidiaries from guarantying the Obligations.

7.3  TRANSFERS, LIENS AND RELATED MATTERS.

     (A) TRANSFERS. Borrower shall not, and shall not permit any of its Subsidiaries to, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to any of the Collateral or the assets of such Person, except that Borrower and its Subsidiaries may (i) sell Inventory in the ordinary course of business; (ii) sell the trademarks listed on
Schedule 7.3(A) pursuant to the Goldwin Stock Purchase Agreement; (iii) with the prior written consent of Lender not to be unreasonably withheld or delayed, license trademarks and tradenames in the ordinary course of business consistent with past practices of Old TNF prior to the Closing Date; (iv) terminate the leases described on Schedule 7.3(B); and (v) make voluntary Asset Dispositions if all of the following conditions are met: (1) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed Twenty-five Thousand Dollar ($25,000) and the aggregate market value of assets sold or otherwise disposed of in any Fiscal Year does not exceed Seventy-five Thousand Dollars ($75,000); (2) the consideration received is at least equal to the fair market value of such assets; (3) the sole consideration received is cash; (4) the net proceeds of such Asset Disposition are applied as required by subsection 2.4(B); (5) after giving effect to the sale or other disposition of the assets included within the Asset Disposition and the repayment of the Obligations with the proceeds thereof, Borrower is in compliance on a pro forma basis with the covenants set forth in Section 6 recomputed for the most recently ended month for which information is available and is in compliance with all other terms and conditions contained in this Agreement; and (6) no Default or Event of Default shall result from such sale or other disposition.

     (B) LIENS. Except for Permitted Encumbrances, Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist


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

any Lien on or with respect to any of the Collateral or the assets of such Person or any proceeds, income or profits therefrom.

     (C) NO NEGATIVE PLEDGES. Neither Borrower nor any Subsidiary of Borrower shall enter into or assume any agreement (other than the Loan Documents and the Subordinated Debt Agreement) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, other than any such agreement entered into by TNF Scotland prior to the Closing Date or in connection with a refinancing of Indebtedness of TNF Scotland permitted by subsection 7.1(d).

     (D) NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO BORROWER. Except as provided herein and for any agreement entered into by TNF Scotland prior to the Closing Date, Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (1) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by Borrower or any Subsidiary of Borrower; or (2) subject to subordination provisions, pay any indebtedness owed to Borrower or any other Subsidiary; (3) make loans or advances to Borrower or any other Subsidiary; or (4) transfer any of its property or assets to Borrower or any other Subsidiary.

7.4 INVESTMENTS AND LOANS. Borrower shall not, and shall not permit any of its Subsidiaries to, make or permit to exist investments in or loans to any other Person, except: (a) Cash Equivalents; (b) loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business in an aggregate outstanding amount not in excess of Fifty Thousand Dollars ($50,000) at any time; and (c) the investment of Borrower in the stock of TNF Scotland and of TNF Scotland, in the stock of Black & Edgington (Exports) Limited, in each case existing on the Closing Date (but excluding in each case any additional investments, by capital contribution or otherwise, or loans).

7.5 RESTRICTED JUNIOR PAYMENTS. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except that: (a) Subsidiaries of Borrower may make Restricted Junior Payments to Borrower with respect to their common stock; (b) Borrower may make payments of principal of and interest on the Subordinated Debt and indemnity payments and expense reimbursements in accordance with the terms of the Subordinated Debt Agreement provided that Borrower shall have notified Lender at least five (5) Business Days prior to making any indemnity payments; (c) Borrower may sell the trademarks listed on Schedule 7.3 to Goldwin pursuant to the Goldwin Stock Purchase Agreement; (d) Borrower may pay dividends on the Series A Preferred Stock in additional shares of such Borrower Stock and may issue Common Stock upon conversion of the Series A Preferred Stock or exercise of Management Options; (e) Borrower may pay the fees required to be paid on the Closing Date under the Preferred Stock Purchase Agreement and the Subordinated Debt Agreement; and (f) so long as no Default or Event of Default shall have occurred and be continuing or shall result from the Restricted Junior Payment and Borrower is in compliance on a pro forma basis with

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

the covenants set forth in Section 6, Borrower may (i) repurchase Common Stock or Management Options or Management Restricted Stock held by an employee of Borrower upon termination of employment of such employee in an aggregate amount in each Fiscal Year not to exceed Five Hundred Thousand Dollars ($500,000); (ii) pay management fees in an amount not to exceed Sixty-two Thousand Five Hundred Dollars ($62,500) in each fiscal quarter pursuant to the Preferred Stock Agreement; (iii) pay director's fees in an amount not in excess of $50,000.00 per year; and (g) Borrower may pay base compensation to Borrower's two top executive officers in amount not in excess, in the aggregate, of One Million Dollars ($1,000,000.00) in each Fiscal Year and such incentive compensation as may be approved by the Compensation Commitee of Borrower's Board of Directors.

7.6 RESTRICTION ON FUNDAMENTAL CHANGES. Neither Borrower nor any of its Subsidiaries will: (a) enter into any transaction of merger or consolidation;
(b) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); (c) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, or the capital stock of any of its Subsidiaries, whether now owned or hereafter acquired; or (d) acquire by purchase or otherwise all or any substantial part of the business or assets of, or stock or other evidence of beneficial ownership of, any Person.

7.7 CHANGES RELATING TO SUBORDINATED DEBT AND SERIES A PREFERRED STOCK. Borrower will not, and will not permit any of its Subsidiaries to, change or amend the terms of the Subordinated Debt or the Series A Preferred Stock if the effect of such amendment is to: (a) increase the interest rate on the Subordinated Debt; (b) change the dates upon which payments of principal or interest are due on the Subordinated Debt; (c) change any event of default or add any covenant with respect to the Subordinated Debt or the Series A Preferred Stock; (d) change the payment provisions of the Subordinated Debt or the Series A Preferred Stock; (e) change the subordination provisions the Subordinated Debt Agreement; (f) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of such Indebtedness or the Series A Preferred Stock in a manner adverse to Borrower, any of its Subsidiaries, or Lender; (g) increase the outstanding principal amount of the Subordinated Debt in excess of that permitted under subsection 7.1 hereof, or
(h) require the cash payment of dividends on the Series A Preferred Stock or any mandatory redemption thereof.

7.8 TRANSACTIONS WITH AFFILIATES. Borrower will not, and will not permit any Loan Party to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale or exchange of property or the rendering of any service) with any Affiliate or with any officer, director or employee of any Loan Party, except for (a) transactions in the ordinary course of, and pursuant to the reasonable requirements of, Borrower's or a Subsidiary's business and upon fair and reasonable terms which are fully disclosed to Lender and which are no less favorable to Borrower or such Subsidiary than it would obtain in a comparable arm's length transaction with an unaffiliated Person; (b) the transactions set forth in the Goldwin Stock Purchase Agreement; (c) the issuance of Management Options; and (d) the payment of fees pursuant to the Subordinated Debt Agreement and the Preferred Stock Purchase Agreement to the extent permitted under subsection 7.5 hereof. The foregoing shall not prohibit the transactions contemplated by the Transaction Documents or Borrower's performance of the terms thereof so long as Borrower fully complies with all restrictions contained in any other covenant in this Agreement.

7.9 ENVIRONMENTAL LIABILITIES. Borrower will not, and will not permit any Loan Party to: (a) violate in any material respect any applicable Environmental Law;
(b) dispose of any Hazardous Materials (except in accordance with applicable law) into or onto or from, any real property owned, leased or operated by any Loan Party; or (c) permit any Lien imposed pursuant to any Environmental Law to be imposed or to remain on any real property owned, leased or operated by any Loan Party.

7.10 CONDUCT OF BUSINESS. From and after the Closing Date, Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than businesses of the type engaged in by Old TNF or TNF Scotland on the Closing Date.

7.11 COMPLIANCE WITH ERISA. Borrower will not, and will not permit any of its Subsidiaries to establish any new Employee Benefit Plan or amend any existing Employee Benefit Plan if the liability or increased liability resulting from such establishment or amendment is material. Neither Borrower nor any Subsidiary shall fail to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the IRC and all other applicable laws and the regulations and interpretations thereof.

7.12 TAX CONSOLIDATIONS. Borrower will not, and will not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person other than Borrower or any of its Subsidiaries.

7.13 SUBSIDIARIES. Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire any new Subsidiaries without Lender's prior written consent.

7.14 FISCAL YEAR. Neither Borrower nor any Subsidiary of Borrower shall change its Fiscal Year.

7.15 PRESS RELEASE; PUBLIC OFFERING MATERIALS. Borrower will not, and will not permit any Loan Party to, disclose the name of Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Loan Party without prior notice to Lender and Lender's approval of the terms of the disclosure concerning Lender, which approval will not be unreasonably withheld.

7.16 BANK ACCOUNTS. Borrower will not, and will not permit any of its Subsidiaries to, establish any new bank accounts, or amend or terminate any Lender Depository Account or lockbox agreement without Lender's prior written consent.

SECTION 8  DEFAULT, RIGHTS AND REMEDIES

8.1 EVENT OF DEFAULT. "Event of Default" shall mean the occurrence or existence of any one or more of the following:

     (A) PAYMENT. Failure to make payment of the principal of any of the Obligations when due (in installments, by mandatory prepayment, acceleration or otherwise) or failure to pay interest or any other amount due to Lender under the Loan Documents when due and such default is not remedied within five (5) days after such interest or other amount becomes due; or

     (B) DEFAULT IN OTHER AGREEMENTS. (1) Default of Borrower or any of its Subsidiaries in payment when due of any principal or interest on any Indebtedness or (2) breach or default of Borrower or any of its Subsidiaries with respect to any Indebtedness, if such failure to pay, breach or default entitles the holder to cause such Indebtedness having an individual principal amount in excess of $250,000 or having an aggregate principal amount in excess of $500,000 to become or be declared due prior to its stated maturity; or

     (C) BREACH OF CERTAIN PROVISIONS. Failure of Borrower to perform or comply with any term or condition contained in subsections 5.1, 5.3, 5.5, 5.6,
5.8 or contained in Section 6 or Section 7; or

     (D) BREACH OF WARRANTY. Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant or in connection with any Loan Document is false in any material respect on the date made; or

     (E) OTHER DEFAULTS UNDER LOAN DOCUMENTS. Borrower or any other Loan Party defaults in the performance of or compliance with any term contained in this Agreement or the other Loan Documents and such default is not remedied or waived within ten (10) days after receipt by Borrower of notice from Lender of such default (other than occurrences described in other provisions of this subsection
8.1 for which a different grace or cure period is specified or which constitute immediate Events of Default); or

     (F)  CHANGE IN CONTROL.  Any Change in Control occurs; or

     (G) INVOLUNTARY BANKRUPTCY: APPOINTMENT OF RECEIVER, ETC. (1) A court enters a decree or order for relief with respect to Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (2) the continuance of any of the following events for forty-five (45) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against Borrower or any of its Subsidiaries, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Borrower or any of its Subsidiaries, or over all or a substantial part of their respective property, is entered; or (c) an interim receiver, trustee or other custodian is appointed without the consent of Borrower or any of its Subsidiaries, for all or a substantial part of the property of Borrower or any such Subsidiary; or

     (H) VOLUNTARY BANKRUPTCY; Appointment of Receiver, etc. (1) An order for relief is entered with respect to Borrower or any of its Subsidiaries or Borrower or any of its Subsidiaries commences a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (2) Borrower or any of its Subsidiaries makes any assignment for the benefit of creditors; or (3) the board of directors of Borrower or any of its Subsidiaries adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this subsection 8.1(H); or

     (I) LIENS. Any lien, levy or assessment is filed or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the assets of Borrower or any of its Subsidiaries by the United States or any department or instrumentality thereof or by any state, county, municipality or other Governmental agency, domestic or foreign (other than Permitted Encumbrances) and such lien, levy or assessment is not stayed, vacated, paid or discharged within ten (10) days; or

     (J) JUDGMENT AND ATTACHMENTS. Any money judgment, writ or warrant of attachment, or similar process involving (1) an amount in any individual case in excess of $250,000 or (2) an amount in the aggregate at any time in excess of $500,000 (in either case not adequately covered by insurance, subject to the deductibles approved by Lender, as to which the insurance company has acknowledged coverage) is entered or filed against Borrower or any of its Subsidiaries or any of their respective assets or any Collateral and remains undischarged, unvacated, unbonded or unstayed for a period of forty-five (45) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

     (K) DISSOLUTION. Any order, judgment or decree is entered against Borrower or any of its Subsidiaries decreeing tile dissolution or split up of Borrower or that Subsidiary and such order remains undischarged or unstayed for a period in excess of twenty (20) days; or

     (L) INJUNCTION. Borrower or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than thirty (30) days; or

     (M) INVALIDITY OF LOAN DOCUMENTS. Any of the Loan Documents for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Loan Party or Shareholder denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

     (N) FAILURE OF SECURITY. Lender does not have or ceases to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances), in each case, for any reason other than the failure of Lender to take any action within its control; or

     (0) DAMAGE, STRIKE, CASUALTY. Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days beyond the coverage period of any applicable business interruption insurance as to which Borrower has received payments, the cessation or substantial curtailment of revenue producing activities at any facility of Borrower or any of its Subsidiaries if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

     (P) LICENSES AND PERMITS. The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could have a Material Adverse Effect.

8.2 SUSPENSION OF COMMITMENTS. Upon the occurrence of any Default or Event of Default, notwithstanding any grace period or right to cure, Lender, without notice or demand, may immediately cease making additional Loans and the Commitments shall be suspended; PROVIDED that, in the case of a Default, if the subject condition or event is waived, cured or removed within any applicable grace or cure period, the Commitments shall be reinstated.

8.3 ACCELERATION. Upon the occurrence of any Event of Default described in the foregoing subsections 8.1(G) or 8.1(H), all Obligations shall automatically and immediately be immediately due and payable, without presentment, demand protest or other requirements of any kind, all of which are hereby expressly waived by Borrower, and the Commitments shall thereupon terminate. Upon the occurrence and during the continuance of any other Event of Default, Lender may, by written notice to Borrower, (a) declare all or any portion of the Obligations to be, and the same shall forthwith become, immediately due and payable and the Commitments shall thereupon terminate and
(b) demand that Borrower immediately deposit with Lender an amount equal to the Lender Guaranty Liability to enable Lender to make payments under the Lender Letters of Credit and Lender Guaranties when required and such amount shall become immediately due and payable.

8.4 REMEDIES. If any Event of Default shall have occurred and be continuing, Lender may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or in any other Loan Documents or otherwise available to Lender, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral) and may also (a) notify any or all obligors on the Accounts to make all payments directly to Lender; (b) require Borrower and any other Loan Party to, and Borrower hereby agrees that it will, at its expense and upon request of Lender forthwith, assemble all or part of the Collateral as directed by Lender and make it available to Lender at a place to be designated by Lender which is reasonably convenient to both parties; (c) withdraw all cash in the Blocked Accounts and apply such monies in payment of the Obligations in the manner provided in subsection 8.7; (d) without notice or demand or legal process, enter upon any premises of Borrower and any other Loan Party and take possession of the Collateral; and (e) without notice except as specified below, sell the Collateral or any part thereof in, n one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of Lender. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Borrower shall remain liable for any deficiency. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Lender shall not be required to proceed against any Collateral but may proceed against Borrower directly. To the extent permitted by law, Borrower hereby specifically waives all rights of redemption stay or appraisal which it has or may have under any law now existing or hereafter enacted.

8.5 APPOINTMENT OF ATTORNEY-IN-FACT. Borrower hereby constitutes and appoints Lender as Borrower's attorney-in-fact with full authority in the place and stead of Borrower and in the name of Borrower, Lender or otherwise, from time to time in Lender's discretion to take any action and to execute any instrument that Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including: (a) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral; (b) to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any customer or obligor thereunder or allow any credit or discount thereon: (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above; (d) to file any claims or take any action or institute any proceedings that Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Lender with respect to any of the Collateral, and (e) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral. The appointment of Lender as Borrower's attorney and Lender's rights and powers are coupled with an interest and are irrevocable until payment in full and complete performance of all of the Obligations.

8.6 LIMITATION ON DUTY OF LENDER WITH RESPECT TO COLLATERAL. Beyond the safe custody thereof, Lender shall have no duty, with respect to any Collateral in its possession or control (or in the possession or control of any agent or bailee of Lender) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own property. Lender shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Lender in good faith.

8.7 APPLICATION OF PROCEEDS. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: FIRST, to all fees, costs and expenses incurred by Lender with respect to this Agreement, the other Loan Documents or the Collateral; SECOND, to all fees due and owing to Lender; THIRD, to accrued and unpaid interest on the Obligations; FOURTH, to the principal amounts of the Obligations outstanding in such order as Lender may determine in its sole discretion: and FIFTH, to any other indebtedness or obligations of Borrower owing to Lender.

8.8 WAIVERS. Non-Exclusive Remedies. No failure on the part of Lender to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise by Lender of any right under this Agreement or any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other remedies provided by law.

SECTION 9  MISCELLANEOUS

9.1 ASSIGNMENTS AND PARTICIPATIONS. Lender may assign its rights and delegate its obligations under this Agreement and further may assign, or sell participations in, all or any part of the Loans, the Commitments or any other interest herein or in the Term Note to an Affiliate or to another Person; PROVIDED, HOWEVER, that if any such assignment would result in Lender's failure to maintain at least fifty percent (50%) of the Commitments, such assignment shall be subject to Borrower's prior written consent, which shall not be unreasonably withheld or delayed if Lender will, after giving effect to such assignment, continue to have the largest Commitment of all lenders. Failure of Borrower to object to an assignment within five Business Days shall be deemed to be a consent. In the case of an assigrument authorized under this subsection
9.1 the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. Lender shall be relieved of its obligations hereunder with respect to the Commitments or such assigned portion thereof. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". In order to facilitate the sale, assignment or transfer of all or part of the Loans or the Commitments, all or any portion of the Loans may, in the sole discretion of Lender and without any consent of Borrower, be subordinated as to right of payment, and any Liens or any Collateral may be subordinated, upon terms satisfactory to Lender and such assignee. Lender may furnish any information concerning Old TNF, Borrower and its Subsidiaries in its possession from time to time to assignees and participants (including prospective assignees and participants) to any institutional Tender and may furnish such information to other lenders upon taking reasonable steps to assure the confidentiality thereof

9.2 SETOFF. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, Lender and each holder of the Term Note and each participant is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice beino hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower or any of its Subsidiaries (regardless of whether such balances are then due to Borrower or any of its Subsidiaries) and any other property at any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower against and on account of any of the Obligations then outstanding; provided, that no participant shall exercise such right without the prior written consent of Lender.

     Borrower hereby agrees, to the fullest extent permitted by law, that any Lender or assignee or participant may exercise its right of setoff with respect to amounts in excess of its pro rata share of the Obligations (or, in the case of a participant, in excess of its pro rata participation interest in the Obligations) and that such Lender or assignee or participant, as the case may be, shall be deemed to have purchased for cash in the amount of such excess, participations in each other Lender's or assignee's share of the Obligations.

9.3 EXPENSES AND ATTORNEYS' FEES. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to promptly pay all fees, costs and expenses incurred by Lender in connection with any matters contemplated by or arising out of this Agreement or any other Loan Document including the following, and all such fees, costs and expenses shall be part of the Obligations, payable on demand and secured by the Collateral: (a) fees, costs and expenses (including attorneys' fees, allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by Lender) incurred in connection with the examination, review, due diligence investigation, documentation and closing of the financing, arrangements evidenced by the Loan Documents; (b) fee, costs and expenses (including attorneys fees', allocated costs of internal counsel and fees of environmental consultants, accountants and other professionals retained by Lender) incurred in connection with the review, negotiation, preparation, documentation, execution and administration of the Loan Documents, the Loans, and any amendments, waivers, consents, forbearances and other modifications relating thereto or any subordination or intercreditor agreements; (c) fees, costs and expenses incurred in creating, perfecting and maintaining perfection of Liens in favor of Lender; (d) fees, costs and expenses incurred in connection with forwarding to Borrower the proceeds of Loans including Lender's standard wire transfer fee; (e) fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by Lender in establishing, maintaining and handling lock box accounts, Blocked Accounts or other accounts for collection of the Collateral; (f) fees, costs, expenses (including attorneys' fees and allocated costs of internal counsel) and costs of settlement incurred in collecting upon or enforcing rights against the Collateral or incurred in any action to enforce this Agreement or other Loan Document or to collect any payments due from Borrower or any other Loan Party under this Agreement or any other Loan Document or incurred in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement, whether in the nature of a "workout" or in connection with any insolvency or bankruptcy proceedings or otherwise.

9.4 INDEMMITY. In addition to the payment of expenses pursuant to subsection 9.3, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold Lender and any holder of the Term Note or other assignee under section 9.1. and the officers, directors, employees, agents, affiliates and attorneys of Lender and such holders or assignees (collectively called the "Indemnitees") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of this Agreement or any other Loan Document, the consummation of the transactions contemplated by this Agreement, the statements contained in the commitment letters, if any, delivered by Lender, Lender's agreement to make the Loans hereunder, the use or intended use of the proceeds of any of the Loans or the exercise of any right or remedy hereunder or under any other Loan Document (the "Indemnified Liabilities"); PROVIDED that Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of that Indemmitee as determined by a court of competent jurisdiction.

9.5 AMENDMENTS AND WAIVERS. This Agreement together with the other Loan Documents constitutes the entire agreement between Lender and Borrower, and no amendment, modification, termination or waiver of any provision of this Agreement or of any other Loan Document, or consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender and Borrower. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given.

9.6 NOTICES. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or United States mail and shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (New York time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two days after delivery to such courier properly addressed; or (d) if by U.S. Mail, four Business Days after depositing in the United States mail, with postage prepaid and properly addressed.

          If to Borrower:          THE NORTH FACE, INC.
                                   999 Harrison Street
                                   Berkeley, California 94710
                                   Attention: President
                                   Telecopy No.: (510) 525-3346

          With a copy to:          Crosby, Heafey, Roach & May
                                   1999 Harrison Street
                                   Oakland, California 94612-3573
                                   Attention: Philip L. Bush
                                   Telecopy No.: (510) 273-8832


          If to Lender:            HELLER FINANCIAL, INC.
                                   101 Park Avenue
                                   New York, New York 10178
                                   Attention: Portfolio Manager
                                   Telecopy No.: (212) 880-2060

          With a copy to:          HELLER FINANCIAL, INC.
                                   101 Park Avenue
                                   New York, New York 10178
                                   Attn: Legal Department
                                   Telecopy No.: (212) 880-7158

or to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this subsection 9.6.

9.7 SURVIVAL OF WARRANTIES AND CERTAIN AEREEMENTS. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.
Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrower set forth in subsections 9.3 and 9.4 shall survive the payment of the Loans and the termination of this Agreement.

9.8 INDULGENCE NOT WAIVER. No failure or delay on the part of Lender or any holder of the Term Note in the exercise of any power, right or privilege hereunder or under the Term Note shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

9.9 MARSHALING; PAYMENTS SET ASIDE. Lender shall not be under any obligation to marshal any assets in favor of any Loan Party or any Shareholder or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party or any Shareholder makes a payment or payments to Lender or Lender enforces its security interests or exercise its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

9.10 ENTIRE AGREEMENT. This Agreement, the Term Note, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior contemporaneous, or subsequent oral agreements or discussions of the parties hereto or their agents or attorneys. There are no oral agreements among the parties hereto.

9.11 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.


9.12 SEVERABILITY. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement or the other Loan Documents shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or the other Loan Documents or of such provision or obligation in any other jurisdiction.

9.13 HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.14 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

9.15 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that Borrower may not assign its rights or obligations hereunder without the written consent of Lender.

9.16 NO FIDUCIARY RELATIONSHIP; LIMITATION OF LIABILITIES.

     (A) No provision in this Agreement or in any other Loan Document and no course of dealing between the parties shall be deemed to create any fiduciary duty by Lender to Borrower.

     (B) Neither Lender, nor any affiliate, officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Borrower in connection with, arising out of, or in any way related to, this Agreement or any other Loan Document, or any of the transactions contemplated by this Agreement or any other Loan Document. Borrower hereby waives, releases, and agrees not to sue Lender or any of Lender's affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any other Loan Document, or any of the transactions contemplated by this Agreement or any of the transactions contemplated hereby.

9.17 CONSENT TO JURISDICTION. BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TERM NOTE OR ANY OTHER LOAN DOCUMENT SHALL BE LITIGATED IN SUCH COURTS. BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT, THE TERM NOTE, ANY OTHER LOAN DOCUMENT OR THE OBLIGATIONS.

9.18 WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE TERM NOTE OR ANY OTHER LOAN DOCUMENT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT, THE TERM NOTE AND THE OTHER LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO

RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

9.19 CONSTRUCTION. Borrower and Lender each acknowledge that it has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its own legal counsel and that this Agreement and the other Loan Documents shall be construed without regard to which party may be deemed to have drafted the same or any provision thereof.

9.20 COUNTERPARTS; EFFECTIVENESS. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and acceptance of the Borrower's counterpart by Lender at its office in New York.

9.21 NO DUTY. All attorneys, accountants, appraisers, and other professional Persons and consultants respectively retained by Lender, Borrower and Borrower's Affiliates shall have the right to act exclusively in the interest of the party retaining then and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to any other party; PROVIDED that this Section 9.21 shall not be deemed to reduce the legal or contractual duty of any Person providing reports, opinions, financial statements, audit reports or other documents to any Person.








                     [remainder of page intentionally blank]

     Witness the due execution of this Loan and Security Agreement by the respective duly authorized officers of the undersigned as of the date first written above.

HELLER FINANCIAL, INC.                  TNF HOLDINGS COMPANY INC.

By: /s/ Jason D. Drattell               By: /s/ Marsden S. Cason
   ---------------------------              ---------------------------

Name: Jason D. Drattell                 Name: Marsden S. Cason

Title: Vice President                   Title: President

                       FIRST AMENDMENT TO AMENDED AND RESTATED
                             LOAN AND SECURITY AGREEMENT


    This FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "First Amendment") is entered into as of this 4th day of May, 1995 between THE NORTH FACE, INC., a Delaware corporation ("Borrower"), and HELLER FINANCIAL, INC., a Delaware corporation, as a lender and as agent (in such capacity, "Agent") for the financial institutions from time to time parties to that certain Amended and Restated Loan and Security Agreement dated as of March 1, 1995 (the "Loan Agreement").

         WHEREAS, the parties hereto desire to amend the provisions of the Loan Agreement providing for the number of Lenders required to give certain consents and approvals;

         NOW, THEREFORE, in consideration of the above recitals, the agreements, covenants and provisions contained in the Loan Documents, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

    1. AMENDMENT OF SUBSECTION 1.1. The definition of "Requisite Lenders" is amended to read in its entirety as follows:

                   "Requisite Lenders" means (a) Lenders having (i) fifty-one percent (51%) or more of the Total Loan Commitments, or (ii) if the Term Loan Commitments have been terminated, fifty-one percent (51%) or more of the sum of the Revolving Loan Commitments and the aggregate outstanding principal amount of the Term Loans, if any, or (iii) if all Commitments have been terminated, fifty-one percent (51%) or more of the aggregate outstanding principal amount of the Revolving Loan and the Term Loan, and
    (b) at any time that there are three or more Lenders, at least two Lenders.

    2. EFFECT OF THIS FIRST AMENDMENT. Whenever the term "Requisite Lenders" is used in the Loan Agreement or any other Loan Document, it shall have the meaning set forth above, and all references to the Loan Agreement shall mean the Loan Agreement as amended hereby. Except as expressly amended hereby, the Loan Agreement and each of the other Loan Documents shall remain in full force and effect, and are hereby ratified and confirmed.

              IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer as of the date first above written.


HELLER FINANCIAL, INC., as             THE NORTH FACE, INC.
Agent and as a Lender

By /s/                                 By /s/William A. McFarlane
  --------------------------             --------------------------
Name                                   Name
    ------------------------               ------------------------
Title Vice President                   Title
    -----------------------                 -----------------------

                       SECOND AMENDMENT TO AMENDED AND RESTATED
                             LOAN AND SECURITY AGREEMENT


    This SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Second Amendment") is entered into on this ___ day of August, 1995 between THE NORTH FACE, INC., a Delaware corporation, as Borrower, HELLER FINANCIAL, INC., a Delaware corporation, IBJ SCHRODER BANK & TRUST COMPANY, a New York bank, and BANK OF AMERICA ILLINOIS, a Illinois corporation, as Lenders under that certain Amended and Restated Loan and Security Agreement dated as of March 1, 1995, as amended (the "Loan Agreement"). All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

    WHEREAS, the Borrower has requested that the Lenders make a Special Term Loan to Borrower in the aggregate principal amount of $1,000,000; and

    WHEREAS, the Borrower has requested Lenders permission to make a Restricted Junior Payment; and

    WHEREAS, Lenders are willing to accede to Borrower's request;

    NOW, THEREFORE, in consideration of the above recitals, the agreements, covenants and provisions contained in the Loan Documents, and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Subsection 1.1 of the Agreement is amended as follows:

            A. The following definitions shall be inserted in their correct alphabetical order:

               (i) "Special Term Loan" means all advances made by Lenders pursuant to subsection 2.1(I).

              (ii) "Special Term Loan Commitment" means: (a) as to any Lender, the commitment of such Lender to make the Special Term Loan as set forth on the signature pages of this Second Amendment opposite each Lender's signature or in the most recent Lender Addition Agreement, if any, if executed by each Lender; and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Special Term Loan.

             (iii) "Special Term Note" means each Promissory Note issued by Borrower pursuant to subsection 2.1(F); and

            B. The below listed definitions shall be amended to read as follows:

              (i) "Note" and "Notes" means one or more of the Term Notes, Revolving Notes or Special Term Notes or a combination thereof;

              (ii) "Loan" or "Loans" means an advance or advances under the Term Loan Commitment, the Special Term Loan Commitment or the Revolving Loan Commitment (including a Seasonal Overadvance), including all loans under the existing Loan Agreement outstanding on the Closing Date;

             (iii) "Prime Rate Margin" means (i) with respect to Revolving Loans, including any Seasonal Overadvances, one percent (1%); (ii) with respect to Term Loans, one and one-quarter percent (1 1/4%); and (iii) with respect to Special Term Loan, two percent (2%); provided, however, the Prime Rate Margin for Revolving Loans and Term Loans may subject to reductions from time to time in accordance with subsection 2.2(A).

         2. Subsection 2.1 of the Loan Agreement shall be amended by adding thereto a subsection "I" which shall read as follows:

            "I. SPECIAL TERM LOAN. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of Borrower herein set forth, each Lender, severally, agrees to lend to Borrower on August 18, 1995 its Pro Rata Share of the Special Term Loan which is in the aggregate amount of $1,000,000. The Special Term Loan shall be funded in one drawing. Amounts borrowed under this subsection 2.1(I) and repaid may not be reborrowed. Borrower shall repay this Special Term Loan in full on or prior to December 29, 1995.

         3. Subsection 2.1(B)(1)(a) shall be amended to read as follows:

            "(a) the Revolving Loan Commitment minus (i) the Risk Participation Reserve and (ii) the outstanding balance due on the Special Term Loan"

         4. Subsection 2.1(F) of the Loan Agreement is amended by deleting the period at the end of the first sentence and adding the following:

            "and (3) a Special Term Note to evidence the Special Term Loan, such Special Term Note to be in the principal amount of the Special Term Loan Commitment of such Lender and with other appropriate insertions."

         5. Subsection 2.2(A) of the Loan Agreement shall be amended by inserting the following as the penultimate paragraph thereof:

            "Notwithstanding anything to the contrary contained above, the Special Term Loan shall be a Prime Rate Loan only (i.e. no Libor Rate option) and shall not be subject to the interest rate reduction provision set forth above."

         6. The penultimate sentence of subsection 2.3(D) shall be amended by deleting the period at the end thereof and adding the following:

            "or (z) if the Special Term Loan is prepaid in whole or in part."

         7. The first sentence of subsection 2.4(C) shall be amended to read as follows:

     "Borrower may, at any time and upon not less than three (3) Business
Days prior notice to Agent and payment of any fees due under subsection 2.3(D), prepay the Term Loan in whole or in part and/or the Special Term Loan in whole or in part, and upon like notice may terminate the Revolving Loan Commitment, provided, however, the Revolving Loan Commitment may not be terminated by Borrower until the Term Loan, the Special Term Loan and any Seasonal Overadvance and all Revolving Loans are paid in full."

         8. Subsection 7.5 shall be amended by replacing the period at the end thereof with a semicolon and adding the following immediately thereafter:

            "and (h) Borrower may make a payment of up to $1,000,000 under a
Confidential Settlement Agreement and Mutual Release dated August   , 1995,
entered into among Chemical Bank, as Agent for Itself, The First National Bank of Boston, and The Hongkong and Shanghai Banking Corporation Limited, The First National Bank of Boston, The Hongkong and Shanghai Banking Corporation Limited, Marsden S. Cason, William McFarlane, The North Face, Inc. and J.H. Whitney & Co."

    In consideration of the foregoing amendments, Borrower shall pay to Agent, on behalf of Lenders, an Amendment Fee in the amount of $20,000.

    Except as explicitly amended hereby, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed.

    This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Second Amendment shall become effective upon the execution of a counterpart hereof by each of the parties hereto and acceptance of Borrower's counterpart by Agent at its office in New York and the receipt by Agent of the Amendment Fee.

    IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by duly authorized officers as of the date first above written.


THE NORTH FACE, INC.                   IBJ SCHRODER BANK
                                            & TRUST COMPANY

By: /s/ Marsden S. Cason               By: /s/ Peter W. Thompson
   -------------------------              -------------------------
Name: Marsden S. Cason                 Name: Peter W. Thompson
    -----------------------                 -----------------------
Title:                                 Title: V.P.
     ----------------------                  ----------------------
                                       Special Term Loan Commitment $200,000
                                                                    --------

HELLER FINANCIAL, INC.                 BANK OF AMERICA ILLINOIS

By: /s/ Albert J. Forzano              By: /s/ Scott Peters
   -------------------------              -------------------------
Name: Albert J. Forzano                Name: Scott Peters
    -----------------------                 -----------------------
Title: Vice President                  Title: V.P.
     ----------------------                  ----------------------
Special Term Loan Commitment $600,000  Special Term Loan Commitment $200,000
                             --------                               --------

CONSENTED TO:

WHITNEY SUBORDINATED
 DEBT FUND, L.P.

By: /s/ Ray E Newton, III
   -------------------------
Name: Ray E. Newton, III
    -----------------------
Title:
     ----------------------

                       THIRD AMENDMENT TO AMENDED AND RESTATED
                             LOAN AND SECURITY AGREEMENT


          This THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is dated as of March 27, 1996 and entered into by and among THE NORTH FACE, INC. (formerly known as TNF Holdings Company, Inc.) ("Borrower"), the financial institutions set forth on the signature pages to this Amendment (the "Lenders") and HELLER FINANCIAL, INC., as Agent for the Lenders ("Agent").

          WHEREAS, Borrower, Lenders and Agent have entered into that certain Amended and Restated Loan and Security Agreement dated as of March 1, 1995, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement and that certain Second Amendment to Amended and Restated Loan and Security Agreement (collectively, the "Existing Loan Agreement");

          WHEREAS, Borrower, Lenders and Agent desire to amend the Existing Loan Agreement as provided herein;

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants in the Loan Documents and herein, Borrower, Lenders and Agent agree as follows:

          1. DEFINITIONS. All capitalized terms used herein without definition shall have the meanings given such terms in the Existing Loan Agreement.

          2.   AMENDMENTS TO THE EXISTING LOAN AGREEMENT.

          2.1 Subsection 1.1 of the Existing Loan Agreement is amended as follows:

               (a) The definitions of "Inventory Sublimit," "LIBOR Rate Margin," "Prime Rate Margin," "Revolving Loan Commitment" and "Term Loan Commitment" are deleted and replaced with the following:

          "Inventory Sublimit" means $20,000,000 in 1995, $30,000,000 in 1996,
$30,000,000 in 1997 and $35,000,000 thereafter.

          "LIBOR Rate Margin" means, with respect to Revolving Loans (other than any Tradename Advance), two and three-quarters percent (2.75%), and with respect to Term Loans and Tradename Advances, three percent (3%) subject to reduction from time to time in accordance with subsection 2.2(A).

          "Prime Rate Margin" means, with respect to Revolving Loans (other than any Tradename Advance), one percent (1.0%) and with respect to Term Loans and any

Tradename Advance, one and one quarter percent (1.25%), subject to reduction from time to time in accordance with subsection 2.2(A).

          "Revolving Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make Revolving Loans (including Tradename Advances) and to purchase risk participations in Lender Letters of Credit and Underlying L/C's pursuant to subsection 2. 1(G) as set forth on the signature page of the Third Amendment opposite such Lender's signature or in the most recent Lender Addition Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Loans and to purchase risk participations in Lender Letters of Credit and Underlying L/C's pursuant to subsection 2.1(G).

          "Term Loan Commitment" means (a) as to any Lender, the commitment of such Lender to make the Term Loan as set forth on the signature page of the Third Amendment opposite such Lender's signature or in the most recent Lender Addition Agreement, if any, executed by such Lender and (b) as to all Lenders, the aggregate commitment of all Lenders to make the Term Loan.

               (b) The definitions of "Seasonal Overadvance" and "Overadvance Period" are deleted in their entirety.

               (c) The following definitions are added in the appropriate alphabetical order:

          "Appraised Value of Borrower's Tradenames" means the value of Borrower's tradenames as determined by that certain appraisal by Curtis Financial Group, Inc., dated as of December 31, 1994, or as determined by any subsequent appraisal performed by a firm acceptable to Agent and Lenders and in scope and substance acceptable to Agent and Lenders.

          "Dilution Reserve" means a reserve established by Agent against Eligible Accounts equal to one and eight tenths percent (1.8%) of the aggregate amount of Eligible Accounts, as such amount may be increased or decreased by Agent based on examinations of Borrower's Accounts.

          "Third Amendment" means the Third Amendment to Amended and Restated Loan and Security Agreement dated as of March 27, 1996 among Borrower, Lenders and Agent.

          "Tradename Advance" means all advances made by Lenders pursuant to subsection 2.1(C).

          2.2 Subsection 2.1(A) of the Existing Loan Agreement is deleted in its entirety and replaced with the following:

               (a) TERM LOAN. Subject to the terms and conditions of this Agreement and in reliance upon the representations and Warranties of Borrower herein set forth, each Lender agrees, severally and not jointly, to make advances to Borrower from time to time until the first anniversary of the effective date of the Third Amendment equal to its Pro Rata Share of the Term Loan. The Term Loan Commitment is Seven Million Dollars ($7,000,000), and on or prior to the first anniversary of the effective date of the Third Amendment shall be reduced by the amount of each Scheduled Installment and any mandatory prepayment under subsection 2.4(B). The proceeds of the Term Loan shall be used solely for Capital Expenditures (including leasehold improvements). Each advance under the Term Loan shall be in a minimum principal amount of at least One Hundred Thousand Dollars ($100,000). Amounts borrowed under this subsection 2.1(A) and repaid may not be reborrowed. Borrower shall make principal repayments in the amounts of the applicable Scheduled Installments (or such lesser principal amount of the Term Loan as shall then be outstanding) on the dates and in the amounts set forth below. The entire outstanding principal balance of the Term Loan shall be due and payable on the Termination Date.

          "Scheduled Installment" means, for each date set forth below, the amount in Dollars set forth opposite such date; PROVIDED THAT if on or prior April 1, 1997 less than $7,000,000 of the Term Loan has been advanced, the subsequent installments shall be reduced ratably to amortize the outstanding Term Loan on the same ratable basis as set forth below:

               Date             Scheduled Installment
               ----             ---------------------

               4/1/96                        $312,500
               7/1/96                        $312,500
               10/1/96                       $312,500
               1/1/97                        $312,500
               4/1/97                        $458,333
               7/1/97                        $458,333
               10/1/97                       $458,333
               1/1/98                        $458,333
               4/1/98                        $458,333
               7/1/98                        $458,333
               10/1/98                       $458,333
               1/1/99                        $458,333
               4/1/99                        $520,833
               7/1/99                        $520,833
               10/1/99                       $520,833
               1/1/00                        $520,833

          2.3 The first paragraph of subsection 2.1(B) of the Existing Loan Agreement is amended to delete the second sentence and replace it with the following:

          "The Revolving Loan Commitment is Fifty-eight Million Dollars ($58,000,000)."

          2.4 Subsection 2.l(B)(2) of the Existing Loan Agreement is deleted in its entirety and replaced with the following:

          (a) "Borrowing Base" means, as of any date of determination, an amount equal to the sum of (a) eighty-five percent (85%) of Eligible Accounts; PLUS (b) the lesser of (i) fifty percent (50%) of Eligible Inventory (or 75% of Eligible Inventory from April 1 to August 31 of each year) and (ii) the Inventory Sublimit; PLUS (b) fifty percent (50%) of the sum of the face amount of (i) Risk Participation Agreements entered into with respect to documentary letters of credit to purchase Inventory or (ii) Lender Letters of Credit used to purchase Inventory (in each case net of provisions for duty and freight charges); PLUS (d) eighty-five percent (85%) of Eligible Canadian Accounts:
PROVIDED that the amounts available under this clause (d) shall not exceed the unpaid amount of the Intercompany Inventory Account LESS reserves for withholding taxes, if any, payable by TNF Canada with respect thereto and shall only be available until TNF Canada enters into a Permitted Canadian Financing; LESS (e) the Dilution Reserve; LESS (f) in each category, such other reserves as Agent in its sole, reasonable discretion elects to establish from time to time. For purposes of calculating the Borrowing Base, all Eligible Canadian Accounts and Eligible Inventory shall be denominated in Dollars, based on the most recently available conversion rate from Canadian dollars.

          2.5 Subsection 2.l(C) of the Existing Loan Agreement is deleted and replaced with the following:

               (C) TRADENAME ADVANCES. From April 1 to August 31 in 1996, 1997 and 1998 only, each Lender agrees, severally and not jointly, to make Revolving Loans to Borrower in excess of the Borrowing Base on the terms set forth in this subsection (each such advance, a "Tradename Advance"). Each Tradename Advance by a Lender shall be in an amount equal to its Pro Rata Share of the aggregate Tradename Advances to be made on any Funding Date. In no event may the aggregate outstanding Tradename Advances exceed the lesser of (i) ten percent (10%) of the Appraised Value of Borrower's Tradenames and (ii) $3,000,000 in 1996, $2,000,000 in 1997 and $1,000,000 in 1998, nor may be the
aggregate outstanding amount of Revolving Loans PLUS the outstanding amount of Tradename Advances PLUS the Risk Participation Reserve exceed the Revolving Loan Commitment. All Tradenames Advances shall be repaid no later than August 31 in the applicable year.

          2.6  Subsection 2.1(G)(1) is deleted and replaced by the following:

               (1) MAXIMUM AMOUNT. The aggregate amount of Risk Participation Liability with respect to all Lender Letters of Credit and Risk Participation Agreements outstanding at any time shall not exceed Ten Million Dollars ($10,000,000), subject to, and reduced by, any reductions in the Revolving Loan Commitment under subsection 2.4.

          2.7 The second sentence of subsection 2.1(E)(1) of the Existing Loan Agreement is deleted and replaced with the following:

               LIBOR Rate Loans made on any Funding Date shall be in an aggregate minimum amount of Five Hundred Thousand Dollars ($500,000) and integral multiples of ($100,000) in excess of such amount.

          2.8 Subsection 2.3(D) of the Existing Loan Agreement is deleted in its entirety.

          2.9 The last sentence of subsection 2.4(B)(1) is deleted and replaced with the following:

          Such prepayments shall be applied first to Revolving Loans other than Tradename Advances, and then to Tradename Advances.

          2.10 The third sentence of subsection 2.6 is deleted and replaced with the following:

          Except for payments on the Term Loan and mandatory prepayments, principal payments of the Loans shall be applied first to Revolving Loans other than Tradename Advances and then to Tradename Advances.

          2.11 All references in the Existing Loan Agreement to "Seasonal Overadvances" shall be amended to read "Tradename Advances".

          2.12 Exhibits F and H to the Existing Loan Agreement are deleted in the entirety and replaced by Exhibits F and H hereto.

          2.13 Schedules 4.7 and 4.20 of the Existing Loan Agreement are deleted and replaced by Schedules 4.7 and 4.20 attached hereto.

          2.12 The addresses for Borrower, Agent, Heller and Lenders are amended to read as follows:

          If to Borrower:               THE NORTH FACE, INC.
                                        2013 Farallon Drive
                                        San Leandro, California 94577
                                        Attention: Vice President-Finance
                                        Telecopy No.: (510) 618-3530

          With a copy to:               Crosby, Heafey, Roach & May
                                        1999 Harrison Street
                                        Oakland, California 94612-3573
                                        Attention: Philip L. Bush
                                        Telecopy No.: (510) 273-8832

          If to Agent:                  HELLER FINANCIAL, INC.
          or Heller                     500 West Monroe Street
                                        Chicago, Illinois 60661
                                        Attention:  Heller Business Credit
                                                      Portfolio Manager
                                        Telecopy No.: (312) 441-6969

          With a copy to:               HELLER FINANCIAL, INC.
                                        500 West Monroe Street
                                        Chicago, Illinois 60661
                                        Attention:  Heller Business Credit
                                                      Legal Department
                                        Telecopy No.: (312) 441-7652

          If to any Lender:             its address indicated on the
                                        signature page to the Third Amendment,
                                        in a Lender Addition Agreement or in a
                                        notice to Agent and Borrower

          3. CONSENT AND WAIVER. The Lenders hereby consent to Borrower's delivery of its audited financial statements for Fiscal Year 1995 on or prior to April 15, 1996, notwithstanding the requirements of subsections 5.1(C) of the Existing Loan Agreement, and waive any Default or Event of Default which is or would be caused by Borrower's failure to deliver those financial statements prior to April 15, 1996.

          4. CONDITIONS TO THE EFFECTIVENESS OF THIS AMENDMENT. Each of the following shall be conditions precedent to the effectiveness of this Amendment:

          4.1 Borrower shall have executed and delivered to Agent this Amendment and the Notes payable to the order of each Lender, and each Lender shall have executed and delivered (which may be by facsimile) to Agent a counterpart of this Agreement.

          4.2 After giving effect to this Amendment (a) no Default or Event of Default shall exist and (b) all of the representations and warranties contained in the Loan Documents shall be true, correct and complete in all material respects as if made on the date on which this Amendment becomes effective (except for any representation and warranty limited by its terms to a specific date), and Borrower shall have delivered to Lender a certificate to such effect.

          4.3 Borrower shall have obtained such consents and amendments to the Subordinated Debt Agreement and from the holders of its Preferred Stock as necessary or appropriate to permit the transactions contemplated by this Amendment, and all Obligations under the Existing Loan Agreement, as amended hereby, to be "Senior Indebtedness" under the Subordinated Debt Agreement, all in form and substance acceptable to Agent and Lenders.

          4.4 Borrower shall deliver to Agent a certificate of the Secretary or Assistant Secretary of Borrower, including an incumbency certificate, certifying to the charter documents and resolutions approving the transactions contemplated by this Amendment.

          4.5 After giving effect to all Loans to be made on the effective date of this Amendment, the Maximum Revolving Loan Amount shall exceed the principal balance of the

Revolving Loans plus the Letter of Credit Reserve by an amount acceptable to Agent and Lenders.

          4.6 No event shall have occurred since January 31, 1996 which has resulted in any Material Adverse Effect.

          4.7 Borrower shall have paid to Agent, for the benefit of the Lenders, a closing fee in the amount of $56,250, to be shared ratably on the basis of the increase in the Commitments of each Lender, and the fees set forth in the letter agreement between Agent and Borrower of even date herewith.

          4.8 The Agent shall have received an opinion of Borrower's counsel, addressed to Agent and Lenders, in form and substance satisfactory to Agent, Lenders and their counsel.

          5. EFFECT OF AMENDMENT. From and after the date on which this Amendment becomes effective, all references in the Loan Documents to the Loan Agreement shall mean the Existing Loan Agreement as amended hereby. Except as expressly amended or modified hereby, the Existing Loan Agreement and the other Loan Documents, and the security interests granted thereunder, shall remain in full force and effect and are hereby ratified and confirmed.

          6. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          7. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, delivery of such counterparts to Agent in accordance with subsection 4.1 above, and acceptance of the Borrower's counterpart by Agent and satisfaction or waiver of the conditions set forth in Section 3.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by a duly authorized officer as of the date first above written.

                                        THE NORTH FACE, INC.


                                        By: /s/ Marsden S. Cason
                                           --------------------------
                                        Name: Marsden S. Cason
                                             ------------------------
                                        Its:  CEO
                                            -------------------------


                                        HELLER FINANCIAL, INC.,
                                        as a Lender and as Agent


Revolving Loan
 Commitment: $26,769,231                By: /s/ Nancy Stafford
Term Loan                                  --------------------------
 Commitment: $3,230,769                 Name:
                                             ------------------------
                                        Its:
                                            -------------------------


                                        BANK OF AMERICA ILLINOIS

Revolving Loan
 Commitment: $17,846,154                By: /s/ Scott Peters
Term Loan                                  --------------------------
 Commitment: $2,153,846                 Name:
                                             ------------------------
                                        Its:
                                            -------------------------

                                        Address for Notices:

                                        Scott Peters
                                        BANK OF AMERICA ILLINOIS
                                        231 South LaSalle Street, 6th Floor
                                        Chicago, Illinois 60697

                                        IBJ SCHRODER BANK & TRUST COMPANY

Revolving Loan
 Commitment: $13,384,615                By: /s/ James Steffy
Term Loan                                  --------------------------
 Commitment: $1,615,385                 Name:
                                             ------------------------
                                        Its: Vice President
                                            -------------------------

                                        Address for Notices:

                                        Jim Steffy
                                        IBJ SCHRODER BANK & TRUST COMPANY
                                        1 State Street
                                        New York, New York 10004

                                      EXHIBIT F

                                 AMENDED AND RESTATED
                                  SECURED TERM NOTE





$                                                                 March 27, 1996
 -----------



          FOR VALUE RECEIVED, THE NORTH FACE, INC., a Delaware corporation ("Borrower"), promises to pay to the order of___________________________________
__________("Payee"), the principal amount equal to the lesser of (x)____________
__________________($__________), or (y) the amount advanced by Payee as its Term Loans under the Loan Agreement (as hereinafter defined), payable in Scheduled Installments pursuant to the Loan Agreement (as hereinafter defined)

          Borrower also promises to pay interest on the unpaid principal amount of this Amended and Restated Secured Term Note (this "Term Note") at the rates and at the times which shall be determined in accordance with the provisions of the Amended and Restated Loan and Security Agreement (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), dated as of March 1, 1995 among Borrower, certain financial institutions ("Lenders") and Heller Financial, Inc., as a Lender and as agent for Lenders (in such capacity "Agent"). Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

          This Term Note is subject to mandatory prepayment as provided in the Loan Agreement and prepayment at the option of Borrower as provided in the Loan Agreement.

          This Term Note is a "Term Note" as such term is defined and used in the Loan Agreement, is issued pursuant to the Loan Agreement and is entitled to the benefits of the Loan Agreement, reference to which is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby is made and is to be repaid, and the Collateral by which this Term Note is secured.

          All payments of principal and interest due in respect of this Term Note shall be made without defense, set off or counterclaim, in lawful money of the United States of America, and in same day funds and delivered to Agent by wire transfer to

Agent's account, ABA No. 071-0000-3 Account No. 52-98695 at First National Bank of Chicago, One First National Plaza, Chicago, IL 60670, Reference: "Heller Business Credit for the benefit of The North Face", or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Loan Agreement.

          THE LOAN AGREEMENT AND THIS TERM NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Term Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

          The terms of this Term Note are subject to amendment only in the manner provided in the Loan Agreement.

          No reference herein to the Loan Agreement and no provision of this Term Note or the Loan Agreement or the other Loan Documents shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of and interest on this Term Note at the place, at the respective times, and in the currency herein prescribed.

          Borrower promises to pay all fees, costs and expenses incurred in the collection and enforcement of this Term Note. Borrower and endorsers of this Term Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind (except such notices as may be expressly required under the Loan Agreement or the other Loan Documents) and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

          Whenever possible, each provision of this Term Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Term Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Term Note.

          This Term Note amends and restates the Secured Term Note dated May 4, 1995 issued by Borrower to Payee.

          IN WITNESS WHEREOF, Borrower has caused this Term Note to be executed and delivered by its duly authorized officer, as of the day and year first written above.

                                        THE NORTH FACE, INC.
                                        a Delaware corporation


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                      EXHIBIT H

                                 AMENDED AND RESTATED
                                SECURED REVOLVING NOTE






$_________                                                        March 27, 1996


          FOR VALUE RECEIVED, THE NORTH FACE, INC., a Delaware corporation ("Borrower"), promises to pay to the order of________________________("Payee"), the principal amount equal to the lesser of (x)_________________________________ ($_______), or (y) the amount advanced by Payee as its Revolving Loan under the Loan Agreement (as hereinafter defined), payable pursuant to the Loan Agreement (as hereinafter defined).

          Borrower also promises to pay interest on the unpaid principal amount of this Amended and Restated Secured Revolving Note (this "Revolving Note") at the rates and at the times which shall be determined in accordance with the provisions of the Amended and Restated Loan and Security Agreement (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), dated as of March 1, 1995 among Borrower, certain financial institutions ("Lenders') and Heller Financial, Inc., as a Lender and as agent for Lenders (in such capacity "Agent"). Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

          This Revolving Note is subject to mandatory prepayment as provided in the Loan Agreement and prepayment at the option of Borrower as provided in the Loan Agreement.

          This Revolving Note is a "Revolving Note" as such term is defined and used in the Loan Agreement, is issued pursuant to the Loan Agreement and is entitled to the benefits of the Loan Agreement, reference to which is hereby made for a more complete statement of the terms and conditions under which the Revolving Loan evidenced hereby is made and is to be repaid, and the Collateral by which this Revolving Note is secured.

          All payments of principal and interest due in respect of this Revolving Note shall be made without defense, set off or counterclaim, in lawful money of the United States of America, and in same day funds and delivered to Agent by wire transfer to Agent's account, ABA No. 071-0000-3 Account No. 52-98695 at First National Bank of Chicago, One First National Plaza, Chicago, IL 60670,
Reference: "Heller Business Credit for the benefit of The North Face", or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Loan Agreement.

          THE LOAN AGREEMENT AND THIS TERM NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

          Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Revolving Note may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

          The terms of this Revolving Note are subject to amendment only in the manner provided in the Loan Agreement.

          No reference herein to the Loan Agreement and no provision of this Revolving Note or the Loan Agreement or the other Loan Documents shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal of and interest on this Revolving Note at the place, at the respective times, and in the currency herein prescribed.

          Borrower promises to pay all fees, costs and expenses incurred in the collection and enforcement of this Revolving Note. Borrower and endorsers of this Revolving Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind (except such notices as may be expressly required under the Loan Agreement or the other Loan Documents) and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

          Whenever possible, each provision of this Revolving Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Revolving Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Revolving Note.

          This Revolving Note amends and restates in its entirety the Secured Revolving Note dated May 4, 1995 issued by Borrower to Payee.

          IN WITNESS WHEREOF, Borrower has caused this Revolving Note to be executed and delivered by its duly authorized officer, as of the day and year first written above.

                                        THE NORTH FACE, INC,
                                        a Delaware corporation


                                        By:
                                           -------------------------
                                        Name:
                                        Title:

                                     Schedule 4.7
                       Location of Principal Place of Business,
                           Books and Records and Collateral


PRINCIPAL PLACES OF BUSINESS:

US Headquarters:          The North Face, Inc.
                          2013 Farallon Drive
                          San Leandro, California 94577
                          Tel: (510) 618-3500
                          Fax: (510) 618-3530

Canada Headquarters:      The North Face Canada
                          294 Walker Drive, Units 10-13
                          Brampton, Ontario L6J 422
                          Tel: (905) 790-1300
                          Fax: (905) 790-3399

Europe Headquarters:      The North Face (Europe) Ltd.
                          P.O. Box 16
                          Industrial Estate
                          Port Glasgow
                          Scotland PA 14 5XL
                          United Kingdom
                          Tel: 011-44-1-475-741344
                          Fax: 011-44-1-475-744572

The North Face Europe Subsidiary: Wholly owned by The North Face (Europe) Ltd.
Note: This company was originally created to operate TNF Europe's military tent business. Black & Edgington exists name only and currently does not conduct any business.

                                        Black & Edgington (Export) Ltd.
                                        P.O. Box 16
                                        Industrial Estate
                                        Port Glasgow
                                        Scotland PA 14 5XL
                                        United Kingdom

                                COLLATERAL PROPERTIES:

Richmond Warehouse                      Palo Alto #003
211 West Cutting Blvd.                  217 Alma Street
Richmond, CA 94804                      Palo Alto, CA 94301

Post #001                               TNF-CANADA
180 Post Street                         (LA Face Nord)
San Francisco, CA 94108                 294 Walker Drive, Units 10-13
                                        Brampton, Ontario L6T 472
Seattle #004                            CANADA
1023 First Avenue
Seattle, WA 98104                       TNF - USA
                                        2013 Farallon Drive
Triangle Square #005                    San Leandro, CA 94577
1870-A Harbor Boulevard
Costa Mesa, CA 92627

Denver #006
2490 S. Colorado Boulevard
Denver, CO 80222

Boulder #007
629-K S. Broadway
Boulder, CO 80303

Oakbrook #008
416 Oakbrook Center
Oakbrook, IL 60521

Woodfield #009
Woodfield Shopping Center
Space J-304
Schaumberg, IL 60173

Downtown Chicago #010
875 North Michigan Avenue
Chicago, IL 60611

Berkeley F.O. #060
1238 Fifth Street
Berkeley, CA 94710

San Francisco, F.0. #063
1325 Howard Street
San Francisco, CA 94103

                                    Schedule 4.20

                                    Bank Accounts

                                 The North Face, Inc.
                               Summary of Bank Accounts
                                 Fed ID # 94-3204082


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
         Bank                             Type                      Number
         ----                             ----                      ------
- --------------------------------------------------------------------------------
THE NORTH FACE, INC.
- --------------------------------------------------------------------------------
Bank of America                    Lockbox                       14720 00543
- --------------------------------------------------------------------------------
                                   Disbursement                  14720 00500
- --------------------------------------------------------------------------------
                                   Payroll                       14720 00505
- --------------------------------------------------------------------------------
                                   Medical Claims                14720 00548
- --------------------------------------------------------------------------------
                                   Bankcard Clearing             14720 00562
- --------------------------------------------------------------------------------
                                   Retail Depository             14720 00524
- --------------------------------------------------------------------------------
                                   Accounts Payable              7313400268
- --------------------------------------------------------------------------------
Seafirst                           Retail Depository             67655902
- --------------------------------------------------------------------------------
Bank One - Denver                  Retail Depository             1200395115
- --------------------------------------------------------------------------------
Bank One - Boulder                 Retail Depository             1100045101
- --------------------------------------------------------------------------------
First Cook Community               Retail Depository             193011344
- --------------------------------------------------------------------------------
NBD Bank of Illinois               Retail Depository             375001245048
- --------------------------------------------------------------------------------
First Chicago                      Retail Depository             1115000615515
- --------------------------------------------------------------------------------
Wells Fargo Bank                   Bankcard Clearing             4103-131454
- --------------------------------------------------------------------------------
THE NORTH FACE (CANADA), INC.
- --------------------------------------------------------------------------------
Toronto Dominion                   Operating                     12840700007
- --------------------------------------------------------------------------------
                                   Lockbox                       12840700082
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

               FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement ("Amendment") is dated May 8, 1996, and entered into by and among THE NORTH FACE, INC. (formerly known as TNF Holdings Company, Inc.)("Borrower"), the financial institutions set forth on the signature pages to this Amendment (the "Lenders") and HELLER FINANCIAL, INC., as Agent for the Lenders ("Agent").


   WHEREAS, Borrower, Lenders and Agent have entered into a Loan and Security Agreement (the "Agreement") dated March 1, 1995, as amended; and

   WHEREAS, Borrower has requested a reduction in the Minimum EBITDA requirements for the rolling four (4) quarter period ended June 30, 1996; and

   WHEREAS, Borrower has requested a change in the time period for delivery of Monthly Financials to thirty (30) days after the end of each month; and

   WHEREAS, Lenders have agreed to said reduction in the Minimum EBITDA requirement and the change in reporting requirements, subject to the terms and conditions set forth herein;

   NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:


                           ARTICLE I. DEFINITIONS

   Section 1.01. DEFINITIONS. Capitalized terms used in this Amendment to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.


                           ARTICLE II. AMENDMENTS

   Section 2.01. AMENDMENT TO SUBSECTION 5.1(A) "MONTHLY FINANCIALS". Subsection 5.1(A) shall be, and the same is hereby amended by deleting the words and number "twenty-five (25) days" appearing in lines 1 and 2 of said subsection and substituting therefor the words and number "thirty (30) days".

   Section 2.02. AMENDMENT TO SUBSECTION 6.2 "MINIMUM EBITDA". Subsection 6.2 shall be, and the same is hereby deleted in its entirety and the following substituted therefor:

   MINIMUM EBITDA. Minimum EBITDA at the end of each fiscal quarter set forth below for the rolling four (4) quarter period ((or such lesser period as may equal the number of fiscal quarters elapsed since June 30, 1994 (not including the quarter ended June 30, 1994)) ending on the last day of each fiscal quarter set forth below shall not be less than the amount set forth below opposite such date:

           Fiscal Quarter                          Amount
           --------------                          ------

           9/30/94                                 $ 4,500,000
           12/31/94                                $ 6,750,000
           3/31/95                                 $ 8,500,000
           6/30/95                                 $ 7,100,000
           9/30/95                                 $ 8,250,000
           12/31/95                                $ 9,500,000
           3/31/96                                 $10,000,000
           6/30/96                                 $ 8,000,000
           9/30/96                                 $10,400,000
           12/31/96                                $10,700,000
           3/31/97 and thereafter                  $11,000,000

   and in each Fiscal Year, minimum EBITDA for the fiscal quarter ending September 30 shall not be less than $6,000,000.


                           ARTICLE III. MISCELLANEOUS

    Section 3.01. CONDITIONS. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (unless specifically waived in writing by Agent):

(a) there shall have occurred no material adverse change in the business, operations, financial conditions, profits or prospects, or in the Collateral or the Borrower;

(b) Borrower shall have executed and delivered such other documents and instruments as Agent may require; and

(c) all corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.

   Section 3.02 RATIFICATION. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement, are ratified and confirmed and shall continue in full force and effect.

   Section 3.03 CORPORATE ACTION. The execution, delivery and performance of this Amendment have been authorized by all requisite corporate action on the part of Borrower and will not violate the Articles of Incorporation or Bylaws of Borrower.

   Section 3.04 SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

   Section 3.05 SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of Agent and Borrower and their respective successors and assigns.

   Section 3.06 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

   IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.


                                       THE NORTH FACE, INC.


                                       By: /s/ Roxanna Prahser
                                          --------------------------------
                                       Title: Chief Financial Officer
                                             -----------------------------


                                       HELLER FINANCIAL, INC.
                                       as a Lender and as Agent


                                       By: /s/ Douglas E. Zweiner
                                          --------------------------------
                                       Title: Vice President
                                             -----------------------------

                                       BANK OF AMERICA ILLINOIS,
                                       as a Lender


                                       By: /s/ Scott Peters
                                          --------------------------------
                                       Title: Vice President
                                             -----------------------------


                                       IBJ SCHRODER BANK & TRUST COMPANY,
                                       as a Lender


                                       By:  /s/ James M. Steffy
                                          --------------------------------
                                       Title: Vice President
                                             -----------------------------